Filed pursuant to Rule 424(B)(2)

File No. 333-278194

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 10, 2024)

NXG NextGen Infrastructure Income Fund

Up to 200,000 Common Shares

Investment Objective. NXG NextGen Infrastructure Income Fund (the “Fund”) is a non-diversified, closed-end management investment company. The Fund’s investment objective is to obtain a high total return with an emphasis on current income. There can be no assurance that the Fund will achieve its investment objective.

The Offering. The Fund has entered into a Distribution Agreement, dated January 27, 2025 (the “Distribution Agreement”), with Foreside Fund Services, LLC (the “Distributor”), pursuant to which the Fund may offer and sell up to 200,000 common shares of beneficial interest of the Fund, par value $0.001 per share (“Common Shares”), from time to time, through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The minimum price on any day at which Common Shares may be sold will not be less than the then current net asset value (“NAV”) per Common Share plus the per Common Share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a Sub-Placement Agent Agreement, dated January 27, 2025 (the “Sub-Placement Agent Agreement”), with UBS Securities LLC (the “Sub-Placement Agent”) relating to the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares. The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross proceeds of the sale of the Common Shares sold by the Sub-Placement Agent.

NYSE Listing. The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “NXG.” As of January 17, 2025, the NAV of the Fund’s Common Shares was $50.47 per Common Share, and the last reported sale price for the Fund’s Common Shares on the NYSE was $50.01 per Common Share, representing a discount to NAV of 0.91%. The minimum price on any day at which Common Shares may be sold will not be less than the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor.

Investing in the Fund’s Common Shares involves certain risks, including the possible loss of the entire principal amount that you invest. The Fund utilizes leverage, which is subject to numerous risks. See “Risks” on page S-9 of this Prospectus Supplement and on page 39 of the accompanying Prospectus and “Additional Information (Unaudited)—Risks” in the Fund’s most recent Annual Report on Form N-CSR and in any of the Fund’s other filings with the Securities and Exchange Commission (“SEC”) incorporated herein by reference. You should carefully consider these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase the Fund’s Common Shares.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement and the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus Supplement is dated January 27, 2025.

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Investment Strategy. The Fund pursues its investment objective by investing, under normal market conditions, at least 80% of its net assets, plus any borrowings for investment purposes, in a portfolio of equity and debt securities of infrastructure companies, including energy infrastructure companies, industrial infrastructure companies, sustainable infrastructure companies and technology and communication infrastructure companies.

The infrastructure investment landscape is rapidly evolving due to technological advancement. While some energy and industrial infrastructure companies (sometimes referred to as “traditional” infrastructure companies) are now in their maturity phase, many traditional infrastructure companies have become leaders in implementing technological innovations. The Fund’s next generation focus within the infrastructure investment landscape consists of these innovative infrastructure companies along with sustainable infrastructure companies and technology and communication infrastructure companies. Similar to traditional infrastructure assets, which provide the underlying foundation of basic services, facilities and institutions and are often said to form the “backbone” of the economy, technology and communication infrastructure assets provide the underlying foundation of the data that drives the modern knowledge economy.

The Fund invests no more than 25% of its Managed Assets in securities of energy master limited partnerships (“MLPs”) that are “qualified publicly traded partnerships” under the Internal Revenue Code of 1986, as amended (the “Code”).

The Fund may invest in below investment grade debt securities. A debt security is considered below investment grade if it is rated below Baa3- by Moody’s or below BBB- by S&P or Fitch or a comparable rating by another rating agency. Below investment grade debt securities are often referred to as “high yield” securities or “junk bonds.” Below investment grade debt securities are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal.

Investment Adviser. The Fund is managed by Cushing® Asset Management, LP d/b/a NXG Investment Management (the “Investment Adviser”).

You should read this Prospectus Supplement and the accompanying Prospectus, and the documents incorporated herein or therein by reference, which contain important information about the Fund that you should know before deciding whether to invest, and retain it for future reference. A Statement of Additional Information, dated June 10, 2024 (the “SAI”), containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement.

You may request a free copy of the Statement of Additional Information, the table of contents of which is on page 80 of the accompanying Prospectus, or request other information about the Fund (including the Fund’s annual and semi-annual reports) or make shareholder inquiries by calling (214) 692-6334 or by writing the Fund, or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (www.sec.gov). Free copies of the Fund’s Prospectus, SAI, reports and any incorporated information will also be available from the Fund’s website at www.nxgim.com.

The Fund’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part is this Prospectus Supplement, which describes the terms of the offering of the Common Shares. The second part is the accompanying Prospectus, which contains more general information about the securities that the Fund may offer from time to time, some of which may not apply to this offering of Common Shares. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus, you should rely on this Prospectus Supplement. You should carefully read this Prospectus Supplement and the accompanying Prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

This Prospectus Supplement and the accompanying Prospectus and the SAI, contain (or will contain) or incorporate (or will incorporate) by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Fund’s plans, strategies, and goals and the Fund’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Fund, based on currently available information. In this Prospectus Supplement and the accompanying Prospectus, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions, and the negative of such terms, are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. By their nature, all forward looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by any forward looking statements. Although the Fund believes that the expectations expressed in these forward looking statements are reasonable, actual results could differ materially from those projected or assumed in these forward looking statements. The Fund’s future financial condition and results of operations, as well as any forward looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” sections of this Prospectus Supplement, the accompanying Prospectus and the Fund’s most recent Annual Report, which describe certain currently known risk factors that could cause actual results to differ materially from the Fund’s expectations. The Fund urges you to review carefully that section for a more detailed discussion of the risks associated with an investment in the Fund’s securities. All forward looking statements contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus are made as of the date of this Prospectus. The Fund does not intend, and undertakes no obligation, to update any forward looking statement. The Fund is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement. The Fund’s business, financial condition and results of operations may have changed since that date. The Fund will amend this Prospectus Supplement and the accompanying Prospectus if, during the period that this Prospectus Supplement and the accompanying Prospectus is required to be delivered, there are any subsequent material changes.

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WHERE YOU CAN FIND MORE INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the 1940 Act, and in accordance therewith files, or will file, reports and other information with the SEC. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Trust with the SEC under the Securities Act, and the 1940 Act (File Nos. 333-278194 and 811-22499). This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein or in the accompanying Prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

The Fund will provide without charge to each person, including any beneficial owner, to whom this Prospectus Supplement and the accompanying Prospectus are delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus Supplement or the accompanying Prospectus. You may request such information by calling (214) 692-6334 or by writing to NXG Investment Management at One Energy Square 4925 Greenville Avenue, Suite 1310 Dallas, TX 75206, or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (www.sec.gov). Free copies of this Prospectus Supplement, the accompanying Prospectus, the SAI and any incorporated information will also be available from the Fund’s website at www.nxgim.com. Information contained on the Fund’s website is not incorporated by reference into this Prospectus Supplement or the accompanying Prospectus and should not be considered to be part of this Prospectus Supplement or the accompanying Prospectus.

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INCORPORATION BY REFERENCE

This Prospectus Supplement and the accompanying Prospectus is part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus and deemed to be part of this Prospectus Supplement and the accompanying Prospectus from the date of the filing of such reports and documents:

●	the Fund’s Statement of Additional Information, dated June 10, 2024, filed with the accompanying Prospectus (the “SAI”);

●	the Fund’s Annual Report on Form N-CSR for the fiscal year ended November 30, 2023, filed with the SEC on February 8, 2024 (the “Annual Report”);

●	the Fund’s Semi-Annual Report on Form N-CSRS for the period ended May 31, 2024, filed with the SEC on August 9, 2024 (the “Semi-Annual Report”)

●	the Fund’s definitive proxy statement on Schedule 14A for its 2024 annual meeting of shareholders, filed with the SEC on April 19, 2024 (the “Proxy Statement”);

●	the Fund’s Current Report on Form 8-K, filed with the SEC on June 24, 2024;

●	the Fund's Current Report on Form 8-K, filed with the SEC on January 23, 2025; and

●	the Fund’s description of Common Shares contained in its Registration Statement on Form 8-A (File No. 001-35659) filed with the SEC on September 21, 2012.

To obtain copies of these filings, see “Where You Can Find More Information.”

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PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s Common Shares. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the Statement of Additional Information, dated June 10, 2024 (the “SAI”), especially the information set forth under the headings “Investment Objective and Policies” and “Risks.”

The Fund	NXG NextGen Infrastructure Income Fund (the “Fund”) is a non-diversified, closed-end management investment company registered under the 1940 Act that commenced investment operations on September 25, 2012. The Fund’s Investment Adviser is Cushing® Asset Management, LP d/b/a NXG Investment Management.

Investment Adviser	The Fund’s investments are managed by its Investment Adviser, whose principal business address is One Energy Square 4925 Greenville Avenue, Suite 1310 Dallas, TX 75206. The Investment Adviser is a subsidiary of Swank Capital. The Investment Adviser was founded in 2003 and serves as investment adviser to registered and unregistered funds. As of December 31, 2024, the Investment Adviser managed approximately $1.3 billion in assets.

Listing and Symbol	The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “NXG.” As of January 17, 2025, the NAV of the Fund’s Common Shares was $50.47 per Common Share, and the last reported sale price for the Fund’s Common Shares on the NYSE was $50.01 per Common Share, representing a discount to NAV of 0.91%. The minimum price on any day at which Common Shares may be sold will not be less than the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor.

Distributions

The Fund intends to pay substantially all of its net investment income to holders of Common Shares (“Common Shareholders”) through monthly distributions. In addition, the Fund intends to distribute any net long-term capital gains to Common Shareholders at least annually. The Fund expects that distributions paid on the Common Shares will consist primarily of (i) investment company taxable income, which includes, among other things, ordinary income, net short-term capital gain and income from certain hedging and interest rate transactions, (ii) net capital gain (which is the excess of net long-term capital gain over net short-term capital loss), and/or (iii) return of capital.

The Fund’s net investment income can vary significantly over time; however, the Fund seeks to maintain a more stable monthly distribution per share. The distributions paid by the Fund for any particular month may be more or less than the amount of net investment income for that monthly period.

In any given year, there can be no guarantee the Fund’s investment returns will exceed the amount of distributions. The Fund may distribute more than the entire amount of the net investment income earned in a particular period, in which case all or a portion of a distribution may be a return of capital. The Fund’s distributions have historically included, and may in the future include, a significant portion of return of capital. For the fiscal year ended November 30, 2023, the Fund’s distributions were comprised of approximately 55% ordinary income and 45% return of capital. Accordingly, shareholders should not assume that the source of a distribution from the Fund is net income or profit, and the Fund’s distributions should not be used as a measure of performance or confused with yield or income. Return of capital is the return of a portion of the shareholder’s original investment up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares.

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Alternatively, the Fund may also distribute less than its net investment income in a particular period. The undistributed net investment income may be available to supplement future common share distributions. Undistributed net investment income is included in the Common Shares’ NAV, and, correspondingly, distributions from net investment income will reduce the Common Shares’ NAV.

With each distribution that does not consist solely of net investment income, the Fund will issue a notice to shareholders that will provide estimated information regarding the amount and composition of the distribution. The amounts and sources of distributions reported in each notice will be estimated, are likely to change over time and are not provided for tax reporting purposes. The final determination of such amounts will be made and reported to shareholders after the end of the calendar year when the Fund determines its earnings and profits for the year. The actual amounts and sources of the amounts for accounting and tax reporting purposes will depend upon the Fund’s investment experience during its full fiscal year and may be subject to changes based on tax regulations. The Fund will send each shareholder a Form 1099-DIV for the calendar year that will tell shareholders how to report distributions for federal income tax purposes.

See “Distributions” in the accompanying Prospectus.

The Offering

The Fund has entered into a Distribution Agreement, dated January 27, 2025, with Foreside Fund Services, LLC, pursuant to which the Fund may offer and sell up to 200,000 Common Shares, from time to time, through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act. The minimum price on any day at which Common Shares may be sold will not be less than the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor. The Fund along with the Distributor and the Sub-Placement Agent (as defined herein) will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a Sub-Placement Agent Agreement, dated January 27, 2025, with UBS Securities LLC relating to the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares. The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross proceeds of the sale of the Common Shares sold by the Sub-Placement Agent.

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Risks

See “Risks” beginning on page S-9 of this Prospectus Supplement and on page 39 of the accompanying Prospectus, and “Additional Information (Unaudited)—Risks” in the Annual Report and in any of the Fund’s other filings with the SEC incorporated herein by reference for a discussion of factors you should consider carefully before deciding to invest in the Fund’s Common Shares.

Use of Proceeds	The Fund intends to invest the net proceeds of the offering in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after the completion of the offering. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to issue Common Shares primarily for these purposes.
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SUMMARY OF FUND EXPENSES

The following table contains information about the costs and expenses that Common Shareholders will bear directly or indirectly. The table is based on the capital structure of the Fund as of May 31, 2024 (except as noted below) after giving effect to the anticipated net proceeds of the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus and assuming the Fund incurs the estimated offering expenses. If the Fund issues fewer than all of the Common Shares available for sale pursuant to the Distribution Agreement and the net proceeds to the Fund are less, all other things being equal, the total annual expenses shown would increase. The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of Common Shares, would bear directly or indirectly.

Shareholder Transaction Expenses
Sales load (as a percentage of offering price)	1.00%(1)
Offering expenses borne by the Fund (as a percentage of offering price)	0.50%(2)
Dividend Reinvestment Plan fees (per transaction sales fee)	$15.00(3)

Annual Expenses	Percentage of Net Assets Attributable to Common Shares(4)
Management fees(5)(6)	1.77%
Interest payments on borrowed funds(7)	2.43%
Other expenses(8)	0.69%
Total annual expenses	4.88%

(1)	Represents the estimated commission with respect to the Common Shares being sold under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus, if any, may be less than as set forth under “Capitalization” below. In addition, the price per Common Share of any such sale may be greater or less than the price set forth under “Capitalization” below, depending on market price of the Common Shares at the time of any such sale.

(2)	Assumes offering expenses of $50,000 and the sale of 200,000 Common Shares at a sales price per Common Share of $50.01, which represents the last reported sales price of the Common Shares on the NYSE on January 17, 2025. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be at a price greater or less than $50.01 per Common Share, depending on the market price of the Common Shares at the time of any such sale.

(3)	There will be no brokerage charges with respect to Common Shares issued directly by the Fund. However, each participant will pay a pro rata share of brokerage commissions incurred in connection with open-market purchases. In addition, participants who request a sale of shares through the Plan Agent are subject to a $15.00 per transaction sales fee and pay a brokerage commission of $0.12 per share sold. The Fund’s transfer agent serves as Plan Agent. Fees paid by the Fund to the transfer agent are included in “Other expenses” below, which are ultimately borne by Common Shareholders. For additional information, see “Distribution Reinvestment Plan” in the accompanying Prospectus.

(4)	Based upon net assets attributable to common shares during the period ended May 31, 2024.

(5)	The Fund pays the Investment Adviser an annual fee, payable monthly, in an amount equal to 1.25% of the Fund’s average weekly Managed Assets (net assets plus any assets attributable to financial leverage). The fee shown above is based upon outstanding financial leverage of 28% of the Fund’s Managed Assets (or 40% of the Fund’s net assets attributable to Common Shares). If financial leverage of more than 28% of the Fund’s Managed Assets (or 40% of the Fund’s net assets attributable to Common Shares) is used, the management fees, as a percentage of net assets attributable to Common Shares, would be higher than as shown above.

(6)	The Investment Adviser has contractually agreed to waive a portion of the management fee in an amount equal to 0.25% of the Fund’s Managed Assets through June 1, 2025. The Fund’s annual expenses after giving effect to such management fee waiver are:

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Annual Expenses	Percentage of Net Assets Attributable to Common Shares(4)
Management fees(5)	1.77%
Interest payments on borrowed funds(7)	2.43%
Other expenses(8)	0.69%
Total annual expenses (before fee waiver)	4.88%
Fee waiver	(0.35)%
Net annual expense (after fee waiver)	4.53%

(7)	Based upon the Fund’s outstanding borrowings as of May 31, 2024 of approximately $46 million and the interest rate as of May 31, 2024, of 6.13%.

(8)	“Other expenses” are estimated based upon those incurred during the fiscal year ended November 30, 2023. Other expenses do not include expense related to realized or unrealized investment gains or losses. See “Management of the Fund—Fund Expenses” in the accompanying Prospectus.

Example

The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) “Total annual expenses” of 4.88%, (2) the sales load of $10.00 and estimated offering expenses of $5.00, and (3) a 5% annual return*:

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$63	$160	$257	$500

*	The example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Fund’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the example. The example assumes that the estimated “Other expenses” set forth in the Annual Expenses table are accurate and that all dividends and distributions are reinvested at net asset value.
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CAPITALIZATION

The following table sets forth the Fund’s capitalization at May 31, 2024:

(i)       on a historical basis;

(ii)	on an as adjusted basis to reflect (i) the issuance of an aggregate of 1,371 Common Shares pursuant to the Fund’s Automatic Dividend Reinvestment Plan, and (ii) the issuance of an aggregate of 867,238 Common Shares pursuant to the exercise of rights to subscribe for Common Shares in connection with the Fund’s rights offering that expired on July 17, 2024, and the application of the net proceeds from such issuances of Common Shares; and

(iii)	on an as further adjusted basis to reflect the assumed sale of 200,000 Common Shares at a price of $50.01 per share (the last reported sales price of the Common Shares on the NYSE on January 17, 2025) in an offering under this Prospectus Supplement and the accompanying Prospectus less the assumed commission of $100,020 (representing an estimated commission paid to the Distributor of 1.00% of the gross proceeds of the sale of Common Shares in this offering) and estimated offering expenses payable by the Fund of $50,000.

	Actual	As Adjusted (unaudited)	As Further Adjusted (unaudited)
Short-Term Debt:
Borrowings	$45,810,000	$45,810,000	$45,810,000
Common Shareholder’s Equity:
Common Shares of beneficial interest, par value $0.001 per share; unlimited shares authorized, 2,601,714 shares issued and outstanding (actual), 3,468,952 shares issued and outstanding (as adjusted), and 3,668,952 shares issued and outstanding (as further adjusted)	2,602	3,470	3,670
Additional paid-in capital	135,974,721	167,258,216	177,109,996
Accumulated net losses	(20,494,208)	(20,494,208)	(20,494,208)
Net assets	115,483,115	146,767,478	156,619,458
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USE OF PROCEEDS

Sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act. Assuming the sale of the 200,000 Common Shares available for sale under this Prospectus Supplement and the accompanying Prospectus, the net proceeds to the Fund from this offering will be approximately $9.8 million (assuming a price of $50.01 per Common Share, which was the last reported sales price of the Common Shares on the NYSE on January 17, 2025) after deducting the estimated commission and estimated offering expenses. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be at a price greater or less than $50.01 per Common Share, depending on the market price of the Common Shares at the time of any such sale. The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts. As a result, the actual net proceeds received by the Fund may be less than the amount of net proceeds estimated in this paragraph.

The Fund intends to invest the net proceeds of any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in U.S. government or high grade, short-term money market instruments, which have returns substantially lower than those the Fund anticipates earning once it has fully invested the proceeds of an offering in accordance with its investment objective. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to issue Common Shares primarily for these purposes. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Shareholders.

MARKET AND NET ASSET VALUE INFORMATION

The Fund’s currently outstanding Common Shares are, and the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the NYSE. The Common Shares commenced trading on the NYSE on September 25, 2012.

The Common Shares have traded both at a premium and at a discount to the Fund’s NAV per Common Share. Historically, the Common Shares have generally traded at a discount to the Fund’s NAV per share. However, the minimum price on any day at which Common Shares may be sold will not be less than the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor. The Fund’s NAV will be reduced immediately following an offering of the Common Shares due to the costs of such offering, which will be borne entirely by the Fund. The sale of Common Shares by the Fund (or the perception that such sales may occur) may have an adverse effect on prices of Common Shares in the secondary market. An increase in the number of Common Shares available for sale may result in downward pressure on the market price for Common Shares. See “Additional Information (Unaudited)—Risks—Market Discount From Net Asset Value” in the Annual Report, which is incorporated by reference herein.

The following table sets forth, for each of the periods indicated, the high and low closing market prices for the Common Shares on the NYSE, the net asset value per Common Share and the premium or discount to net asset value per Common Share at which the Common Shares were trading.

S-7

	Market Price		Corresponding Net Asset Value Per Common Share		Corresponding Premium/(Discount) as a Percentage of Net Asset Value
Fiscal Quarter Ended	High	Low	High	Low	High	Low
November 30, 2024	$53.44	$39.89	$51.30	$40.54	4.17%	(1.60)%
August 31, 2024	$43.23	$34.97	$43.37	$38.21	(0.32)%	(8.48)%
May 31, 2024	$41.82	$36.30	$44.41	$40.60	(5.83)%	(10.59)%
February 29, 2024	$36.36	$32.87	$39.76	$37.06	(8.55)%	(11.31)%

As of January 17, 2025, the NAV of the Fund’s Common Shares was $50.47 per Common Share, and the last reported sale price for the Fund’s Common Shares on the NYSE was $50.01, representing a discount to NAV of 0.91%. The minimum price on any day at which Common Shares may be sold will not be less than the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor.

RECENT DEVELOPMENTS

Distributions

The Fund pays monthly distributions to Common Shareholders. Payment of future distributions is subject to approval by the Fund’s Board of Trustees, as well as meeting the covenants of any outstanding borrowings and the asset coverage requirements of the 1940 Act. The distributions the Fund has paid or declared since May 31, 2024 are as follows:

Payment Date	Record Date	Distribution per Common Share
January 31, 2025	January 16, 2025	$0.54
December 31, 2024	December 16, 2024	$0.54
November 29, 2024	November 15, 2024	$0.54
October 31, 2024	October 15, 2024	$0.54
September 30, 2024	September 17, 2024	$0.54
August 30, 2024	August 15, 2024	$0.54
July 31, 2024	July 8, 2024	$0.54
June 28, 2024	June 17, 2024	$0.54

Because of the nature of the Fund’s investments and changes in market conditions from time to time, the distributions paid by the Fund for any particular month may be more or less than the amount of net investment income from that monthly period. In certain circumstances, the Fund may elect to retain income or capital gain and pay income or excise tax on such undistributed amount, to the extent that the Board of Trustees, in consultation with Fund management, determines it to be in the best interest of shareholders to do so. Alternatively, all or a portion of a distribution may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Fund, up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. Shareholders who periodically receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net income or profits when they are not. Shareholders should not assume that the source of a distribution from the Fund is net income or profit.

The Fund may, but is not required to, seek to obtain exemptive relief to permit the Fund to make periodic distributions of long-term capital gains with respect to its Common Shares as frequently as monthly. Such relief, if obtained, would permit the Fund to implement a “managed distribution policy” pursuant to which the Fund would distribute a fixed percentage of the net asset value (or market price if then applicable) of the Common Shares at a particular point in time or a fixed monthly amount, any of which may be adjusted from time to time. It is anticipated that under such a distribution policy, the minimum annual distribution rate with respect to the Common Shares would be independent of the Fund’s performance during any particular period but would be expected to correlate with the Fund’s performance over time.

S-8

The Fund reserves the right to change its distribution policy and the basis for establishing the rate of distributions at any time and may do so without prior notice to Common Shareholders.

Transferrable Rights Offering

On June 20, 2024, the Fund issued transferrable rights (“Rights”) to Common Shareholders of record as of 5:00 p.m., Eastern time, on June 20, 2024, entitling the holders of Rights to subscribe for up to an aggregate of 867,238 Common Shares (the “Rights Offering”) at the subscription price of $37.25 per Common Share. The subscription price was determined based on a formula equal to 86% of the Fund’s NAV per Common Share at the close of trading on the NYSE on the expiration date of the Rights Offering, July 17, 2024. The Rights Offering was fully subscribed and the Fund received net proceeds of the Rights Offering of approximately $32 million, which were invested in accordance with the Fund’s investment objective and policies.

Outstanding Securities

The following information regarding the Fund’s authorized shares is as of January 17, 2025:

Title of Class	Amount Authorized	Amount Held by Fund for its own Account	Amount Outstanding Exclusive of Amounts held by Fund
Common Shares of Beneficial Interest	Unlimited	None	3,470,323

RISKS

An investment in the Fund is subject to investment risk, including the possible loss of your entire investment. Investors should consider the specific risk factors and special considerations associated with investing in the Fund. See “Risks” beginning on page 39 of the accompanying Prospectus, and “Risks” in the Fund’s most recent Annual Report on Form N-CSR and in any of the Fund’s other filings with the SEC incorporated herein by reference for a discussion of factors you should consider carefully before deciding to invest in the Fund’s Common Shares. See “Where You Can Find More Information.”

S-9

PLAN OF DISTRIBUTION

The Fund has entered into a Distribution Agreement, dated January 27, 2025, with Foreside Fund Services, LLC, pursuant to which the Fund may offer and sell up to 200,000 Common Shares, from time to time, through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act. The minimum price on any day at which Common Shares may be sold will not be less than the Minimum Price, which will be equal to the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor. The Fund along with the Distributor and the Sub-Placement Agent will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a Sub-Placement Agent Agreement, dated January 27, 2025, with UBS Securities LLC relating to the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares.

The Distributor (or the Sub-Placement Agent) will provide written confirmation to the Fund not later than the opening of the trading day on the NYSE following any trading day on which Common Shares are sold. Each confirmation will include the number of Common Shares sold on the preceding day, the net proceeds to the Fund and the compensation payable by the Fund to the Distributor in connection with the sales.

The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross proceeds of the sale of the Common Shares sold by the Sub-Placement Agent. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus.

Settlement for sales of Common Shares will occur on the first trading day following the date on which such sales are made, unless otherwise agreed to in writing by the Fund, the Distributor and the Sub-Placement Agent, in return for payment of the net proceeds to the Fund. There is no arrangement for funds to be deposited in escrow, trust or similar arrangement.

In connection with the sale of Common Shares on behalf of the Fund, the Distributor may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Distributor may be deemed to be underwriting commissions or discounts.

The Fund has agreed to indemnify the Distributor against certain civil liabilities, including liabilities under the Securities Act. The Distributor has agreed to indemnify the Sub-Placement Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of Common Shares pursuant to the Distribution Agreement will terminate upon the earlier of (1) the sale of all Common Shares subject to the Distribution Agreement or (2) the termination of the Distribution Agreement. The Distribution Agreement may be terminated at any time, without the payment of any penalty, by the Fund or by the Distributor, on sixty days’ written notice to the other party.

The Common Shares may not be sold through the Distributor or the Sub-Placement Agent without delivery or deemed delivery of this Prospectus Supplement and the accompanying Prospectus describing the method and terms of the offering of the Common Shares.

S-10

The Sub-Placement Agent, its affiliates or their respective employees hold or may hold in the future, directly or indirectly, investment interests in the Fund. The interests held by the Sub-Placement Agent, its affiliates or their respective employees are not attributable to, and no investment discretion is held by, the Sub-Placement Agent, its affiliates or their respective affiliates.

The principal business address of Foreside Fund Services, LLC is Three Canal Plaza, Suite 100, Portland, Maine 04101. The principal business address of UBS Securities LLC is 1285 Avenue of the Americas, New York, New York 10019.

Legal Matters

Certain legal matters will be passed on by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, as special counsel to the Fund in connection with the offering.

S-11

BASE PROSPECTUS

$100,000,000

NXG NextGen Infrastructure Income Fund

Common Shares

Subscription Rights for Common Shares

Investment Objective

NXG NextGen Infrastructure Income Fund (the “Fund”) is a non-diversified, closed-end management investment company. The Fund’s investment objective is to seek high total return with an emphasis on current income.

Investment Strategy

The Fund pursues its investment objective by investing, under normal market conditions, at least 80% of its net assets, plus any borrowings for investment purposes, in a portfolio of equity and debt securities of infrastructure companies, including energy infrastructure companies, industrial infrastructure companies, sustainable infrastructure companies and technology and communication infrastructure companies.

The infrastructure investment landscape is rapidly evolving due to technological advancement. While some energy and industrial infrastructure companies (sometimes referred to as “traditional” infrastructure companies) are now in their maturity phase, many traditional infrastructure companies have become leaders in implementing technological innovations. The Fund’s next generation focus within the infrastructure investment landscape consists of these innovative infrastructure companies along with sustainable infrastructure companies and technology and communication infrastructure companies. Similar to traditional infrastructure assets, which provide the underlying foundation of basic services, facilities and institutions and are often said to form the “backbone” of the economy, technology and communication infrastructure assets provide the underlying foundation of the data that drives the modern knowledge economy.

The Fund invests no more than 25% of its Managed Assets in securities of energy master limited partnerships (“MLPs”) that are “qualified publicly traded partnerships” under the Internal Revenue Code.

The Fund may invest in below investment grade debt securities. A debt security is considered below investment grade if it is rated below Baa3- by Moody’s or below BBB- by S&P or Fitch or a comparable rating by another rating agency. Below investment grade debt securities are often referred to as “high yield” securities or “junk bonds.” Below investment grade debt securities are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal.

(continued on inside cover)

Investment Adviser

The Fund is managed by Cushing® Asset Management, LP d/b/a NXG Investment Management (the “Investment Adviser”).

Offering

The Fund may offer, from time to time, up to $100,000,000 aggregate initial offering price of common shares of beneficial interest, par value $0.001 per share (“Common Shares”), and/or subscription rights to purchase Common Shares (“Rights” and together with the Common Shares,” “Securities”) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Fund may offer Securities (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”

Investing in the Fund’s Securities involves a high degree of risk. See “Risks” on page 40 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated June 10, 2024

(continued)

The Fund considers an infrastructure company to be any company that has at least 50% of its assets, income, revenue, sales or profits committed to or derived from the ownership, operation, management, construction, development, servicing or financing of infrastructure assets. Infrastructure assets include energy and industrial infrastructure assets, sustainable infrastructure assets and technology and communication infrastructure assets. Energy and industrial infrastructure assets are physical structures, networks and systems of transportation, energy, water and sewage, security and communications. Examples of energy and industrial infrastructure assets include toll roads, bridges, and tunnels; airports, seaports, railroads, electricity transmission, and distribution lines; facilities used in gathering, treating, processing, fractionation, transportation and storage of hydrocarbon products; water and sewage treatment facilities and distribution pipelines; communication towers, cables, and satellites; and security systems related to the foregoing assets. Sustainable infrastructure assets include renewable energy infrastructure assets such as power generation from renewable and other clean energy sources, including utility scale and distributed solar power, wind, hydroelectric and geothermal power, renewable energy storage and electric vehicle charging networks, as well as waste collection and recycling, water purification and desalinization. Technology and communication infrastructure assets consist of assets, systems and technologies that collect, enable, analyze, optimize, automate, transmit and secure the data that allows businesses and other organizations to operate. Examples of technology and communications infrastructure assets include: data centers, cloud, hosting, and database systems, transactional and financial backend systems, customer relationship management systems, smart city technologies, network security and cybersecurity, automation systems, human resource and workforce management and industry specific infrastructure software.

NYSE Listing

The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “NXG.” As of May 3, 2024, the net asset value of the Fund’s Common Shares was $42.69 per Common Share, and the last reported sale price for the Fund’s Common Shares on the NYSE was $39.68 per Common Share, representing a discount to net asset value of 7.05%. In connection with any offering of Rights, the Fund will provide information in the Prospectus Supplement for the expected trading market, if any, for Rights.

Leverage

The Fund generally seeks to enhance total return by utilizing leverage. The Fund may utilize leverage through the issuance of commercial paper or notes and other forms of borrowing (“Indebtedness”) or the issuance of preferred shares, in each case to the maximum extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”). Under current market conditions, the Fund currently intends to utilize leverage principally through Indebtedness. The amount of Indebtedness outstanding is expected to vary over time, but will not exceed 331/3% of the Fund’s Managed Assets (i.e., 50% of its net assets attributable to the Fund’s Common Shares), including the proceeds of such leverage. The costs associated with the issuance and use of leverage will be borne by the holders of the Common Shares. Leverage is a speculative technique and investors should note that there are special risks and costs associated with leverage. There can be no assurance that a leveraging strategy will be successful during any period in which it is employed. As of November 30, 2023, the Fund had outstanding Indebtedness of approximately $36.810 million, which represented 25.16% of the Fund’s Managed Assets (or approximately 35.50% of its net assets attributable to the Fund’s Common Shares). See “Use of Leverage.”

Distributions. The Fund intends to pay substantially all of its net investment income to Common Shareholders through monthly distributions. In addition, the Fund intends to distribute any net long-term capital gains to Common Shareholders at least annually. The Fund expects that distributions paid on the Common Shares will consist primarily of (i) investment company taxable income, which includes, among other things, ordinary income, net short-term capital gain and income from certain hedging and interest rate transactions, (ii) net capital gain (which is the excess of net long-term capital gain over net short-term capital loss), and/or (iii) return of capital. Distributions paid by the Fund for any particular month may be comprised of more or less than the amount of net investment income from that monthly period. As a result, all or a portion of a distribution may be deemed a return of capital (which is in effect a partial return of the amount a Common Shareholder invested in the Fund) up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. The Fund’s distributions have historically included, and may in the future include, a significant portion of return of capital. For the fiscal year ended November 30, 2023, the Fund’s distributions were comprised of approximately 55% ordinary income and 45% return of capital. Accordingly, shareholders should not assume that the source of a distribution from the Fund is net income or profit, and the Fund’s distributions should not be used as a measure of performance or confused with yield or income. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. Common Shareholders should not assume that the source of a distribution from the Fund is net income or profit, and Common Shareholders who receive distributions that include return of capital should not assume that such return of capital is derived from the Fund’s investments.

Concentration. The Fund’s investments will be concentrated in companies operating in the industry or group of industries that make up the energy sector. See “Risks—Concentration Risk.”

You should read this Prospectus and the documents incorporated herein by reference, which contain important information about the Fund that you should know before deciding whether to invest, and retain it for future reference. A Statement of Additional Information, dated June 10, 2024 (“SAI”), containing additional information about the Fund, has been filed with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference in its entirety into this Prospectus. You may request a free copy of the Statement of Additional Information, the table of contents of which is on page 81 of this Prospectus, and the Fund’s annual and semi-annual reports by calling toll-free (888) 777-2346, or you may obtain a copy of such reports, the SAI and other information regarding the Fund from the SEC’s website (http://www.sec.gov). Free copies of the Fund’s annual and semi-annual reports are also available from the Fund’s website at www.nxgim.com. Information on, or accessible through, the Fund’s website is not a part of, and is not incorporated into, this Prospectus.

The Fund’s securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
SUMMARY OF FUND EXPENSES	21
FINANCIAL HIGHLIGHTS	23
SENIOR SECURITIES	26
THE FUND	27
USE OF PROCEEDS	27
MARKET AND NET ASSET VALUE INFORMATION	27
INVESTMENT OBJECTIVE AND POLICIES	28
THE FUND’S INVESTMENTS	29
USE OF LEVERAGE	37
RISKS	40
MANAGEMENT OF THE FUND	61
NET ASSET VALUE	62
DISTRIBUTIONS	64
DIVIDEND REINVESTMENT PLAN	64
DESCRIPTION OF SHARES	66
ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST	70
CERTAIN PROVISIONS OF DELAWARE LAW, THE DECLARATION OF TRUST AND BY-LAWS	72
CLOSED-END FUND STRUCTURE	74
REPURCHASE OF COMMON SHARES	75
U.S. FEDERAL INCOME TAX CONSIDERATIONS	76
PLAN OF DISTRIBUTION	77
OTHER SERVICE PROVIDERS	79
LEGAL MATTERS	80
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	80
PRIVACY POLICY	80
TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION	81

You should rely only on the information contained or incorporated by reference in this Prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus and any related Prospectus Supplement is accurate only as of the date of this Prospectus and any related Prospectus Supplement, regardless of the time of delivery of this Prospectus and any related Prospectus Supplement or of any sale of Securities of the Fund. The Fund’s business, financial condition and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement on Form N-2 that the Fund filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, the Fund may offer, from time to time, up to $100,000,000 aggregate initial offering price of Securities in one or more offerings in amounts, at prices and on terms set forth in one or more Prospectus Supplements. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should carefully read this Prospectus and any accompanying Prospectus Supplement, together with the additional information described under the heading “Where You Can Find More Information.”

This Prospectus, any accompanying Prospectus Supplement and the Statement of Additional Information, contain (or will contain) or incorporate (or will incorporate) by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Fund’s plans, strategies, and goals and the Fund’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Fund, based on currently available information. In this Prospectus and any accompanying Prospectus Supplement, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions, and the negative of such terms, are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by any forward-looking statements. Although the Fund believes that the expectations expressed in these forward-looking statements are (or will be) reasonable, actual results could differ materially from those projected or assumed in these forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” sections of this Prospectus and the Fund’s most recent Annual Report, which describe certain currently known risk factors that could cause actual results to differ materially from the Fund’s expectations, and, if applicable, additional risk considerations described in an accompanying Prospectus Supplement. The Fund urges you to review carefully that section for a more detailed discussion of the risks associated with an investment in the Fund’s securities. All forward looking statements contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement are made as of the date of this Prospectus and any accompanying Prospectus Supplement. The Fund does not intend, and undertakes no obligation, to update any forward-looking statement. The Fund is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933.

You should rely only on the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus and any accompanying Prospectus Supplement is accurate as of any date other than the date of this Prospectus and any accompanying Prospectus Supplement. The Fund’s business, financial condition and results of operations may have changed since that date. The Fund will amend this Prospectus and any accompanying Prospectus Supplement if, during the period that this Prospectus and any accompanying Prospectus Supplement is required to be delivered, there are any subsequent material changes.

WHERE YOU CAN FIND MORE INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the 1940 Act and in accordance therewith files, or will file, reports and other information with the SEC. Reports, proxy statements and other information filed by the Fund with the SEC pursuant to the informational requirements of the Exchange Act and the 1940 Act can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC

This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act, and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

The Fund will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus or any accompanying Prospectus Supplement. You may request such information by calling (214) 692-6334 or by writing to NXG Investment Management at 600 N. Pearl Street, Suite 1205, Dallas, Texas 75201, or you may obtain a copy (and other information regarding the Trust) from the SEC’s website (www.sec.gov). Free copies of the Fund’s Prospectus, Statement of Additional Information and any incorporated information will also be available from the Fund’s website at www.NXGIM.com. Information contained on the Fund’s website is not incorporated by reference into this Prospectus or any Prospectus Supplement and should not be considered to be part of this Prospectus or any Prospectus Supplement.

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed by the Fund with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, and any reports and other documents subsequently filed by the Fund with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, are incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

•	the Fund’s Statement of Additional Information, dated June 10, 2024, filed with this Prospectus (the “SAI”);

•	the Fund’s Annual Report for the fiscal year ended November 30, 2023 on Form N-CSR, filed with the SEC on February 9, 2024 (the “Annual Report”);

•	the Fund’s definitive proxy statement on Schedule 14A for its 2024 annual meeting of shareholders, filed with the SEC on April 19, 2024 (the “Proxy Statement”); and

•	the Fund’s description of Common Shares contained in its Registration Statement on Form 8-A (File No. 001-33641) filed with the SEC on August 2, 2007.

To obtain copies of these filings, see “Where You Can Find More Information.”

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including documents incorporated by reference, contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Many factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial, petroleum and other markets, the price at which the Fund’s Common Shares will trade in the public markets and other factors discussed in this Prospectus and to be discussed in the Fund’s periodic filings with the SEC.

Although the Fund believes that the expectations expressed in such forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in such forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” section of this Prospectus. You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained or incorporated by reference in this Prospectus are made as of the date of this Prospectus. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement. The Fund is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933.

Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in the “Risks” section of this Prospectus. The Fund urges you to review carefully this section for a more detailed discussion of the risks of an investment in the Fund’s securities.

PROSPECTUS SUMMARY

This is only a summary of information contained elsewhere in this prospectus (the “Prospectus”). This summary does not contain all of the information that you should consider before investing in the Fund’s securities. In particular, you should carefully read the more detailed information contained in this Prospectus and the statement of additional information, dated June 10, 2024 (the “SAI”), especially the information set forth under the heading “Risks.”

The Fund	NXG NextGen Infrastructure Income Fund is a non-diversified, closed-end management investment company registered under the 1940 Act that commenced investment operations on September 25, 2012. The Fund’s Investment Adviser is Cushing® Asset Management, LP d/b/a NXG Investment Management.
The Offering	The Fund may offer, from time to time, up to $100,000,000 aggregate initial offering price of common shares of beneficial interest, par value $0.001 per share (“Common Shares”), and/or subscription rights to purchase Common Shares (“Rights” and together with the “Common Shares,” “Securities”) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.
The Fund may offer Securities (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”
Use of Proceeds	Unless otherwise specified in a Prospectus Supplement, the Fund intends to invest the net proceeds of an offering of Securities in accordance with its investment objective and policies as stated in this Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objective and policies within three months after the completion of such offering. Prior to the time the proceeds of each offering are fully invested, such proceeds may temporarily be invested in cash, cash equivalents, or in debt securities that are rated AA or higher. Income received by the Fund from such temporary investments would likely be less than returns sought pursuant to the Fund’s investment objective and policies. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to holders of Common Shares (“Common Shareholders”).
Investment Objective	The Fund’s investment objective is to seek a high total return with an emphasis on current income. There can be no assurance that the Fund’s investment objective will be achieved.

Principal Investment Policies

The Fund pursues its investment objective by investing, under normal market conditions, at least 80% of its Managed Assets (as defined in this Prospectus), in a portfolio of equity and debt securities of infrastructure companies, including energy infrastructure companies, industrial infrastructure companies, sustainable infrastructure companies and technology and communication infrastructure companies (the “80% policy”).

The infrastructure investment landscape is rapidly evolving due to technological advancement. While some energy and industrial infrastructure companies (sometimes referred to as “traditional” infrastructure companies) are now in their maturity phase, many traditional infrastructure companies have become leaders in implementing technological innovations. The Fund’s next generation focus within the infrastructure investment landscape consists of these innovative infrastructure companies along with sustainable infrastructure companies and technology and communication infrastructure companies. Similar to traditional infrastructure assets, which provide the underlying foundation of basic services, facilities and institutions and are often said to form the “backbone” of the economy, technology and communication infrastructure assets provide the underlying foundation of the data that drives the modern knowledge economy.

The Fund considers an infrastructure company to be any company that has at least 50% of its assets, income, revenue, sales or profits committed to or derived from the ownership, operation, management, construction, development, servicing or financing of infrastructure assets. Infrastructure assets include energy and industrial infrastructure assets, sustainable infrastructure assets and technology and communication infrastructure assets. Energy and industrial infrastructure assets are physical structures, networks and systems of transportation, energy, water and sewage, security and communications. Examples of energy and industrial infrastructure assets include toll roads, bridges, and tunnels; airports, seaports, railroads, electricity transmission, and distribution lines; facilities used in gathering, treating, processing, fractionation, transportation and storage of hydrocarbon products; water and sewage treatment facilities and distribution pipelines; communication towers, cables, and satellites; and security systems related to the foregoing assets. Sustainable infrastructure assets include renewable energy infrastructure assets such as power generation from renewable and other clean energy sources, including utility scale and distributed solar power, wind, hydroelectric and geothermal power, renewable energy storage and electric vehicle charging networks, as well as waste collection and recycling, water purification and desalinization. Technology and communication infrastructure assets consist of assets, systems and technologies that collect, enable, analyze, optimize, automate, transmit and secure the data that allows businesses and other organizations to operate. Examples of technology and communication infrastructure assets include: data centers, cloud, hosting, and database systems, transactional and financial backend systems, customer relationship management systems, smart city technologies, network security and cybersecurity, automation systems, human resource and workforce management and industry specific infrastructure software.

The Fund invests at least 25% of its assets in companies operating in industry or group of industries that make up the energy sector. As a result, the Fund is concentrated in the energy sector. See “Risks—Concentration Risk.” The Fund invests no more than 25% of its Managed Assets in securities of energy MLPs that are “qualified publicly traded partnerships” under the Internal Revenue Code of 1986, as amended (the “Code”).

The Fund generally seeks to invest in no more than 10% of its Managed Assets in any one issue and no more than 20% of Managed Assets in any one issuer, in each case, determined at the time of investment. For purposes of this limit with respect to an investment in an MLP, an “issuer” includes both an issuer and its controlling general partner, managing member or sponsor, and an “issue” is a class of an issuer’s securities or a derivative security that tracks that class of securities.

The Fund seeks attractive investment opportunities by investing in initial public offerings (“IPOs”) and secondary market issuances, private investment in public equity (“PIPE”) transactions and privately negotiated transactions, including pre-acquisition and pre-IPO equity issuances and investments in private companies.

The Fund invests up to 25% of its Managed Assets in unregistered or otherwise restricted securities, including securities issued by private companies.

The Fund invests, without limitation, in debt securities rated, at the time of investment, at least (i) B3 by Moody’s Investors Service, Inc. (“Moody’s”), (ii) B- by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings (“Fitch”), or (iii) a comparable rating by another rating agency, and invests no more than 5% of its Managed Assets in debt securities rated below B3 by Moody’s, B- by S&P or Fitch or a comparable rating by another rating agency. Therefore, the Fund may invest in below investment grade debt securities. A debt security is considered below investment grade if it is rated below Baa3- by Moody’s or below BBB- by S&P or Fitch or a comparable rating by another rating agency. Below investment grade debt securities are often referred to as “high yield” securities or “junk bonds.” Below investment grade debt securities are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal. Debt securities in which the Fund invests may be of any maturity.

The Fund invests in non-U.S. securities, including securities of issuers in emerging markets.

The Fund invests in issuers of any market capitalization size.

The Fund may seek to hedge risks to the portfolio, including market risk, interest rate risk, currency risk and commodity price risk, as deemed prudent by the Investment Adviser. For a discussion of the instruments and techniques the Fund may use to implement hedging strategies, see “The Fund’s Investments—Strategic Transactions.”

The Fund does not invest directly in commodities.

The Fund may, from time to time, seek to enhance total return by writing call options on a portion of the securities held in the Fund’s portfolio (commonly referred to as “covered” call options). As the writer of a covered call option, the Fund receives a premium but forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the strike price of the call, but retains the risk of loss should the price of the underlying security decline. As the Fund writes covered calls over more of its portfolio, its ability to benefit from capital appreciation becomes more limited. See “The Fund’s Investments—Options.”

As used in this Prospectus, “Managed Assets” means the total assets of the Fund, minus all accrued expenses incurred in the normal course of operations other than liabilities or obligations attributable to investment leverage, including, without limitation, investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of shares of preferred stock or other similar preference securities and/or (iii) the reinvestment of collateral received for securities loaned in accordance with the Fund’s investment objective and policies. Solely for purposes of the Fund’s 80% policy, “Managed Assets” means net assets, plus the amount of any borrowings for investment purposes.

The Fund’s investment objective and percentage parameters, including its 80% policy, are not fundamental policies of the Fund and may be changed without shareholder approval. Shareholders, however, will be notified in writing of any change of the 80% policy at least 60 days prior to effecting any such change.

Leverage

The Fund may seek to enhance total return by utilizing leverage. The Fund may utilize leverage through the issuance of commercial paper or notes and other forms of borrowing (“Indebtedness”) or the issuance of preferred shares. The Fund may utilize leverage through Indebtedness or preferred shares to the maximum extent permitted by the 1940 Act. Under current market conditions, the Fund intends to utilize leverage principally through Indebtedness. The amount of Indebtedness outstanding is expected to vary over time, but will not exceed 331⁄3% of the Fund’s Managed Assets (i.e., 50% of its net assets attributable to the Fund’s Common Shares), including the proceeds of such leverage.

The Fund will only utilize leverage when it expects to be able to invest the proceeds at a higher rate of return than its cost of borrowing. The use of leverage for investment purposes creates opportunities for greater total return, but at the same time increases risk. When leverage is employed, the net asset value, market price of the Common Shares and the yield to holders of Common Shares may be more volatile. Any investment income or gains earned with respect to the amounts borrowed in excess of the interest due on the borrowing will augment the Fund’s income. Conversely, if the investment performance with respect to the amounts borrowed fails to cover the interest on such borrowings, the value of the Fund’s Common Shares may decrease more quickly than would otherwise be the case and distributions on the Common Shares would be reduced or eliminated. Interest payments and fees incurred in connection with such borrowings will reduce the amount of net income available for distribution to Common Shareholders.

The Fund currently utilizes Indebtedness pursuant to a borrowing arrangement with ScotiabankTM. The interest rate charged on such Indebtedness is SOFR plus 1.00%. As of November 30, 2023, the principal balance outstanding was approximately $36.81 million, which represented 25.16% of the Fund’s Managed Assets (or approximately 35.50% of its net assets attributable to the Fund’s Common Shares).

The costs associated with the issuance and use of leverage are borne by the holders of the Common Shares. Because the investment management fee paid to the Investment Adviser is calculated on the basis of the Fund’s Managed Assets, which include the proceeds of leverage, the dollar amount of the management fee paid by the Fund to the Investment Adviser will be higher (and the Investment Adviser will be benefited to that extent) when leverage is utilized. The Investment Adviser will utilize leverage only if it believes such action would result in a net benefit to the Fund’s shareholders after taking into account the higher fees and expenses associated with leverage (including higher management fees). Leverage is a speculative technique, and investors should note that there are special risks and costs associated with leverage. There can be no assurance that a leveraging strategy will be successful during any period in which it is employed. See “Use of Leverage.”
Other Investment Practices

Strategic Transactions. The Fund may, but is not required to, use investment strategies (referred to herein as “Strategic Transactions”) for hedging, risk management or portfolio management purposes or to earn income. These strategies may be executed through the use of derivative contracts. In the course of pursuing these investment strategies, the Fund may purchase and sell exchange-listed and over-the-counter put and call options on securities, equity and fixed-income indices and other instruments, purchase and sell futures contracts and options thereon, and enter into various transactions such as swaps, caps, floors or collars. In addition, derivative transactions may also include new techniques, instruments or strategies that are permitted as regulatory changes occur. For a more complete discussion of the Fund’s investment practices involving transactions in derivatives and certain other investment techniques, see “The Fund’s Investments—Strategic Transactions” in this Prospectus and “Strategic Transactions” in the SAI.

Short Sales, Arbitrage And Other Strategies. The Fund may use short sales, arbitrage and other strategies to try to generate additional return. As part of such strategies, the Fund may engage in paired long-short trades to arbitrage pricing disparities in securities issued by infrastructure companies, write (or sell) covered call options on securities held in its portfolio, write (or sell) uncovered call options on the securities of infrastructure companies, purchase call options or enter into swap contracts to increase its exposure to infrastructure companies, or sell securities short. With a long position, the Fund purchases a stock outright, but with a short position, it would sell a security that it does not own and must borrow to meet its settlement obligations. The Fund will realize a profit or incur a loss from a short position depending on whether the value of the underlying stock decreases or increases, respectively, between the time the stock is sold and when the Fund replaces the borrowed security. To increase its exposure to certain issuers, the Fund may purchase call options or use swap agreements. The Fund expects to use these strategies on a limited basis. See “Risks—Short Sales Risk” and “Risks—Strategic Transactions Risk.”

Lending of Portfolio Securities. The Fund may lend its portfolio securities to broker-dealers and banks. Any such loan must be continuously secured by collateral in cash or cash equivalents maintained on a current basis in an amount at least equal to 102% of the value of the securities loaned. The Fund would continue to receive the equivalent of the interest or distributions paid by the issuer on the securities loaned and would also receive an additional return that may be in the form of a fixed fee or a percentage of the collateral. The Fund may pay reasonable fees for services in arranging these loans.

Temporary Defensive Strategies. When market conditions dictate a more defensive investment strategy, the Fund may, on a temporary basis, hold cash or invest a portion or all of its assets in money-market instruments including obligations of the U.S. government, its agencies or instrumentalities, other high-quality debt securities, including prime commercial paper, repurchase agreements and bank obligations, such as bankers’ acceptances and certificates of deposit. Under normal market conditions, the potential for capital appreciation on these securities will tend to be lower than the potential for capital appreciation on other securities that may be owned by the Fund. In taking such a defensive position, the Fund would temporarily not be pursuing its principal investment strategies and may not achieve its investment objective.
Tax Treatment of the Fund	The Fund has elected to be treated as, and intends to continue to qualify as, a RIC for U.S. federal income tax purposes. In order to qualify as a RIC, the Fund must, among other things, satisfy income, asset diversification and distribution requirements. As long as it so qualifies, the Fund will generally not be subject to U.S. federal income tax to the extent that it distributes annually its taxable income and gains. There can be no assurance that the Fund will qualify as a RIC for any given year. See “U.S. Federal Income Tax Considerations.”
Investment Adviser	The Fund’s investments are managed by its Investment Adviser, Cushing® Asset Management, LP d/b/a NXG Investment Management, whose principal business address is 600 N. Pearl Street, Suite 1205, Dallas, Texas 75201. The Investment Adviser is a wholly-owned investment advisory subsidiary of Swank Capital. The Investment Adviser was founded in 2003 and serves as investment adviser to registered and unregistered funds. As of November 30, 2023, the Investment Adviser managed approximately $1.013 billion in assets.
Distributions

The Fund intends to pay substantially all of its net investment income to Common Shareholders through monthly distributions. In addition, the Fund intends to distribute any net long-term capital gains to Common Shareholders at least annually. The Fund expects that distributions paid on the Common Shares will consist primarily of (i) investment company taxable income, which includes, among other things, ordinary income, net short-term capital gain and income from certain hedging and interest rate transactions, (ii) net capital gain (which is the excess of net long-term capital gain over net short-term capital loss), and/or (iii) return of capital.

The Fund’s net investment income can vary significantly over time; however, the Fund seeks to maintain a more stable monthly distribution per share. The distributions paid by the Fund for any particular month may be more or less than the amount of net investment income for that monthly period.

In any given year, there can be no guarantee the Fund’s investment returns will exceed the amount of distributions. The Fund may distribute more than the entire amount of the net investment income earned in a particular period, in which case all or a portion of a distribution may be a return of capital. The Fund’s distributions have historically included, and may in the future include, a significant portion of return of capital. For the fiscal year ended November 30, 2023, the Fund’s distributions were comprised of approximately 55% ordinary income and 45% return of capital. Accordingly, shareholders should not assume that the source of a distribution from the Fund is net income or profit, and the Fund’s distributions should not be used as a measure of performance or confused with yield or income. Return of capital is the return of a portion of the shareholder’s original investment up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares.

Alternatively, the Fund may also distribute less than its net investment income in a particular period. The undistributed net investment income may be available to supplement future common share distributions. Undistributed net investment income is included in the Common Shares’ net asset value, and, correspondingly, distributions from net investment income will reduce the Common Shares’ net asset value.

With each distribution that does not consist solely of net investment income, the Fund will issue a notice to shareholders that will provide estimated information regarding the amount and composition of the distribution. The amounts and sources of distributions reported in each notice will be estimated, are likely to change over time and are not provided for tax reporting purposes. The final determination of such amounts will be made and reported to shareholders after the end of the calendar year when the Fund determines its earnings and profits for the year. The actual amounts and sources of the amounts for accounting and tax reporting purposes will depend upon the Fund’s investment experience during its full fiscal year and may be subject to changes based on tax regulations. The Fund will send each shareholder a Form 1099-DIV for the calendar year that will tell shareholders how to report distributions for federal income tax purposes.

See “Distributions.”

Dividend Reinvestment Plan	Shareholders will automatically have all distributions reinvested in Common Shares issued by the Fund or Common Shares of the Fund purchased on the open market in accordance with the Fund’s dividend reinvestment plan unless an election is made to receive cash. Common Shareholders who receive distributions in the form of additional Common Shares will be subject to the same U.S. federal income tax consequences as Common Shareholders who elect to receive their distributions in cash. See “Dividend Reinvestment Plan.”
Listing and Symbol	The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “NXG.” As of May 3, 2024, the net asset value of the Fund’s Common Shares was $42.69 per Common Share, and the last reported sale price for the Fund’s Common Shares on the NYSE was $39.68 per Common Share, representing a discount to net asset value of 7.05%. In connection with any offering of Rights, the Fund will provide information in the Prospectus Supplement for the expected trading market, if any, for Rights.
Special Risk Considerations	The following is a summary of the principal risks associated with an investment in Common Shares of the Fund. Investors should also refer to “Risks” in this Prospectus for a more detailed explanation of these and other risks associated with investing in the Fund.

Investment And Market Risk. An investment in the Fund’s Common Shares is subject to investment risk, including the possible loss of an investor’s entire investment. The Fund’s Common Shares at any point in time may be worth less than at the time of original investment, even after taking into account the reinvestment of the Fund’s distributions. The Fund is primarily a long-term investment vehicle and should not be used for short-term trading. An investment in the Fund’s Common Shares is not intended to constitute a complete investment program and should not be viewed as such.
Common Stock Risk. The Fund will have exposure to common stocks. Although common stocks have historically generated higher average total returns than fixed-income securities over the long-term, common stocks also have experienced significantly more volatility in those returns and may significantly under-perform relative to fixed income securities during certain periods. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. Also, the price of common stocks is sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase.
Concentration Risk. The Fund’s investments will be concentrated in issuers in the industry or group of industries that make up the energy sector. Because the Fund will be concentrated in the industry or group of industries that make up the energy sector, it will be more susceptible to the risks associated with that industry or group of industries than if it were more broadly diversified over numerous industries. General changes in market sentiment towards energy companies may adversely affect the Fund, and the performance of energy companies may lag behind the broader market as a whole.
Infrastructure Companies Risk. Infrastructure companies may be subject to a variety of factors that may adversely affect their business or operations, including high interest costs in connection with capital construction and improvement programs, high leverage, costs associated with environmental and other regulations, the effects of economic slowdown, surplus capacity, increased competition from other providers of services, uncertainties concerning the availability of fuel at reasonable prices, the effects of energy conservation policies and other factors. Infrastructure companies may also be affected by or subject to difficulty in raising capital in adequate amounts on reasonable terms in periods of high inflation and unsettled capital markets; inexperience with and potential losses resulting from a developing de-regulatory environment; costs associated with compliance with and changes in environmental and other regulations; regulation or adverse actions by various government authorities; government regulation of rates charged to customers; service interruption due to environmental, operational or other mishaps; the imposition of special tariffs and changes in tax laws, regulatory policies and accounting standards; technological innovations that may render existing plants, equipment or products obsolete, and general changes in market sentiment towards infrastructure assets. Recently imposed tariffs on imports to the United States could affect operating or construction costs for a number of companies in which the Fund invests.

Sustainable infrastructure investments are subject to certain additional risks including high dependency upon on government policies that support renewable power generation and enhance the economic viability of owning renewable electric generation assets; adverse impacts from the reduction or discontinuation of tax benefits and other similar subsidies that benefit sustainable infrastructure companies; dependency on suitable weather condition and risk of damage to components used in the generation of renewable energy by severe weather; adverse changes and volatility in the wholesale market price for electricity in the markets served; the use of newly developed, less proven, technologies and the risk of failure of new technology to perform as anticipated; and dependence on a limited number of suppliers of system components and the occurrence of shortages, delays or component price changes. There is a risk that regulations that provide incentives for renewable energy could change or expire in a manner that adversely impacts the market for sustainable infrastructure companies generally.

Technology and communications infrastructure investments are subject to certain additional risks including rapidly changing technologies and existing product obsolescence; short product life cycles; fierce competition; high research and development costs; aggressive pricing and reduced profit margins; the loss of patent, copyright and trademark protections; cyclical market patterns; evolving industry standards; frequent new product introductions and new market entrants; cyber security risks that include, among other things, theft, unauthorized monitoring, release, misuse, loss, destruction or corruption of confidential and highly restricted data, denial of service attacks, unauthorized access to relevant systems, compromises to networks or devices that the information infrastructure companies use, or operational disruption or failures in the physical infrastructure or operating systems, potentially resulting in, among other things, financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs and/or additional compliance costs.

Equity Securities Risk. Equity securities can be affected by macroeconomic, political, global and other factors affecting the stock market in general, expectations of interest rates, investor sentiment towards the issuer or the industry or sector in which such issuer operates, changes in a particular issuer’s financial condition, or unfavorable or unanticipated poor performance of a particular issuer.

Debt Securities Risk. Debt securities are subject to many of the risks described elsewhere in this section. In addition, they are subject to credit risk, prepayment risk and, depending on their quality, other special risks. See “Risks—Debt Securities Risk.”

Below Investment Grade Securities (Junk Bonds) Risk. Below investment grade and unrated debt securities generally pay a premium above the yields of U.S. government securities or debt securities of investment grade issuers because they are subject to greater risks than those securities. These risks, which reflect their speculative character, include the following: greater yield and price volatility; greater credit risk and risk of default; potentially greater sensitivity to general economic or industry conditions; potential lack of attractive resale opportunities (illiquidity); and additional expenses to seek recovery from issuers who default. Debt securities rated below investment grade are commonly known as “junk bonds” and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions.

The prices of these below investment grade and unrated debt securities are more sensitive to negative developments, such as a decline in the issuer’s revenues, downturns in profitability in the sector in which an issuer operates or a general economic downturn, than are the prices of higher-grade securities. Below investment grade and unrated debt securities tend to be less liquid than investment grade securities and the market for below investment grade and unrated debt securities could contract further under adverse market or economic conditions. In such a scenario, it may be more difficult for the Fund to sell these securities in a timely manner or for as high a price as could be realized if such securities were more widely traded. The market value of below investment grade and unrated debt securities may be more volatile than the market value of investment grade securities and generally tends to reflect the market’s perception of the creditworthiness of the issuer and short-term market developments to a greater extent than investment grade securities, which primarily reflect fluctuations in general levels of interest rates. In the event of a default by a below investment grade or unrated debt security held in the Fund’s portfolio in the payment of principal or interest, the Fund may incur additional expense to the extent the Fund is required to seek recovery of such principal or interest.

MLP Risks. An investment in MLP units involves some risks that differ from an investment in the common stock of a corporation. As compared to common stockholders of a corporation, holders of MLP units have more limited control and limited rights to vote on matters affecting the partnership. In addition, there are certain tax risks associated with an investment in MLP units and conflicts of interest may exist between common unit holders and the general partner, including those arising from incentive distribution payments.

A portion of the benefit the Fund derives from its investment in equity securities of MLPs is a result of MLPs generally being treated as partnerships for U.S. federal income tax purposes. A change in current tax law, or a change in the business of a given MLP, could result in an MLP being treated as a corporation for U.S. federal income tax purposes, which would result in such MLP being required to pay U.S. federal income tax on its taxable income, which would have the effect of reducing the amount of cash available for distribution by the MLP and causing any such distributions received by the Fund to be treated as ordinary dividend income to the extent of the MLP’s current or accumulated earnings and profits.

Changes in tax laws or regulations, or future interpretations of such laws or regulations, could adversely affect the Fund or the MLP investments in which the Fund invests.

Master limited partnership subordinated units are not typically listed on an exchange or publicly traded. Holders of MLP subordinated units are entitled to receive a distribution only after the minimum quarterly distribution (the “MQD”) has been paid to holders of common units, but prior to payment of incentive distributions to the general partner or managing member. Master limited partnership subordinated units generally do not provide arrearage rights. Most MLP subordinated units are convertible into common units after the passage of a specified period of time or upon the achievement by the MLP of specified financial goals.

General partner and managing member interests are not publicly traded, though they may be owned by publicly traded entities such as GP MLPs. A holder of general partner or managing member interests can be liable in certain circumstances for amounts greater than the amount of the holder’s investment. In addition, while a general partner or managing member’s incentive distribution rights can mean that general partners and managing members have higher distribution growth prospects than their underlying MLPs, these incentive distribution payments would decline at a greater rate than the decline rate in quarterly distributions to common or subordinated unit holders in the event of a reduction in the MLP’s quarterly distribution. A general partner or managing member interest can be redeemed by the MLP if the MLP unit holders choose to remove the general partner, typically by a supermajority vote of the limited partners or members.

See “Risks—MLP Risks.”

Non-U.S. Securities Risk. Investing in non-U.S. securities involves certain risks not involved in domestic investments, including, but not limited to: fluctuations in foreign exchange rates; future foreign economic, financial, political and social developments; different legal systems; the possible imposition of exchange controls or other foreign governmental laws or restrictions, including expropriation; lower trading volume; much greater price volatility and illiquidity of certain non-U.S. securities markets; different trading and settlement practices; less governmental supervision; changes in currency exchange rates; high and volatile rates of inflation; fluctuating interest rates; less publicly available information; and different accounting, auditing and financial recordkeeping standards and requirements.

Certain countries in which the Fund may invest, especially emerging market countries, historically have experienced, and may continue to experience, high rates of inflation, high interest rates, exchange rate fluctuations, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment. Many of these countries are also characterized by political uncertainty and instability. The cost of servicing external debt will generally be adversely affected by rising international interest rates because many external debt obligations bear interest at rates that are adjusted based upon international interest rates. In addition, with respect to certain foreign countries, there is a risk of: the possibility of expropriation or nationalization of assets; confiscatory taxation; difficulty in obtaining or enforcing a court judgment; restrictions on currency repatriation; economic, political or social instability; and diplomatic developments that could affect investments in those countries.

Because the Fund may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of securities in the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of securities denominated in such currencies, which means that the Fund’s net asset value or current income could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. Certain investments in non-U.S. securities also may be subject to foreign withholding taxes. Dividend income from non-U.S. corporations may not be eligible for the reduced U.S. income tax rate currently available for qualified dividend income. These risks often are heightened for investments in smaller, emerging capital markets. In addition, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as: growth of gross domestic product; rates of inflation; capital reinvestment; resources; self- sufficiency; and balance of payments position.

Investing in securities of issuers based in underdeveloped emerging markets entails all of the risks of investing in securities of non-U.S. issuers to a heightened degree. “Emerging market countries” generally include every nation in the world except developed countries, that is the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. These heightened risks include: greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability; the smaller size of the market for such securities and a lower volume of trading, resulting in lack of liquidity and an increase in price volatility; and certain national policies that may restrict the Fund’s investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interests. As a result of these potential risks, the Adviser may determine that, notwithstanding otherwise favorable investment criteria, it may not be practicable or appropriate to invest in a particular country.

See “Risks—Non U.S. Securities Risk.”

Liquidity Risk. The investments made by the Fund may be illiquid and consequently the Fund may not be able to sell such investments at prices that reflect the Investment Adviser’s assessment of their value, the value at which the Fund is carrying the securities on its books or the amount paid for such investments by the Fund. Furthermore, the nature of the Fund’s investments may require a long holding period prior to profitability. See “Risks—Liquidity Risk.”

Valuation Risk. Market prices may not be readily available for certain of the Fund’s investments, and the value of such investments will ordinarily be determined based on fair valuations determined by the Investment Adviser pursuant to procedures adopted by the Board of Trustees and the Investment Adviser as valuation designee. Restrictions on resale or the absence of a liquid secondary market may adversely affect the Fund’s ability to determine its net asset value. The sale price of securities that are not readily marketable may be lower or higher than the Fund’s most recent determination of their fair value. See “Risks—Valuation Risk.”

Energy Sector Risks. Under normal circumstances, the Fund concentrates its investments in the industry or group of industries that make up the energy sector. Energy companies are subject to certain risks, including, but not limited to, the following:

•    Commodity Price Risk

•    Cyclicality Risk

•    Supply Risk

•    Demand Risk

•    Competition Risk

•    Weather Risk

•    Interest Rate Risk

•    Regulatory Risk

•    Environmental Risk

•    Catastrophe Risk

•    Risks Relating to Expansions and Acquisitions

•    Technology Risk

•    Business Segment Specific Risk

See “Risks—Energy Sector Risks.”

Small-Cap and Mid-Cap Company Risk. Certain of the companies in which the Fund may invest may have small or medium-sized market capitalizations (“small-cap” and “mid-cap” companies, respectively). Investing in the securities of small-cap or mid-cap companies presents some particular investment risks. These companies may have limited product lines and markets, as well as shorter operating histories, less experienced management and more limited financial resources than larger companies, and may be more vulnerable to adverse general market or economic developments. Stocks of these companies may be less liquid than those of larger companies, and may experience greater price fluctuations than larger companies. In addition, small-cap or mid-cap company securities may not be widely followed by investors, which may result in reduced demand.
Risks Associated with an Investment in IPOs. Securities purchased by the Fund in initial public offerings (“IPOs”) are often subject to the general risks associated with investments in companies with small market capitalizations, and typically to a heightened degree. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in an IPO may be highly volatile, thus the Fund cannot predict whether investments in IPOs will be successful. As the Fund grows in size, the positive effect of IPO investments on the Fund may decrease. See “Risks—Risks Associated with an Investment in IPOs.”
Risks Associated with an Investment in PIPE Transactions. Private investment in public equity (“PIPE”) investors purchase securities directly from a publicly traded company in a private placement transaction, typically at a discount to the market price of the company’s common stock. Because the sale of the securities is not registered under the Securities Act of 1933, as amended (the “Securities Act”), the securities are “restricted” and cannot be immediately resold by the investors into the public markets. Accordingly, the company typically agrees as part of the PIPE deal to register the restricted securities with the SEC. PIPE securities may be deemed illiquid. See “Risks—Risks Associated with an Investment in PIPE Transactions.”

Privately Held Company Risk. Investing in privately held companies involves risk. For example, privately held companies are not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles and are not required to maintain effective internal controls over financial reporting. As a result, the Investment Adviser may not have timely or accurate information about the business, financial condition and results of operations of the privately held companies in which the Fund invests. In addition, the securities of privately held companies are generally illiquid, and entail the risks described under “Risks—Liquidity Risk.”
Preferred Stock Risk. Preferred stocks combine some of the characteristics of both common stocks and debt securities. Preferred stocks typically have a yield advantage over common stocks as well as comparably-rated fixed income investments. Preferred stocks are typically subordinated to bonds and other debt instruments in a company’s capital structure, in terms of priority to corporate income, and therefore will be subject to greater credit risk than those debt instruments. Unlike interest payments on debt securities, preferred stock distributions are payable only if declared by the issuer’s board of directors. Preferred stocks also may be subject to optional or mandatory redemption provisions. See “Risks—Preferred Stock Risk.”
Convertible Instrument Risk. The Fund may invest in convertible instruments. A convertible instrument is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed number of Common shares of the same or a different issuer within a particular period of time at a specified price or formula. Convertible debt instruments have characteristics of both fixed income and equity investments. Convertible instruments are subject both to the stock market risk associated with equity securities and to the credit and interest rate risks associated with fixed-income securities. As the market price of the equity security underlying a convertible instrument falls, the convertible instrument tends to trade on the basis of its yield and other fixed-income characteristics. As the market price of such equity security rises, the convertible security tends to trade on the basis of its equity conversion features. See “Risks—Convertible Instruments Risk.”
Interest Rate Risk. The costs associated with any leverage used by the Fund are likely to increase when interest rates rise. Accordingly, the market price of the Fund’s Common Shares may decline when interest rates rise. See “Risks—Interest Rate Risk.”
Interest Rate Hedging Risk. The Fund may from time to time hedge against interest rate risk resulting from the Fund’s portfolio holdings and any financial leverage it may incur. Interest rate transactions the Fund may use for hedging purposes will expose the Fund to certain risks that differ from the risks associated with its portfolio holdings. There are economic costs of hedging reflected in the price of interest rate swaps, caps and similar techniques, the cost of which can be significant. In addition, the Fund’s success in using hedging instruments is subject to the Investment Adviser’s ability to correctly predict changes in the relationships of such hedging instruments to the Fund’s leverage risk, and there can be no assurance that the Investment Adviser’s judgment in this respect will be accurate. See “Risks—Interest Rate Hedging Risk.”

Leverage Risk. The Fund may use leverage through the issuance of Indebtedness or the issuance of preferred shares. The use of leverage magnifies both the favorable and unfavorable effects of price movements in the investments made by the Fund. Insofar as the Fund employs leverage in its investment operations, the Fund will be subject to increased risk of loss. In addition, the Fund pays (and the holders of Common Shares bear) all costs and expenses relating to the issuance and ongoing maintenance of leverage, including higher advisory fees. Similarly, any decline in the net asset value of the Fund’s investments will be borne entirely by the holders of Common Shares. Therefore, if the market value of the Fund’s portfolio declines, the leverage will result in a greater decrease in net asset value to the holders of Common Shares than if the Fund were not leveraged. This greater net asset value decrease will also tend to cause a greater decline in the market price for the Common Shares. See “Risks—Leverage Risk.”

Covered Call Option Risk. As the writer of a covered call option, the Fund forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the strike price of the call, but retains the risk of loss should the price of the underlying security decline. As the Fund writes covered calls over more of its portfolio, its ability to benefit from capital appreciation becomes more limited. There are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events. See “Strategic Transactions—Options” in the SAI for additional information regarding risks associated with option transactions.

Arbitrage Risk. A part of the Investment Adviser’s investment operations may involve spread positions between two or more securities, or derivatives positions including commodities hedging positions, or a combination of the foregoing. The Investment Adviser’s trading operations also may involve arbitraging between two securities or commodities, between the security, commodity and related options or derivatives markets, between spot and futures or forward markets, and/or any combination of the above. To the extent the price relationships between such positions remain constant, no gain or loss on the positions will occur. These offsetting positions entail substantial risk that the price differential could change unfavorably, causing a loss to the position. Certain derivatives transactions have economic characteristics similar to leverage.

Securities Lending Risk. The Fund may lend its portfolio securities (up to a maximum of one-third of its Managed Assets) to banks or dealers which meet the creditworthiness standards established by the Board of Trustees of the Fund. Securities lending is subject to the risk that loaned securities may not be available to the Fund on a timely basis and the Fund may, therefore, lose the opportunity to sell the securities at a desirable price. Any loss in the market price of securities loaned by the Fund that occurs during the term of the loan would be borne by the Fund and would adversely affect the Fund’s performance. In addition, there may be delays in recovery, or no recovery, of securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially while the loan is outstanding. These risks may be greater for non-U.S. securities.

Portfolio Turnover Risk. Portfolio turnover rate is not considered a limiting factor in the Investment Adviser’s execution of investment decisions. The Fund anticipates that its annual portfolio turnover rate may vary greatly from year to year. A higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. High portfolio turnover may result in an increased realization of net short-term capital gains or capital losses by the Fund.

Strategic Transactions Risk. The Fund may, but is not required to, use investment strategies (referred to herein as “Strategic Transactions”) for hedging, risk management or portfolio management purposes or to earn income. The Fund’s use of Strategic Transactions may involve the purchase and sale of derivative instruments. The Fund may purchase and sell exchange-listed and over-the-counter put and call options on securities, indices and other instruments, enter into forward contracts, purchase and sell futures contracts and options thereon, enter into swap, cap, floor or collar transactions, purchase structured investment products and enter into transactions that combine multiple derivative instruments. Strategic Transactions often have risks similar to the securities underlying the Strategic Transactions. However, the use of Strategic Transactions also involves risks that are different from, and possibly greater than, the risks associated with other portfolio investments. Strategic Transactions may involve the use of highly specialized instruments that require investment techniques and risk analyses different from those associated with other portfolio investments. The use of derivative instruments has risks, including the imperfect correlation between the value of the derivative instruments and the underlying assets, the possible default of the counterparty to the transaction or illiquidity of the derivative investments. Furthermore, the ability to successfully use these techniques depends on the Investment Adviser’s ability to predict pertinent market movements, which cannot be assured. Thus, the use of Strategic Transactions may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Fund can realize on an investment or may cause the Fund to hold a security that it might otherwise sell. In addition, amounts paid by the Fund as premiums and cash, or other assets held in margin accounts with respect to Strategic Transactions are not otherwise available to the Fund for investment purposes. It is possible that government regulation of various types of derivative instruments may impact the availability, liquidity and cost of derivative instruments. There can be no assurance that such regulation will not have a material adverse effect on the Fund or will not impair the ability of the Fund to implement certain Strategic Transactions or to achieve its investment objective. Although the Investment Adviser seeks to use Strategic Transactions to further the Fund’s investment objective, no assurance can be given that the use of Strategic Transactions will achieve this result. A more complete discussion of Strategic Transactions and their risks is included in the SAI under the heading “Strategic Transactions.”

Distributions Risk. The Fund’s net investment income can vary significantly over time; however, the Fund seeks to maintain a more stable monthly distribution per share. The distributions paid by the Fund for any particular month may be more or less than the amount of net investment income for that monthly period. The Fund may distribute more than the entire amount of the net investment income earned in a particular period, in which case all or a portion of a distribution may be a return of capital. The Fund’s distributions have historically included, and may in the future include, a significant portion of return of capital. For the fiscal year ended November 30, 2023, the Fund’s distributions were comprised of approximately 55% ordinary income and 45% return of capital. Accordingly, shareholders should not assume that the source of a distribution from the Fund is net income or profit, and the Fund’s distributions should not be used as a measure of performance or confused with yield or income.

Return of capital is the return of a portion of the shareholder’s original investment up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. In any given year, there can be no guarantee the Fund’s investment returns will exceed the amount of distributions. To the extent the amount of distributions paid to shareholders in cash exceeds the total net investment returns of the Fund, the assets of the Fund will decline, which may have the effect of increasing the Fund’s expense ratio. In addition, in order to make such distributions, the Fund may have to sell a portion of its investment portfolio at a time when independent investment judgment might not dictate such action.

Market Discount from Net Asset Value. Shares of closed-end investment companies frequently trade at a discount from their net asset value, which is a risk separate and distinct from the risk that the Fund’s net asset value could decrease as a result of its investment activities. Although the value of the Fund’s net assets is generally considered by market participants in determining whether to purchase or sell Common Shares, whether investors will realize gains or losses upon the sale of Common Shares will depend entirely upon whether the market price of Common Shares at the time of sale is above or below the investor’s purchase price for Common Shares. Because the market price of Common Shares will be determined by factors such as net asset value, distribution and distribution levels (which are dependent, in part, on expenses), supply of and demand for Common Shares, stability of distributions or dividends, trading volume of Common Shares, general market and economic conditions and other factors beyond the control of the Fund, the Fund cannot predict whether Common Shares will trade at, below or above net asset value or at, below or above the initial public offering price. Common Shares of the Fund are designed primarily for long-term investors; investors in Common Shares should not view the Fund as a vehicle for trading purposes.

Risks Associated with Offerings of Additional Common Shares. The voting power of current Common Shareholders will be diluted to the extent that current Common Shareholders do not purchase Common Shares in any future offerings of Common Shares or do not purchase sufficient Common Shares to maintain their percentage interest. If the Fund is unable to invest the proceeds of such offering as intended, the Fund’s per Common Share distribution may decrease and the Fund may not participate in market advances to the same extent as if such proceeds were fully invested as planned. If the Fund sells Common Shares at a price below net asset value per share pursuant to the consent of Common Shareholders, shareholders will experience a dilution of the aggregate net asset value per Common Share because the sale price will be less than the Fund’s then-current net asset value per Common Share. Similarly, were the expenses of the offering to exceed the amount by which the sale price exceeded the Fund’s then current net asset value per Common Share, shareholders would experience a dilution of the aggregate net asset value per Common Share. This dilution will be experienced by all shareholders, irrespective of whether they purchase Common Shares in any such offering. See “Description of Shares—Common Shares—Issuance of Additional Common Shares.”

Additional Risks of Rights. There are additional risks associated with an offering of Rights. Shareholders who do not exercise their Rights may, at the completion of such an offering, own a smaller proportional interest in the Fund than if they exercised their Rights. As a result of such an offering, a shareholder may experience dilution in net asset value per share if the subscription price per share is below the net asset value per share on the expiration date. If the subscription price per share is below the net asset value per share of the Fund’s Common Shares on the expiration date, a shareholder will experience an immediate dilution of the aggregate net asset value of such shareholder’s Common Shares if the shareholder does not participate in such an offering and the shareholder will experience a reduction in the net asset value per share of such shareholder’s Common Shares whether or not the shareholder participates in such an offering. Such a reduction in net asset value per share may have the effect of reducing market price of the Common Share. The Fund cannot state precisely the extent of this dilution (if any) if the shareholder does not exercise such shareholder’s Rights because the Fund does not know what the net asset value per share will be when the offer expires or what proportion of the Rights will be exercised. If the subscription price is substantially less than the then current net asset value per Common Share at the expiration of a rights offering, such dilution could be substantial. Any such dilution or accretion will depend upon whether (i) such shareholders participate in the Rights offering and (ii) the Fund’s net asset value per Common Share is above or below the subscription price on the expiration date of the Rights offering. In addition to the economic dilution described above, if a Common Shareholder does not exercise all of their rights, the Common Shareholder will incur voting dilution as a result of this rights offering. This voting dilution will occur because the Common Shareholder will own a smaller proportionate interest in the Fund after the rights offering than prior to the rights offering. There is a risk that changes in market conditions may result in the underlying Common Shares purchasable upon exercise of the subscription rights being less attractive to investors at the conclusion of the subscription period. This may reduce or eliminate the value of the subscription rights. If investors exercise only a portion of the rights, the number of Common Shares issued may be reduced, and the Common Shares may trade at less favorable prices than larger offerings for similar securities. Subscription rights issued by the Fund may be transferable or non-transferable rights. In a non-transferable rights offering, Common Shareholders who do not wish to exercise their rights will be unable to sell their rights. In a transferrable rights offering, the Fund will use its best efforts to ensure an adequate trading market for the rights; however, investors may find that there is no market to sell rights they do not wish to exercise.

Anti-Takeover Provisions in the Fund’s Agreement and Declaration of Trust and By-Laws. The Fund’s Amended and Restated Agreement and Declaration of Trust, as amended (the “Declaration of Trust”), and By-Laws include provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of its Board of Trustees. For example, the Declaration of Trust limits the ability of persons to beneficially own (within the meaning of Section 382 of the Code) more than 4.99% of the outstanding Common Shares of the Fund. This restriction was adopted in order to reduce the risk of the Fund undergoing an “ownership change” within the meaning of Section 382 of the Code, which would limit the Fund’s ability to use a capital loss carryforward and certain unrealized losses (if such tax attributes exist). See “Anti-Takeover Provisions in the Declaration of Trust” and “Certain Provisions of Delaware Law, the Declaration of Trust and By-Laws.”

In addition, as a Delaware statutory trust, the Fund is subject to the control share acquisition statute (the “Control Share Statute”) contained in Subchapter III of the Delaware Statutory Trust Act (the “DSTA”), which became automatically applicable to listed closed-end funds, such as the Fund, upon its effective date of August 1, 2022 (the “Effective Date”). The Control Share Statute provides that an acquirer of shares above a series of voting power thresholds has no voting rights under the DSTA or the governing documents of the Fund with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless approved by shareholders. See “Certain Provisions of Delaware Law, the Declaration of Trust and By-Laws—Delaware Control Share Statute.”

The ownership restrictions set forth in the Fund’s Declaration of Trust and the limitations of the Control Share Statute could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over the Fund and may reduce market demand for the Fund’s Common Shares, which could have the effect of increasing the likelihood that the Fund’s Common Shares trade at a discount to net asset value and increasing the amount of any such discount.

Additional Risks. For additional risks relating to investments in the Fund including “Securities Lending Risk,” “Short Sales Risk,” “Deflation Risk,” “Other Investment Companies Risk,” “ETN and ETF Risk,” “Investment Management Risk, “Dependence on Key Personnel of the Investment Adviser,” “Conflicts of Interest with the Investment Adviser,” “Reliance on Service Providers,” “Technology Risk,” “Cyber Security Risk,” “Recent Market, Economic and Social Developments Risk,” “Legislation and Regulatory Risk,” “SOFR Risk,” “UK Departure from EU Risk,” “Redenomination Risk,” “Terrorism, Market Disruption, and Catastrophe Risk,” and “Not a Complete Investment Program” please see “Risks” beginning on page 40 of this Prospectus.

Other Service Providers

Under a transfer agency and service agreement among U.S. Bancorp Global Fund Services and the Fund, U.S. Bancorp Global Fund Services serves as the Fund’s transfer agent, registrar and distribution disbursing agent.

U.S. Bancorp Global Fund Services (the “Administrator”) provides the Fund with administrative services. The Administrator also performs fund accounting.

U.S. Bank National Association serves as the custodian of the Fund’s securities and other assets.

SUMMARY OF FUND EXPENSES

The following table contains information about the costs and expenses that Common Shareholders will bear directly or indirectly. The table is based on the capital structure of the Fund as of November 30, 2023 (except as noted below). The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of Common Shares, would bear directly or indirectly.

Shareholder transaction expenses
Sales load (as a percentage of estimated offering price)	–%(1)
Offering expenses borne by the Fund (as a percentage of estimated offering price)	–% (1)
Dividend reinvestment Plan fees	$15.00(2)

Annual Expenses	Percentage of Net Assets Attributable to Common Shares(3)
Management fees(4)(5)	1.76%
Interest payments on borrowed funds(6)	2.29%
Other expenses(7)	1.53%
Total annual expenses (before fee waiver)(5)	5.58%
Fee waiver	(0.35)%
Net annual expenses (after fee waier)	5.23%

(1)	If Common Shares to which this Prospectus relates are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load and the estimated offering expenses borne by the Fund.

(2)	There will be no brokerage charges with respect to Common Shares issued directly by the Fund. However, each participant will pay a pro rata share of brokerage commissions incurred in connection with open-market purchases. In addition, participants who request a sale of shares through the Plan Agent are subject to a $15.00 per transaction sales fee and pay a brokerage commission of $0.12 per share sold. The Fund’s transfer agent serves as Plan Agent. Fees paid by the Fund to the transfer agent are included in “Other Expenses” below, which are ultimately borne by Common Shareholders. For additional information, see “Distribution Reinvestment Plan.”

(3)	Based upon net assets attributable to common shares as of November 30, 2023.

(4)	The Fund pays the Investment Adviser an annual fee, payable monthly, in an amount equal to 1.25% of the Fund’s average weekly Managed Assets. The fee shown above is based upon outstanding leverage of 25.16% of the Fund’s Managed Assets (or 35.50% of the Fund’s net assets attributable to common shares). If leverage of more than 25.16% of the Fund’s Managed Assets (or 35.50% of the Fund’s net assets attributable to common shares) is used, the management fees, as a percentage of net assets attributable to common shares would be higher than as shown above.

(5)	The Investment Adviser has contractually agreed to waive a portion of the management fee in the amount equal to 0.25% of the Fund’s Managed Assets through the later of June 1, 2025 or 12 months after the date of effectiveness of the Registration Statement of which this Prospectus is a part. Prior to the termination date, the waiver agreement may be modified, waived or terminated only with the written consent of the Board of Trustees.

(6)	Based upon the Fund’s outstanding borrowings as of November 30, 2023 of $36.810 million and the interest rate as of November 30, 2023, of 6.46%.

(7)	“Other expenses” are estimated based upon those incurred during the fiscal period ended November 30, 2023. Other expenses include acquired funds fees and expenses, which did not exceed 0.01 percent of the average net assets of the Fund for the fiscal year ended November 30, 2023. Other expenses do not include expense related to realized or unrealized investment gains or losses. See “Management of the Fund—Fund Expenses.”

EXAMPLE

As required by relevant SEC regulations, the following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) “Total annual expenses” of 5.33% of net assets attributable to Common Shares in Year 1 and thereafter 5.58% of net assets attributable to Common Shares and (4) a 5.00% annual return*:

	1 Year	3 Years	5 Years	10 Years
Total expenses incurred	$ 56	$ 166	$ 275	$ 542

*	The example should not be considered a representation of future expenses or returns. Actual expenses may be greater or less than those shown. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example. The example assumes that all dividends and distributions are reinvested at net asset value.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund’s financial performance. The information in this table for the past five years is derived from the Fund’s financial statements audited by Ernst & Young LLP, independent registered public accounting firm for the Fund, whose report on such financial statements, together with the financial statements of the Fund, are included in the Fund’s annual report to shareholders for the fiscal year ended November 30, 2023 and are incorporated by reference herein.

	Fiscal Year Ended November 30, 2023	Fiscal Year Ended November 30, 2022	Fiscal Year Ended November 30, 2021	Fiscal Year Ended November 30, 2020	Fiscal Year Ended November 30, 2019(1)		Fiscal Year Ended November 30, 2018(1)		Fiscal Year Ended November 30, 2017(1	Fiscal Year Ended November 30, 2016(1)	Fiscal Year Ended November 30, 2015(1)	Fiscal Year Ended November 30, 2014(1)
Per Common Share Data(2)
Net Asset Value, beginning of fiscal year	$54.75	$53.25	$45.87	$58.28	$70.12		$79.88		$77.68	$78.32	$103.12	$109.84
Income from Investment Operations:
Net investment income (loss)	0.21	(0.06)	0.70	(0.11)	0.24		(3.60)		(0.44)	(0.04)	2.32	2.12
Net realized and unrealized gain (loss) on investments	(11.17)	4.12	9.24	(7.74)	(1.80)		5.28		9.20	5.96	(20.56)	(2.28)
Total increase (decrease) from investment operations	(10.96)	4.06	9.94	(7.85)	(1.56)		1.68		8.76	5.92	(18.24)	(0.16)
Less Distributions to Common Stockholders:
Net investment income	(2.18)	-	-	(0.59)	(1.28)		(0.76)		(1.72)	(2.16)	(2.04)	(1.52)
Net realized gain	-	-	-	-	(2.68)		(4.84)		-	-	-	(1.64)
Return of capital	(1.76)	(2.56)	(2.56)	(3.97)	(2.60)		(0.96)		(4.84)	(4.40)	(4.52)	(3.40)
Total distributions to common stockholders	(3.94)	(2.56)	(2.56)	(4.56)	(6.56)		(6.56)		(6.56)	(6.56)	(6.56)	(6.56)
Capital Share Transactions:
Premiums less underwriting discounts and offering costs on issuance of common shares	-	-	-	-	(3.72	)(4)	(4.88	)(3)	-	-	-	-
Net Asset Value, end of fiscal year	39.85	54.75	53.25	45.87	58.28		70.12		79.88	77.68	78.32	103.12
Per common share fair value, end of fiscal year	31.97	42.53	45.02	35.74	50.72		64.68		75.32	69.96	63.00	94.04
Total Investment Return Based on Fair Value(5)	(16.38)%	0.34%	33.40%	(19.52)%	(12.23)%		(6.04)%		17.70%	24.19%	(27.15)%	2.85%

	Fiscal Year Ended November 30, 2023	Fiscal Year Ended November 30, 2022	Fiscal Year Ended November 30, 2021	Fiscal Year Ended November 30, 2020	Fiscal Year Ended November 30, 2019(1)	Fiscal Year Ended November 30, 2018(1)	Fiscal Year Ended November 30, 2017	Fiscal Year Ended November 30, 2016
Supplemental Data and Ratios
Net assets applicable to common stockholders, end of fiscal year (000’s)	$103,682	$142,434	$138,537	$119,348	$151,639	$136,843	$116,908	$117,569
Ratio of expenses to average net assets after waiver(6)	4.15%	2.88%	2.25%	1.99%	2.39%	2.77%	2.49%	1.99%
Ratio of net investment income (loss) to average net assets before waiver(6)	0.10%	(0.46)%	0.95%	0.92%	2.26%	1.94%	2.04%	3.43%
Ratio of net investment income (loss) to average net assets after waiver(6)	0.44%	(0.12)%	1.29%	1.10%	2.26%	1.94%	2.04%	3.43%
Portfolio turnover rate	251.22%	124.56%	125.80%	71.35%	59.32%	74.00%	96.21%	226.71%
Total borrowings outstanding (in thousands)	$36,810	$41,410	$56,410	$18,310	$-	$42,156	$22,956	$10,456
Asset coverage, per $1,000 of indebtedness(7)	$3,817	$4,440	$3,456	$7,518	$-	$4,246	$6,093	$12,244

	Fiscal Year Ended November 30, 2015	Fiscal Year Ended November 30, 2014
Supplemental Data and Ratios
Net assets applicable to common stockholders, end of fiscal year (000’s)	$118,568	$156,094
Ratio of expenses to average net assets after waiver(6)	1.95%	1.95%
Ratio of net investment income (loss) to average net assets before waiver(6)	2.53%	1.81%
Ratio of net investment income (loss) to average net assets after waiver(6)	2.53%	1.81%
Portfolio turnover rate	101.17%	26.08%

	Fiscal Year Ended November 30, 2015	Fiscal Year Ended November 30, 2014
Total borrowings outstanding (in thousands)	$7,321	$24,172
Asset coverage, per $1,000 of indebtedness(7)	$17,196	$7,458

(1)	Per share data adjusted for 1:4 reverse stock split completed as of June 12, 2020.

(2)	Information presented relates to a share of common stock outstanding for the entire fiscal year.

(3)	Represents the share impact related to a rights offering, which was completed on March 22, 2018.

(4)	Represents the share impact related to a rights offering, which was completed on July 18, 2019.

(5)	The calculation assumes reinvestment of dividends at actual prices pursuant to the Fund’s dividend reinvestment plan. Total investment return does not reflect brokerage commissions.

(6)	The ratio of expenses to average net assets before waiver was 4.49%, 3.22%, 2.59%, 2.16%, 2.39%, 2.77%, 2.49%, 1.99%, 1.95% and 1.96% for the fiscal years ended November 30, 2023, 2022, 2021, 2020, 2019, 2018, 2017, 2016, 2015 and 2014 respectively.

(7)	Calculated by subtracting the Fund’s total liabilities (not including borrowings) from the Fund’s total assets and dividing by the total borrowings.

SENIOR SECURITIES

The following table sets forth information about the Fund’s outstanding senior securities as of the end of each of the last ten fiscal years. The information in this table for the fiscal years ended November 30, 2023, November 30, 2022, November 30, 2021, November 30, 2020 and November 30, 2019 is derived from the Fund’s financial statements audited by Ernst & Young LLP, independent registered public accounting firm for the Fund, whose report on such financial statements, together with the financial statements of the Fund, are included in the Fund’s annual report to shareholders for the fiscal year ended November 30, 2023 and are incorporated by reference herein.

Fiscal Period Ended	Title of Security	Total Principal Amount Outstanding	Asset Coverage Per $1,000 of Principal Amount
November 30, 2023	Borrowings	$36,810,000	$3,817
November 30, 2022	Borrowings	$41,410,000	$4,440
November 30, 2021	Borrowings	$56,410,000	$3,456
November 30, 2020	Borrowings	$18,310,000	$7,518
November 30, 2019	Borrowings	--	--
November 30, 2018	Borrowings	$42,156,007	$4,246
November 30, 2017	Borrowings	$22,956,007	$6,093
November 30, 2016	Borrowings	$10,456,007	$12,244
November 30, 2015	Borrowings	$7,321,000	$17,196
November 30, 2014	Borrowings	$24,171,751	$7,458
November 30, 2013	Borrowings	$24,659,062	$7,742

THE FUND

The NextGen Infrastructure Income Fund (the “Fund”) was formed as a Delaware statutory trust on November 17, 2010 and is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940 Act (the “1940 Act”). The Fund commenced investment operations on September 25, 2012. The Fund’s principal office is located at 600 N. Pearl Street, Suite 1205, Dallas, Texas 75201.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the Fund intends to invest the net proceeds of an offering of Securities in accordance with its investment objective and policies as stated in this Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objective and policies within three months after the completion of such offering. Prior to the time the proceeds of each offering are fully invested, such proceeds may temporarily be invested in cash, cash equivalents, or in debt securities that are rated AA or higher. Income received by the Fund from such temporary investments would likely be less than returns sought pursuant to the Fund’s investment objective and policies. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Shareholders.

MARKET AND NET ASSET VALUE INFORMATION

The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”). The Fund’s Common Shares commenced trading on the NYSE on September 25, 2012. In connection with any offering of Rights, the Fund will provide information in the Prospectus Supplement for the expected trading market, if any, for Rights.

Historically, the Common Shares have generally traded at a discount to the Fund’s net asset value per share. Shares of closed-end investment companies frequently trade at a discount to net asset value. The Fund’s net asset value will be reduced immediately following an offering of the Common Shares due to the costs of such offering, which will be borne entirely by the Fund. The sale of Common Shares by the Fund (or the perception that such sales may occur) may have an adverse effect on prices of Common Shares in the secondary market. An increase in the number of Common Shares available may put downward pressure on the market price for Common Shares. See “Risks—Market Discount From Net Asset Value.”

The following table sets forth, for each of the periods indicated, the high and low closing market prices for the Common Shares on the NYSE, the net asset value per Common Share and the premium or discount to net asset value per Common Share at which the Common Shares were trading.

	Market Price		Corresponding Net Asset Value Per Common Share		Corresponding Premium/(Discount) as a Percentage of Net Asset Value
Fiscal Quarter Ended	High	Low	High	Low	High	Low
November 30, 2023	$41.12	$30.5015	$44.90	$37.50	(8.42)%	(18.66)%
August 31, 2023	$40.21	$34.5518	$50.32	$43.83	(20.09)%	(21.17)%
May 31, 2023	$40.22	$33.78	$50.35	$44.82	(20.12)%	(24.63)%
February 28, 2023	$43.31	$37.2301	$54.44	$48.49	(20.44)%	(23.22)%
November 30, 2022	$45.85	$36.41	$58.65	$46.98	(21.82)%	(22.50)%
August 31, 2022	$46.16	$35.87	$59.79	$47.65	(22.80)%	(24.72)%
May 31, 2022	$46.21	$38.31	$55.73	$47.29	(17.08)%	(18.99)%
February 28, 2022	$47.30	$39.66	$53.30	$47.69	(11.26)%	(16.84)%
November 30, 2021	$50.50	$44.39	$59.84	$52.42	(15.61)%	(15.32)%

As of May 3, 2024, the net asset value of the Fund’s Common Shares was $42.69 per Common Share, and the last reported sale price for the Fund’s Common Shares on the NYSE was $39.68 per Common Share, representing a discount to net asset value of 7.05%. The Fund cannot predict whether its Common Shares will trade in the future at a premium to or discount from net asset value, or the level of any premium or discount. Shares of closed-end investment companies frequently trade at a discount from net asset value. As of May 3, 2024, 2,601,714 Common Shares of the Fund were outstanding.

INVESTMENT OBJECTIVE AND POLICIES

Investment Objective

The Fund’s investment objective is to seek a high total return with an emphasis on current income. There can be no assurance that the Fund’s investment objective will be achieved.

Principal Investment Policies

The Fund pursues its investment objective by investing, under normal market conditions, at least 80% of its Managed Assets, in a portfolio of equity and debt securities of infrastructure companies, including energy infrastructure companies, industrial infrastructure companies, sustainable infrastructure companies and technology and communication infrastructure companies (the “80% policy”).

The infrastructure investment landscape is rapidly evolving due to technological advancement. While some energy and industrial infrastructure companies (sometimes referred to as “traditional” infrastructure companies) are now in their maturity phase, many traditional infrastructure companies have become leaders in implementing technological innovations. The Fund’s next generation focus within the infrastructure investment landscape consists of these innovative infrastructure companies along with sustainable infrastructure companies and technology and communication infrastructure companies. Similar to traditional infrastructure assets, which provide the underlying foundation of basic services, facilities and institutions and are often said to form the “backbone” of the economy, technology and communication infrastructure assets provide the underlying foundation of the data that drives the modern knowledge economy.

The Fund considers an infrastructure company to be any company that has at least 50% of its assets, income, revenue, sales or profits committed to or derived from the ownership, operation, management, construction, development, servicing or financing of infrastructure assets. Infrastructure assets include energy and industrial infrastructure assets, sustainable infrastructure assets and technology and communication infrastructure assets. Energy and industrial infrastructure assets are physical structures, networks and systems of transportation, energy, water and sewage, security and communications. Examples of energy and industrial infrastructure assets include toll roads, bridges, and tunnels; airports, seaports, railroads, electricity transmission, and distribution lines; facilities used in gathering, treating, processing, fractionation, transportation and storage of hydrocarbon products; water and sewage treatment facilities and distribution pipelines; communication towers, cables, and satellites; and security systems related to the foregoing assets. Sustainable infrastructure assets include renewable energy infrastructure assets such as power generation from renewable and other clean energy sources, including utility scale and distributed solar power, wind, hydroelectric and geothermal power, renewable energy storage and electric vehicle charging networks, as well as waste collection and recycling, water purification and desalinization. Technology and communication infrastructure assets consist of assets, systems and technologies that collect, enable, analyze, optimize, automate, transmit and secure the data that allows businesses and other organizations to operate. Examples of technology and communications infrastructure assets include: data centers, cloud, hosting, and database systems, transactional and financial backend systems, customer relationship management systems, smart city technologies, network security and cybersecurity, automation systems, human resource and workforce management and industry specific infrastructure software.

The Fund invests at least 25% of its assets in companies operating in the industry or group of industries that make up the energy sector. As a result, the Fund is concentrated in the energy sector. See “Risks—Concentration Risk.” The Fund invests no more than 25% of its Managed Assets in securities of energy MLPs that are “qualified publicly traded partnerships” under the Internal Revenue Code of 1986, as amended (the “Code”).

The Fund generally seeks to invest in no more than 10% of its Managed Assets in any one issue and no more than 20% of Managed Assets in any one issuer, in each case, determined at the time of investment. For purposes of this limit with respect to an investment in an MLP, an “issuer” includes both an issuer and its controlling general partner, managing member or sponsor, and an “issue” is a class of an issuer’s securities or a derivative security that tracks that class of securities.

The Fund invests up to 25% of its Managed Assets in unregistered or otherwise restricted securities, including securities issued by private companies.

The Fund seeks attractive investment opportunities by investing in initial public offerings (“IPOs”) and secondary market issuances, private investment in public equity (“PIPE”) transactions and privately negotiated transactions, including pre-acquisition and pre-IPO equity issuances and investments in private companies.

The Fund invests, without limitation, in debt securities rated, at the time of investment, at least (i) B3 by Moody’s Investors Service, Inc. (“Moody’s”), (ii) B- by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings (“Fitch”), or (iii) a comparable rating by another rating agency, and invests no more than 5% of its Managed Assets in debt securities rated below B3 by Moody’s, B- by S&P or Fitch or a comparable rating by another rating agency. Therefore, the Fund may invest in below investment grade debt securities. A debt security is considered below investment grade if it is rated below Baa3- by Moody’s or below BBB- by S&P or Fitch or a comparable rating by another rating agency. Below investment grade debt securities are often referred to as “high yield” securities or “junk bonds.” Below investment grade debt securities are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal. Debt securities in which the Fund invests may be of any maturity.

The Fund invests in non-U.S. securities, including securities of issuers in emerging markets.

The Fund invests in issuers of any market capitalization size.

The Fund may seek to hedge risks to the portfolio, including market risk, interest rate risk, currency risk and commodity price risk, as deemed prudent by the Investment Adviser. For a discussion of the instruments and techniques the Fund may use to implement hedging strategies, see “The Fund’s Investments—Strategic Transactions.”

The Fund does not invest directly in commodities.

The Fund’s investment objective and percentage parameters, including its 80% policy, are not fundamental policies of the Fund and may be changed without shareholder approval. Shareholders, however, will be notified in writing of any change at least 60 days prior to effecting any such change.

As used in this Prospectus (except as noted below), “Managed Assets” means the total assets of the Fund, minus all accrued expenses incurred in the normal course of operations other than liabilities or obligations attributable to investment leverage, including, without limitation, investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of shares of preferred stock (“preferred shares”) or other similar preference securities and/or (iii) the reinvestment of collateral received for securities loaned in accordance with the Fund’s investment objective and policies. Solely for purposes of the Fund’s 80% policy, “Managed Assets” means net assets, plus the amount of any borrowings for investment purposes.

THE FUND’S INVESTMENTS

Energy Companies

The Fund invests in equity and debt securities of energy supply chain and energy services companies, including companies that operate assets used in gathering, transporting, processing, storing, refining, distributing, mining or marketing natural gas, natural gas liquids, crude oil or refined petroleum products.

The energy supply chain companies in which the Fund will invest will primarily include:

•	Upstream Energy Companies, which are businesses engaged in energy exploration and production, including, among others, crude oil, natural gas and natural gas liquids (“NGLs”);

•	Midstream Energy Companies, which are businesses engaged in the gathering, transportation, processing, fractionation, refining and storage of crude oil, natural gas and natural gas liquids or refined petroleum products; and

•	Downstream Energy Companies, which are businesses engaged in the marketing and distribution of refined energy products, such as petroleum, liquefied petroleum gas (“LPG”), fuel oils, lubricants, plastics and other chemicals, fertilizer and natural gas to retail customers and industrial end-users.

Oil and gas services companies in which the Fund will invest include extractive logistics companies engaged in the delivery and sale of petroleum products such as diesel fuel and lubricating oil, antifreeze, methanol and other chemicals to customers engaged in drilling, exploration and production and mining activities. Industrial Companies

The Fund will invest in equity and debt securities of companies that the Investment Adviser expects to benefit from lower costs of energy and feedstock (i.e. the material to supply or fuel an industrial process) relative to competitors, including energy-intensive chemical, metal and industrial manufacturing companies and engineering and construction (“E&C”) companies. For instance, feedstocks such as natural gas play a crucial role in chemical production. As a result, competitive edge may be gained by chemical production companies that benefit from a lower cost of natural gas compared to their competitors.

Master Limited Partnerships

The Fund may invest up to 25% of the value of its Managed Assets in MLPs that are “qualified publicly traded partnerships” under the Code. MLPs are formed as limited partnerships or limited liability companies and taxed as partnerships for U.S. federal income tax purposes. The securities issued by many MLPs are listed and traded on a U.S. exchange. An MLP typically issues general partner and limited partner interests or managing member and member interests. The general partner or managing member manages and often controls, has an ownership stake in, and may receive incentive distribution payments from, the MLP. If publicly traded, to be treated as a partnership for U.S. federal income tax purposes, an MLP must derive at least 90% of its gross income for each taxable year from qualifying sources as described in Section 7704 of the Code. These qualifying sources include natural resources-based activities such as the exploration, development, mining, production, processing, refining, transportation, storage and certain marketing of mineral or natural resources.

The general partner or managing member may be structured as a private or publicly-traded corporation or other entity. The general partner or managing member typically controls the operations and management of the entity and has an up to 2% general partner or managing member interest in the entity plus, in many cases, ownership of some percentage of the outstanding limited partner or member interests. The limited partners or members, through their ownership of limited partner or member interests, provide capital to the entity, are intended to have no role in the operation and management of the entity and receive cash distributions.

Due to their structure as partnerships for U.S. federal income tax purposes and the expected character of their income, MLPs generally do not pay federal income taxes. Thus, unlike investors in corporate securities, direct MLP investors are generally not subject to double taxation (i.e., corporate level tax and tax on corporate distributions). Currently, most MLPs operate in the energy and midstream, natural resources, shipping or real estate sectors.

Equity securities issued by MLPs typically consist of common and subordinated units (which represent the limited partner or member interests) and a general partner or managing member interest. For more information on MLP securities, see “Investment Strategies and Risks—Master Limited Partnership Interests” in the SAI.

For purposes of the Fund’s policy with respect to investments in any single issue or issuer, an MLP “issuer” includes both an MLP issuer and its controlling general partner, managing member or sponsor and an MLP “issue” is a class of an issuer’s securities or a derivative security that tracks that class of securities.

Restricted Securities

The Fund invests up to 25% of its Managed Assets in unregistered or otherwise restricted securities, including securities issued by private companies. “Restricted securities” are securities that are unregistered, held by control persons of the issuer or are subject to contractual restrictions on resale. The Fund will typically acquire restricted securities in directly negotiated transactions. The Fund’s investments in restricted securities may include privately issued securities of both public and private issuers.

Debt Securities

The Fund invests in debt securities rated, at the time of investment, at least (i) B3 by Moody’s, (ii) B- by S&P or Fitch, or (iii) a comparable rating by another rating agency, and invests no more than 5% of its Managed Assets in debt securities rated below B3 by Moody’s, B- by S&P or Fitch or a comparable rating by another rating agency. Therefore, the Fund may invest in below investment grade debt securities. A debt security is considered below investment grade if it is rated below Baa3- by Moody’s or below BBB- by S&P or Fitch or a comparable rating by another rating agency. Below investment grade debt securities are often referred to as “high yield” securities or “junk bonds.” Below investment grade debt securities are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal. Debt securities in which the Fund invests may be of any maturity.

The credit quality policies noted above apply only at the time a security is purchased, and the Fund is not required to dispose of a security in the event that a rating agency downgrades its assessment of the credit characteristics of a particular issue. In determining whether to retain or sell such a security, the Investment Adviser may consider such factors as the Investment Adviser’s assessment of the credit quality of the issuer of such security, the price at which such security could be sold and the rating, if any, assigned to such security by other rating agencies. Rating agencies are private services that provide ratings of the credit quality of debt obligations. Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risks or the liquidity of securities. Rating agencies may fail to make timely changes in credit ratings; and an issuer’s current financial condition may be better or worse than a rating indicates. To the extent that the issuer of a security pays a rating agency for the analysis of its security, an inherent conflict of interest may exist that could affect the reliability of the rating. See “Appendix A: Description of Securities Ratings” in the SAI.

Preferred Stock

Preferred stock generally has a preference as to distributions and upon liquidation over an issuer’s common stock but ranks junior to other income securities in an issuer’s capital structure. Preferred stock generally pays distributions in cash (or additional shares of preferred stock) at a defined rate but, unlike interest payments on other income securities, preferred stock distributions are payable only if declared by the issuer’s board of directors. distributions on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more distribution payments on the preferred stock, no distributions may be paid on the issuer’s common stock until all unpaid preferred stock distributions have been paid. Preferred stock also may provide that, in the event the issuer fails to make a specified number of distribution payments, the holders of the preferred stock will have the right to elect a specified number of directors to the issuer’s board. Preferred stock also may be subject to optional or mandatory redemption provisions.

Convertible Securities

A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock or other equity security of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or the distribution paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible income securities in that they ordinarily provide a stable stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower yields than comparable nonconvertible securities. The value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. Convertible securities rank senior to common stock in a corporation’s capital structure but are usually subordinated to comparable nonconvertible securities. Convertible securities may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument.

Non-U.S. Securities

The Fund may invest in non-U.S. securities, including securities of issuers in emerging markets.

Options

An option is a contract that gives the holder of the option the right, but not the obligation, to buy from (in the case of a call option) or sell to (in the case of a put option) the seller of the option (the “option writer”) the underlying security at a specified fixed price (the “exercise price”) prior to a specified date (the “expiration date”). The buyer of the option pays to the option writer the option premium, which represents the purchase price of the option.

Exchange-traded options are issued by a regulated intermediary such as the Options Clearing Corporation (“OCC”), which guarantees the performance of the obligations of the parties to such option. OTC options are purchased from or sold to counterparties through direct bilateral agreement between the counterparties. Certain options, such as options on individual securities, are settled through physical delivery of the underlying security, whereas other options, such as index options, are settled in cash in an amount based on the value of the underlying instrument multiplied by a specified multiplier.

Writing Options

The Fund may write call and put options. As the writer of a call option, the Fund receives the premium from the purchaser of the option and has the obligation, upon exercise of the option, to deliver the underlying security upon payment of the exercise price. If the option expires without being exercised the Fund is not required to deliver the underlying security but retains the premium received.

The Fund may write call options that are “covered.” A call option on a security is covered if (a) the Fund owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, such amount is maintained by the Fund in segregated liquid assets) upon conversion or exchange of other securities held by the Fund; or (b) the Fund has purchased a call on the underlying security, the exercise price of which is equal to or less than the exercise price of the call written

Selling call options involves the risk that the Fund may be required to sell the underlying security at a disadvantageous price, below the market price of such security, at the time the option is exercised. As the writer of a covered call option, the Fund gives up the opportunity during the option’s life to profit from increases in the market value of the security covering the call option above the sum of the premium and the strike price of the call, but the Fund retains the risk of loss should the price of the underlying security decline.

The Fund may also write uncovered call options (i.e., where the Fund does not own the underlying security or index). Similar to a naked short sale, writing an uncovered call creates the risk of an unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost of buying those securities to cover the call option if it is exercised before it expires. There can be no assurance that the securities necessary to cover the call option will be available for purchase. Purchasing securities to cover an uncovered call option can itself cause the price of the securities to rise, further exacerbating the loss.

The Fund may write put options. As the writer of a put option, the Fund receives the premium from the purchaser of the option and has the obligation, upon exercise of the option, to pay the exercise price and receive delivery of the underlying security. If the option expires without being exercised, the Fund is not required to receive the underlying security in exchange for the exercise price but retains the option premium.

The Fund may write put options that are “covered.” A put option on a security is covered if the Fund has purchased a put on the same security as the put written, the exercise price of which is equal to or greater than the exercise price of the put written.

Selling put options involves the risk that the Fund may be required to buy the underlying security at a disadvantageous price, above the market price of such security, at the time the option is exercised. While the Fund’s potential gain in writing a covered put option is limited to the premium received, the Fund’s risk of loss is equal to the entire value of the underlying security, offset only by the amount of the premium received.

The Fund may also write uncovered put options. The seller of an uncovered put option theoretically could lose an amount equal to the entire aggregate exercise price of the option if the underlying security were to become valueless.

The Fund may close out an options position which it has written through a closing purchase transaction. The Fund would execute a closing purchase transaction with respect to a call option written by purchasing a call option on the same underlying security and having the same exercise price and expiration date as the call option written by the Fund. The Fund would execute a closing purchase transaction with respect to a put option written by purchasing a put option on the same underlying security and having the same exercise price and expiration date as the put option written by the Fund. A closing purchase transaction may or may not result in a profit to the Fund. The Fund could close out its position as an option writer only if a liquid secondary market exists for options of that series and there is no assurance that such a market will exist with respect to any particular option.

The writer of an option generally has no control over the time when the option is exercised and the option writer is required to deliver or acquire the underlying security. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option. Thus, the use of options may require the Fund to buy or sell portfolio securities at inopportune times or for prices other than the current market values of such securities, may limit the amount of appreciation the Fund can realize on an investment, or may cause the Fund to hold a security that it might otherwise sell.

Purchasing Options

The Fund may purchase call and put options. As the buyer of a call option, the Fund pays the premium to the option writer and has the right to purchase the underlying security from the option writer at the exercise price. If the market price of the underlying security rises above the exercise price, the Fund could exercise the option and acquire the underlying security at a below market price, which could result in a gain to the Fund, minus the premium paid. As the buyer of a put option, the Fund pays the premium to the option writer and has the right to sell the underlying security to the option writer at the exercise price. If the market price of the underlying security declines below the exercise price, the Fund could exercise the option and sell the underlying security at an above market price, which could result in a gain to the Fund, minus the premium paid. The Fund may buy call and put options whether or not it holds the underlying securities.

As a buyer of a call or put option, the Fund may sell put or call options that it has purchased at any time prior to such option’s expiration date through a closing sale transaction. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security in relation to the exercise price of the option, the volatility of the underlying security, the underlying security’s dividend policy, and the time remaining until the expiration date. A closing sale transaction may or may not result in a profit to the Fund. The Fund’s ability to initiate a closing sale transaction is dependent upon the liquidity of the options market and there is no assurance that such a market will exist with respect to any particular option. If the Fund does not exercise or sell an option prior to its expiration date, the option expires and becomes worthless.

OTC Options

Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size and strike price, the terms of OTC options generally are established through negotiation between the parties to the options contract. This type of arrangement allows the purchaser and writer greater flexibility to tailor the option to their needs. OTC options are available for a greater variety of securities or baskets of securities, and in a wider range of expiration dates and exercise prices than exchange-traded options. However, unlike exchange-traded options, which are issued and guaranteed by a regulated intermediary, such as the OCC, OTC options are entered into directly with the counterparty. Unless the counterparties provide for it, there is no central clearing or guaranty function for an OTC option. Therefore, OTC options are subject to the risk of default or non-performance by the counterparty. Accordingly, the Investment Adviser must assess the creditworthiness of the counterparty to determine the likelihood that the terms of the option will be satisfied. There can be no assurance that a continuous liquid secondary market will exist for any particular OTC option at any specific time. As a result, the Fund may be unable to enter into closing sale transactions with respect to OTC options.

Index Options

Call and put options on indices operate similarly to options on securities. Rather than the right to buy or sell a single security at a specified price, options on an index give the holder the right to receive, upon exercise of the option, an amount of cash determined by reference to the value of the underlying index. The underlying index may be a broad-based index or a narrower market index. Unlike options on securities, all settlements are in cash. The settlement amount, which the writer of an index option must pay to the holder of the option upon exercise, is generally equal to the difference between the fixed exercise price of the option and the value of the underlying index, multiplied by a specified multiplier. The multiplier determines the size of the investment position the option represents. Gain or loss to the Fund on index options transactions will depend on price movements in the underlying securities market generally or in a particular segment of the market rather than price movements of individual securities. As with other options, the Fund may close out its position in index options through closing purchase transactions and closing sale transactions provided that a liquid secondary market exists for such options.

Index options written by the Fund may be covered in a manner similar to the covering of other types of options, by holding an offsetting financial position. The Fund may cover call options written on an index by owning securities whose price changes, in the opinion of the Investment Adviser, are expected to correlate to those of the underlying index.

Foreign Currency Options

Options on foreign currencies operate similarly to options on securities. Rather than the right to buy or sell a single security at a specified price, options on foreign currencies give the holder the right to buy or sell foreign currency for a fixed amount in U.S. dollars. Options on foreign currencies are traded primarily in the OTC market, but may also be traded on United States and foreign exchanges. The value of a foreign currency option is dependent upon the value of the underlying foreign currency relative to the U.S. dollar. The price of the option may vary with changes in the value of either or both currencies and has no relationship to the investment merits of a foreign security. Options on foreign currencies are affected by all of those factors which influence foreign exchange rates and foreign investment generally. As with other options, the Fund may close out its position in foreign currency options through closing purchase transactions and closing sale transactions provided that a liquid secondary market exists for such options. Foreign currency options written by the Fund may be covered in a manner similar to the covering of other types of options, by holding an offsetting financial position.

Additional Risks of Options Transactions

The risks associated with options transactions are different from, and possibly greater than, the risks associated with investing directly in the underlying instruments. Options are highly specialized instruments that require investment techniques and risk analyses different from those associated with other portfolio investments. The use of options requires an understanding not only of the underlying instrument but also of the option itself. Options may be subject to the risk factors generally applicable to derivatives transactions described herein, and may also be subject to certain additional risk factors, including:

•	The exercise of options written or purchased by the Fund could cause the Fund to sell portfolio securities, thus increasing the Fund’s portfolio turnover.

•	The Fund pays brokerage commissions each time it writes or purchases an option or buys or sells an underlying security in connection with the exercise of an option. Such brokerage commissions could be higher relative to the commissions for direct purchases of sales of the underlying securities.

•	The Fund’s options transactions may be limited by limitations on options positions established by the exchanges on which such options are traded.

•	The hours of trading for exchange listed options may not coincide with the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying securities that cannot be reflected in the options markets.

•	Index options based upon a narrower index of securities may present greater risks than options based on broad market indexes, as narrower indexes are more susceptible to rapid and extreme fluctuations as a result of changes in the values of a small number of securities.

•	The Fund is subject to the risk of market movements between the time that an option is exercised and the time of performance thereunder, which could increase the extent of any losses suffered by the Fund in connection with options transactions.

Other Investment Companies

The Fund invests in securities of other closed-end or open-end investment companies (including ETFs) that invest primarily in companies in which the Fund is permitted to invest directly to the extent permitted by the 1940 Act. The Fund may invest in other investment companies during periods when it has large amounts of uninvested cash, such as the period shortly after the Fund receives the proceeds of the offering of its Securities, during periods when there is a shortage of attractive infrastructure company securities available in the market, or when the Investment Adviser believes share prices of other investment companies offer attractive values. The Fund invests in investment companies that are advised by the Investment Adviser or its affiliates only to the extent permitted by applicable law and/or pursuant to exemptive relief from the SEC. As a stockholder in an investment company, the Fund will bear its ratable share of that investment company’s expenses, and would remain subject to payment of the Fund’s management fees and other expenses with respect to assets so invested. Common Shareholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. The Investment Adviser will take expenses into account when evaluating the investment merits of an investment in an investment company relative to other available investments. To the extent that the Fund invests in investment companies that invest primarily in infrastructure companies, such investments will be counted for purposes of the Fund’s 80% policy.

Exchange-Traded Notes

Exchange traded notes are typically unsecured, unsubordinated debt securities that trade on a securities exchange and are designed to replicate the returns of market benchmarks minus applicable fees. To the extent that the Fund invests in ETNs that are designed to replicate indices comprised primarily of securities issued by infrastructure companies, such investments will be counted for purposes of the Fund’s 80% policy.

New Securities and Other Investment Techniques

New types of securities and other investment and hedging practices are developed from time to time. The Investment Adviser expects, consistent with the Fund’s investment objective and policies, to invest in such new types of securities and to engage in such new types of investment practices if the Investment Adviser believes that these investments and investment techniques may assist the Fund in achieving its investment objective. In addition, the Investment Adviser may use investment techniques and instruments that are not specifically described herein.

Use of Arbitrage and Other Strategies.

The Fund may use short sales, arbitrage and other strategies to try to generate additional return. As part of such strategies, the Fund may engage in paired long-short trades to arbitrage pricing disparities in securities issued by midstream energy companies, write (or sell) covered call options on the securities of midstream energy companies or other securities held in its portfolio, write (or sell) uncovered call options on the securities of midstream energy companies, purchase call options or enter into swap contracts to increase its exposure to midstream energy companies, or sell securities short. With a long position, the Fund purchases a stock outright, but with a short position, it would sell a security that it does not own and must borrow to meet its settlement obligations. The Fund will realize a profit or incur a loss from a short position depending on whether the value of the underlying stock decreases or increases, respectively, between the time the stock is sold and when the Fund replaces the borrowed security. To increase its exposure to certain issuers, the Fund may purchase call options or use swap agreements. The Fund expects to use these strategies on a limited basis. See “Risks—Short Sales Risk” and “Risks—Strategic Transactions Risk.”

Lending of Portfolio Securities

The Fund may lend its portfolio securities to broker-dealers and banks. Any such loan must be continuously secured by collateral in cash or cash equivalents maintained on a current basis in an amount at least equal to 102% of the value of the securities loaned. The Fund would continue to receive the equivalent of the interest or distributions paid by the issuer on the securities loaned and would also receive an additional return that may be in the form of a fixed fee or a percentage of the collateral. The Fund may pay reasonable fees for services in arranging these loans. The Fund would have the right to call the loan and obtain the securities loaned at any time on notice of not more than five (5) business days. The Fund would not have the right to vote the securities during the existence of the loan but would call the loan to permit voting of the securities, if, in the Investment Adviser’s judgment, a material event requiring a shareholder vote would otherwise occur before the loans were repaid. In the event of bankruptcy or other default of the borrower, the Fund could experience both delays in liquidating the loan collateral or recovering the loaned securities and losses, including (a) possible decline in the value of the collateral or in the value of the securities loaned during the period while the Fund seeks to enforce its rights to the collateral or loaned securities, (b) possible subnormal levels of income and lack of access to income during this period, and (c) expenses of enforcing its rights.

Temporary Defensive Investments

When adverse market, economic, political or other conditions dictate a more defensive investment strategy, the Fund may, on a temporary basis, hold cash or invest a portion or all of its assets in money-market instruments, including obligations of the U.S. government, its agencies or instrumentalities, other high-quality debt securities, including prime commercial paper, repurchase agreements and bank obligations, such as bankers’ acceptances and certificates of deposit. Under normal market conditions, the potential for capital appreciation on these securities will tend to be lower than the potential for capital appreciation on other securities that may be owned by the Fund. In taking such a defensive position, the Fund would temporarily not be pursuing its principal investment strategies and may not achieve its investment objective.

Additional Investment Practices (Non-Principal)

Strategic Transactions

The Fund may, but is not required to, use investment strategies (referred to herein as “Strategic Transactions”) for hedging, risk management or portfolio management purposes or to earn income. Strategic Transactions may involve the purchase and sale of derivative instruments. The Fund may purchase and sell exchange-listed and over-the-counter put and call options on securities, indices and other instruments, enter into forward contracts, purchase and sell futures contracts and options thereon, enter into swap, cap, floor or collar transactions, purchase structured investment products and enter into transactions that combine multiple derivative instruments. The Fund’s use of Strategic Transactions may also include newly developed or permitted instruments, strategies and techniques, consistent with the Fund’s investment objectives and applicable regulatory requirements.

Strategic Transactions often have risks similar to the securities underlying the Strategic Transactions. However, the use of Strategic Transactions also involves risks that are different from, and possibly greater than, the risks associated with other portfolio investments. Strategic Transactions may involve the use of highly specialized instruments that require investment techniques and risk analyses different from those associated with other portfolio investments. The Fund complies with applicable regulatory requirements when implementing Strategic Transactions. Although the Investment Adviser seeks to use Strategic Transactions to further the Fund’s investment objective, no assurance can be given that the use of Strategic Transactions will achieve this result.

Examples of how the Fund may use Strategic Transactions include, but are not limited to:

•	Using derivative investments to hedge certain risks such as overall market, interest rate and commodity price risks. The Fund may engage in various interest rate and currency hedging transactions, including buying or selling options or futures, entering into other transactions including forward contracts, swaps or options on futures and other derivatives transactions.

•	Using Strategic Transactions to manage its effective interest rate exposure, including the effective yield paid on any leverage used by the Fund, protect against possible adverse changes in the market value of the securities held in or to be purchased for its portfolio, or otherwise protect the value of its portfolio.

•	Engaging in Strategic Transactions to hedge the currency risk to which it may be exposed by, for example, buying or selling options or futures or entering into other foreign currency transactions, including forward foreign currency contracts, currency swaps or options on currency and currency futures and other derivatives transactions.

•	Selling short Treasury securities to hedge its interest rate exposure. When shorting Treasury securities, the loss is limited to the principal amount that is contractually required to be repaid at maturity and the interest expense that must be paid at the specified times. See “Risks—Short Sales Risk.”

•	Engaging in paired long-short trades to arbitrage pricing disparities in securities issued by infrastructure, write (or sell) covered call options on securities held in its portfolio, write (or sell) uncovered call options on the securities of infrastructure companies, purchase call options or enter into swap contracts to increase its exposure to infrastructure companies, or sell securities short.

Hedging transactions can be expensive and have risks, including the imperfect correlation between the value of such instruments and the underlying assets, the possible default of the other party to the transaction or illiquidity of the derivative instruments. Furthermore, the ability to successfully use hedging transactions depends on the Investment Adviser’s ability to predict pertinent market movements, which cannot be assured. A more complete discussion of Strategic Transactions and their risks is included in the SAI under the heading “Strategic Transactions.”

Portfolio Turnover

Portfolio turnover rate is not considered a limiting factor in the Investment Adviser’s execution of investment decisions. The Fund anticipates that its annual portfolio turnover rate may vary greatly from year to year. For the fiscal years ended November 30, 2023 and November 30, 2022, the Fund’s portfolio turnover rate was approximately 251.22% and 124.56%, respectively. A higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund.

Investment Restrictions

The Fund has adopted certain other investment limitations designed to limit investment risk. These limitations are, unless otherwise indicated, fundamental and may not be changed without the approval of the holders of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act. See “Investment Restrictions” in the SAI for a complete list of the fundamental investment policies of the Fund. The Fund’s investment objective and percentage parameters are not fundamental policies of the Fund and may be changed without shareholder approval.

USE OF LEVERAGE

The Fund generally seeks to enhance total return by utilizing leverage. The Fund may utilize leverage through Indebtedness, including through the issuance of commercial paper or notes and other forms of borrowing, or the issuance of preferred shares. The Fund may utilize leverage through Indebtedness or preferred shares to the maximum extent permitted by the 1940 Act. Under current market conditions, the Fund currently intends to utilize leverage principally through Indebtedness. The amount of Indebtedness outstanding is expected to vary over time, but will not exceed 331⁄3% of the Fund’s Managed Assets (i.e., 50% of its net assets attributable to the Fund’s Common Shares), including the proceeds of such leverage.

The costs associated with the issuance and use of leverage will be borne by the holders of the Common Shares. Leverage is a speculative technique and investors should note that there are special risks and costs associated with leverage. There can be no assurance that a leveraging strategy will be successful during any period in which it is employed. The use of leverage creates risks and involves special considerations. See “Risks—Leverage Risk.” To the extent that the Fund uses leverage, it expects to utilize hedging techniques such as swaps and caps on a portion of its leverage to mitigate potential interest rate risk. See “Risks—Interest Rate Hedging Risk.”

Indebtedness

Delaware trust law and the Fund’s governing documents authorize the Fund, without prior approval of its Common Shareholders, to borrow money. In this regard, the Fund may issue notes or other evidence of Indebtedness (including bank borrowings or commercial paper) and may secure any such borrowings by mortgaging, pledging or otherwise subjecting as security its assets. In connection with any borrowing, the Fund may be required to maintain minimum average balances with the lender or to pay a commitment or other fee to maintain a line of credit. Any such requirements will increase the cost of borrowing over the stated interest rate. The rights of the Fund’s lenders to receive interest on and repayment of principal of borrowings will be senior to those of the Fund’s Common Shareholders, and the terms of any such borrowings may contain provisions which limit certain of the Fund’s activities, including the payment of distributions to the Fund’s Common Shareholders in certain circumstances. A borrowing will likely be ranked senior or equal to all of the Fund’s other existing and future borrowings.

Certain types of borrowings may result in the Fund being subject to covenants in credit agreements relating to asset coverage and portfolio composition requirements. The Fund may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for Indebtedness issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. It is not anticipated that these covenants or guidelines will impede the Investment Adviser from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies.

The Fund may secure any borrowings by mortgaging, pledging or otherwise subjecting as security its assets. Except as set forth below, under the requirements of the 1940 Act the Fund, immediately after any issuance of Indebtedness, must have “asset coverage” of at least 300% (331⁄3% of its Managed Assets, or 50% of its net assets attributable to the Fund’s Common Shares). With respect to Indebtedness, asset coverage means the ratio which the value of the Fund’s total assets, less all liabilities and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of such borrowing represented by senior securities issued by the Fund.

Under the 1940 Act, the Fund may not declare any distribution or other distribution on any class of its shares, or purchase any such shares, unless its aggregate Indebtedness has, at the time of the declaration of any such distribution or distribution, or at the time of any such purchase, an asset coverage of at least 300% after declaring the amount of such distribution, distribution or purchase price, as the case may be. Furthermore, the 1940 Act (in certain circumstances) grants the Fund’s lenders certain voting rights in the event of default in the payment of interest on or repayment of principal. Such restrictions do not apply with respect to evidence of Indebtedness in consideration of a loan, extension or renewal thereof that is privately arranged and not intended for public distribution.

With the use of borrowings, there is a risk that the interest rates paid by the Fund on the amount it borrows will be higher than the return on the Fund’s investments.

The Fund may also borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of distributions and the settlement of securities transactions that otherwise might require untimely dispositions of its securities. Temporary borrowings not exceeding 5% of the Fund’s total assets are not subject to the “asset coverage” limitation under the 1940 Act.

The Fund currently utilizes Indebtedness pursuant to a borrowing arrangement with ScotiabankTM (the “Loan Agreements”), which permits the Fund to borrow up to $50 million. The interest rate charged on such Indebtedness is SOFR plus 1.00%. The Fund’s Indebtedness under the Loan Agreements is collateralized by portfolio assets which are maintained by the Fund in a separate account with the Fund’s custodian for the benefit of the lender, which collateral exceeds the amount borrowed. In the event of a default by the Fund under the Loan Agreements, the lender has the right to sell such collateral assets to satisfy the Fund’s obligation to the lender. The Loan Agreements include usual and customary covenants. These covenants impose on the Fund asset coverage requirements, collateral requirements, investment strategy requirements, and certain financial obligations. As of November 30, 2023, the principal balance outstanding was approximately $36.81 million, which represented 25.16% of the Fund’s Managed Assets (or approximately 35.50% of its net assets attributable to the Fund’s Common Shares).

Preferred Shares

The Fund’s Declaration of Trust provides that the Fund’s Board of Trustees may authorize and issue preferred shares with rights as determined by the Board of Trustees, by action of the Board of Trustees without prior approval of the holders of the Common Shares. Common Shareholders have no preemptive right to purchase any preferred shares that might be issued. Any such preferred share offering would be subject to the limits imposed by the 1940 Act. Under the 1940 Act, the Fund is not permitted to issue preferred shares unless immediately after such issuance the value of its total assets is at least 200% of the liquidation value of the outstanding preferred shares (i.e., the liquidation value may not exceed 50% of the Fund’s total assets). In addition, the Fund is not permitted to declare any cash distribution or other distribution on its Common Shares unless, at the time of such declaration, the value of its total assets is at least 200% of such liquidation value. If the Fund issues preferred shares, it intends, to the extent possible, to purchase or redeem them from time to time to the extent necessary in order to maintain asset coverage on such preferred shares of at least 200%. In addition, as a condition to obtaining ratings on the preferred shares, the terms of any preferred shares issued are expected to include asset coverage maintenance provisions which will require the redemption of the preferred shares in the event of non-compliance by the Fund and may also prohibit dividends and other distributions on the Fund’s Common Shares in such circumstances. In order to meet redemption requirements to maintain asset coverage or otherwise, the Fund may have to liquidate portfolio securities. Such liquidations and redemptions would cause the Fund to incur related transaction costs and could result in capital losses to the Fund. If the Fund has preferred shares outstanding, two of its Trustees will be elected by the holders of preferred shares, voting as a separate class. The Fund’s remaining Trustees will be elected by holders of its Common Shares and preferred shares voting together as a single class. In the event the Fund fails to pay distributions on its preferred shares for two years, holders of preferred shares would be entitled to elect a majority of the Fund’s Trustees.

Certain Portfolio Transactions

The Fund may engage in certain derivatives transactions that have economic characteristics similar to leverage. Rule 18f-4 under the 1940 Act (the “Derivatives Rule”) permits the Fund to enter into derivatives transactions and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act. The Derivatives Rule requires registered investment companies that enter into derivatives transactions and certain other transactions that create future payment or delivery obligations to, among other things, (i) comply with a value-at-risk leverage limit, and (ii) adopt and implement a derivatives risk management program, unless the Fund qualifies as a “limited derivatives user,” which the Derivatives Rule defines as a fund that limits its derivatives exposure (excluding certain derivative transactions used to hedge currency and interest rate risks) to 10% of its net assets. The Derivatives Rule requires a limited derivatives user to adopt policies and procedures to manage its aggregate derivatives risk. The Fund currently qualifies, and intends to continue to qualify, as a limited derivatives user and has adopted policies and procedures designed to manage its derivatives risk in accordance with the Derivatives Rule. In the event that the Fund no longer qualifies as a limited derivatives user, the Fund will comply with the value-at-risk leverage limit and adopt and implement a derivatives risk management program in accordance with the Derivatives Rule.

Effects of Leverage

As of November 30, 2023, the Fund had outstanding Indebtedness of approximately $36.810 million, which represented 25.16% of the Fund’s Managed Assets (or approximately 35.50% of its net assets attributable to the Fund’s Common Shares). The interest rate charged on such Indebtedness as of November 30, 2023 was 6.46%. Assuming that the Fund’s leverage costs remain as described above, then the incremental income generated by the Fund’s portfolio (net of estimated expenses including expenses related to the leverage) must exceed approximately 2.15% to cover such interest specifically related to the borrowing. These numbers are merely estimates used for illustration. Actual interest rates may vary frequently and in the future may be significantly higher or lower than the rate estimated above.

The following table is designed to assist the investor in understanding the effects of leverage by illustrating the effect on the return to a holder of the Fund’s Common Shares of leverage in the amount of approximately 331/3% of the Fund’s Managed Assets (i.e., 50% of its net assets attributable to the Fund’s Common Shares), assuming hypothetical annual returns of the Fund’s portfolio of minus 10% to plus 10%. As the table shows, leverage generally increases the return to holders of Common Shares when portfolio return is positive and greater than the cost of leverage and decreases the return when the portfolio return is negative or less than the cost of leverage. The figures appearing in the table are hypothetical and actual returns may be greater or less than those appearing in the table.

Assumed portfolio total return (net of expenses)	(10.00)%	(5.00)%	0.00%	5.00%	10.00%
Common Share total return	(18.23)%	(10.73)%	(3.23)%	4.27%	11.77%

Common Share total return is composed of two elements: distributions on Common Shares paid by the Fund (the amount of which is largely determined by the Fund’s net investment income after paying distributions or interest on its outstanding leverage) and gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table above assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0%, the Fund must assume that the distributions it receives on its investments are entirely offset by losses in the value of those securities.

During the time in which the Fund is utilizing leverage, the amount of the fees paid to the Investment Adviser for investment advisory services will be higher than if the Fund did not utilize such leverage because the fees paid will be calculated based on the Fund’s Managed Assets, which may create a conflict of interest between the Investment Adviser and the Common Shareholders. Because the Fund’s leverage costs will be borne by the Fund at a specified rate, only the Fund’s Common Shareholders will bear the cost associated with such leverage.

RISKS

Investors should consider the specific risk factors and special considerations associated with investing in the Fund. An investment in the Fund is subject to investment risk, including the possible loss of your entire investment. A Prospectus Supplement relating to an offering of the Fund’s securities may identify additional risk associated with such offering.

Investment and Market Risk

An investment in Common Shares of the Fund is subject to investment risk, including the possible loss of the entire principal amount that you invest. An investment in the Common Shares of the Fund represents an indirect investment in the securities owned by the Fund. The value of those securities may fluctuate, sometimes rapidly and unpredictably, particularly under current economic, financial, labor, and health conditions. The value of the securities owned by the Fund may decline due to general market conditions that are not specifically related to a particular issuer, such as real or perceived economic conditions, changes in interest or currency rates or changes in investor sentiment or market outlook generally. At any point in time, your Common Shares may be worth less than your original investment, including the reinvestment of Fund dividends and distributions.

Common Stock Risk

The Fund will have exposure to common stocks. Although common stocks have historically generated higher average total returns than fixed-income securities over the long-term, common stocks also have experienced significantly more volatility in those returns and may significantly under-perform relative to fixed income securities during certain periods. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. Also, the price of common stocks is sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase.

At times, stock markets can be volatile and stock prices can change substantially. While broad market measures of common stocks have historically generated higher average returns than income securities, common stocks have also experienced significantly more volatility in those returns. Common stock in which the Fund may invest is structurally subordinated to preferred stock, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and are therefore inherently more risky than preferred stock or debt instruments of such issuers.

Concentration Risk

The Fund’s investments will be concentrated in issuers in the industry or group of industries that make up the energy sector. Because the Fund will be concentrated in the industry or group of industries that make up the energy sector, it will be more susceptible to the risks associated with that industry or group of industries than if it were more broadly diversified over numerous industries. General changes in market sentiment towards issuers in the energy sector may adversely affect the Fund, and the performance of issuers in the energy sector may lag behind the broader market as a whole.

Infrastructure Companies Risk

Infrastructure companies may be subject to a variety of factors that may adversely affect their business or operations, including high interest costs in connection with capital construction and improvement programs, high leverage, costs associated with environmental and other regulations, the effects of economic slowdown, surplus capacity, increased competition from other providers of services, uncertainties concerning the availability of fuel at reasonable prices, the effects of energy conservation policies and other factors. Infrastructure companies may also be affected by or subject to difficulty in raising capital in adequate amounts on reasonable terms in periods of high inflation and unsettled capital markets; inexperience with and potential losses resulting from a developing de-regulatory environment; costs associated with compliance with and changes in environmental and other regulations; regulation or adverse actions by various government authorities; government regulation of rates charged to customers; service interruption due to environmental, operational or other mishaps; the imposition of special tariffs and changes in tax laws, regulatory policies and accounting standards; technological innovations that may render existing plants, equipment or products obsolete, and general changes in market sentiment towards infrastructure assets. Recently imposed tariffs on imports to the United States could affect operating or construction costs for a number of companies in which the Fund invests.

Sustainable infrastructure investments are subject to certain additional risks including high dependency upon on government policies that support renewable power generation and enhance the economic viability of owning renewable electric generation assets; adverse impacts from the reduction or discontinuation of tax benefits and other similar subsidies that benefit sustainable infrastructure companies; dependency on suitable weather condition and risk of damage to components used in the generation of renewable energy by severe weather; adverse changes and volatility in the wholesale market price for electricity in the markets served; the use of newly developed, less proven, technologies and the risk of failure of new technology to perform as anticipated; and dependence on a limited number of suppliers of system components and the occurrence of shortages, delays or component price changes. There is a risk that regulations that provide incentives for renewable energy could change or expire in a manner that adversely impacts the market for sustainable infrastructure companies generally.

Technology and communications infrastructure investments are subject to certain additional risks including rapidly changing technologies and existing product obsolescence; short product life cycles; fierce competition; high research and development costs; aggressive pricing and reduced profit margins; the loss of patent, copyright and trademark protections; cyclical market patterns; evolving industry standards; frequent new product introductions and new market entrants; cyber security risks that include, among other things, theft, unauthorized monitoring, release, misuse, loss, destruction or corruption of confidential and highly restricted data, denial of service attacks, unauthorized access to relevant systems, compromises to networks or devices that the information infrastructure companies use, or operational disruption or failures in the physical infrastructure or operating systems, potentially resulting in, among other things, financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs and/or additional compliance costs.

Equity Securities Risk.

Equity securities can be affected by macroeconomic, political, global and other factors affecting the stock market in general, expectations of interest rates, investor sentiment towards the issuer or the industry or sector in which such issuer operates, changes in a particular issuer’s financial condition, or unfavorable or unanticipated poor performance of a particular issuer.

Debt Securities Risk

Debt securities are subject to many of the risks described elsewhere in this section. In addition, they are subject to credit risk, prepayment risk and, depending on their quality, other special risks.

Credit Risk. An issuer of a debt security may be unable to make interest payments and repay principal. The Fund could lose money if the issuer of a debt obligation is, or is perceived to be, unable or unwilling to make timely principal and/or interest payments, or to otherwise honor its obligations. The downgrade of a security may further decrease its value.

Prepayment Risk. Certain debt instruments, particularly below investment grade securities, may contain call or redemption provisions which would allow the issuer of the debt instrument to prepay principal prior to the debt instrument’s stated maturity. This is also sometimes known as prepayment risk. Prepayment risk is greater during a falling interest rate environment as issuers can reduce their cost of capital by refinancing higher yielding debt instruments with lower yielding debt instruments. An issuer may also elect to refinance its debt instruments with lower yielding debt instruments if the credit standing of the issuer improves. To the extent debt securities in the Fund’s portfolio are called or redeemed, the Fund may be forced to reinvest in lower yielding securities.

Below Investment Grade Securities (Junk Bonds) Risk

Below investment grade and unrated debt securities generally pay a premium above the yields of U.S. government securities or debt securities of investment grade issuers because they are subject to greater risks than those securities. These risks, which reflect their speculative character, include the following: greater yield and price volatility; greater credit risk and risk of default; potentially greater sensitivity to general economic or industry conditions; potential lack of attractive resale opportunities (illiquidity); and additional expenses to seek recovery from issuers who default. Debt securities rated below investment grade are commonly known as “junk bonds” and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions.

The prices of these below investment grade and unrated debt securities are more sensitive to negative developments, such as a decline in the issuer’s revenues, downturns in profitability in the natural resources industry or a general economic downturn, than are the prices of higher-grade securities. Below investment grade and unrated debt securities tend to be less liquid than investment grade securities and the market for below investment grade and unrated debt securities could contract further under adverse market or economic conditions. In such a scenario, it may be more difficult for the Fund to sell these securities in a timely manner or for as high a price as could be realized if such securities were more widely traded. The market value of below investment grade and unrated debt securities may be more volatile than the market value of investment grade securities and generally tends to reflect the market’s perception of the creditworthiness of the issuer and short-term market developments to a greater extent than investment grade securities, which primarily reflect fluctuations in general levels of interest rates. In the event of a default by a below investment grade or unrated debt security held in the Fund’s portfolio in the payment of principal or interest, the Fund may incur additional expense to the extent the Fund is required to seek recovery of such principal or interest.

MLP Risks

An investment in MLP units involves some risks that differ from an investment in the common stock of a corporation. As compared to common stockholders of a corporation, holders of MLP units have more limited control and limited rights to vote on matters affecting the partnership. In addition, there are certain tax risks associated with an investment in MLP units and conflicts of interest may exist between common unit holders and the general partner, including those arising from incentive distribution payments.

A portion of the benefit the Fund derives from its investment in equity securities of MLPs is a result of MLPs generally being treated as partnerships for U.S. federal income tax purposes. Partnerships generally do not pay U.S. federal income tax at the partnership level. Rather, each partner of a partnership, in computing its U.S. federal income tax liability, will include its allocable share of the partnership’s income, gains, losses, deductions and expenses. A change in current tax law, or a change in the business of a given MLP, could result in an MLP being treated as a corporation for U.S. federal income tax purposes, which would result in such MLP being required to pay U.S. federal income tax on its taxable income. The classification of an MLP as a corporation for U.S. federal income tax purposes would have the effect of reducing the amount of cash available for distribution by the MLP and causing any such distributions received by the Fund to be treated as dividend income to the extent of the MLP’s current or accumulated earnings and profits. Thus, if any of the MLPs owned by the Fund were treated as corporations for U.S. federal income tax purposes, the after-tax return to the Fund with respect to its investment in such MLPs would be materially reduced, which could cause a decline in the value of the Common Shares. Recently, a number of MLPs have reduced, suspended or eliminated their distributions. In addition, changes in tax laws or regulations, or future interpretations of such laws or regulations, could adversely affect the Fund or the MLP investments in which the Fund invests.

To the extent that the Fund invests in the equity securities of an MLP treated as a partnership under the Code, the Fund will be a partner in such MLP. Accordingly, the Fund will be required to include in its taxable income the Fund’s allocable share of the income, gains, losses, deductions and credits recognized by each such MLP, regardless of whether the MLP distributes cash to the Fund. Historically, MLPs have been able to offset a significant portion of their income with tax deductions. The Fund will recognize taxable income on its allocable share of an MLP’s income and gains that is not offset by the MLP’s tax deductions, losses and credits. The portion, if any, of a distribution received by the Fund from an MLP that is offset by the MLP’s tax deductions, losses or credits is essentially treated as a return of capital. However, those distributions will reduce the Fund’s adjusted tax basis in the equity securities of the MLP, which will result in an increase in the amount of gain (or decrease in the amount of loss) that will be recognized by the Fund for tax purposes upon the sale of any such equity securities and may increase the amount of income or gain that will be recognized by the Fund upon subsequent distributions in respect of such equity securities. A distribution from an MLP is treated as capital gain to the extent the distribution exceeds the investor’s basis. The percentage of an MLP’s income and gains that is offset by tax deductions, losses and credits will fluctuate over time for various reasons. For example, a significant slowdown in acquisition activity or capital spending by MLPs held in the Fund’s portfolio could result in a reduction of accelerated depreciation generated by new acquisitions, which may result in a decrease in the portion of the MLP’s distributions that is offset by tax deductions.

Because of the Fund’s investments in equity securities of MLPs, the Fund’s earnings and profits may be calculated using accounting methods that are different from those used for calculating taxable income. Because of these differences, the Fund may make distributions out of its current or accumulated earnings and profits, which will be treated as dividends, in years in which the Fund’s distributions exceed its taxable income.

Adverse developments in the energy sector may result in MLPs seeking to restructure debt or file for bankruptcy. Limited partners in such MLPs, such as the Fund, may owe taxes on debt that is forgiven in a bankruptcy or an out-of-court restructuring, as cancellation of debt income, which creates a tax liability for investors without an associated cash distribution. While an MLP facing a debt restructuring may seek to implement structures that would limit the tax liability associated with the debt restructuring, there can be no assurance that such structures could be successfully implemented or would not have other adverse impacts on the Fund as an investor in the MLP.

The Fund will receive Schedule K-1s from each MLP in which it is invested. However, the MLPs in which the Fund invests generally will not deliver their Schedule K-1s to the Fund until after the Fund must deliver Form 1099s to its Fund shareholders. If the Schedule K-1s received by the Fund show that the Fund’s estimates regarding its income attributable to such MLPs were incorrect, the Fund may have to send corrected Form 1099s to Fund shareholders, which may result in a Fund shareholder being required to request an extension to file its tax return or to amend a previously filed tax return.

Non-U.S. Securities Risk

Investing in non-U.S. securities involves certain risks not involved in domestic investments, including, but not limited to: fluctuations in foreign exchange rates; future foreign economic, financial, political and social developments; different legal systems; the possible imposition of exchange controls or other foreign governmental laws or restrictions, including expropriation; lower trading volume; much greater price volatility and illiquidity of certain non-U.S. securities markets; different trading and settlement practices; less governmental supervision; changes in currency exchange rates; high and volatile rates of inflation; fluctuating interest rates; less publicly available information; and different accounting, auditing and financial recordkeeping standards and requirements.

Certain countries in which the Fund may invest, especially emerging market countries, historically have experienced, and may continue to experience, high rates of inflation, high interest rates, exchange rate fluctuations, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment. Many of these countries are also characterized by political uncertainty and instability. The cost of servicing external debt will generally be adversely affected by rising international interest rates because many external debt obligations bear interest at rates that are adjusted based upon international interest rates. In addition, with respect to certain foreign countries, there is a risk of: the possibility of expropriation or nationalization of assets; confiscatory taxation; difficulty in obtaining or enforcing a court judgment; restrictions on currency repatriation; economic, political or social instability; and diplomatic developments that could affect investments in those countries.

Because the Fund may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of securities in the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of securities denominated in such currencies, which means that the Fund’s net asset value or current income could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. Certain investments in non-U.S. securities also may be subject to foreign withholding taxes. Dividend income from non-U.S. corporations may not be eligible for the reduced U.S. income tax rate currently available for qualified dividend income. These risks often are heightened for investments in smaller, emerging capital markets. In addition, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as: growth of gross domestic product; rates of inflation; capital reinvestment; resources; self- sufficiency; and balance of payments position.

Investing in securities of issuers based in underdeveloped emerging markets entails all of the risks of investing in securities of non-U.S. issuers to a heightened degree. “Emerging market countries” generally include every nation in the world except developed countries, that is the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. These heightened risks include: greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability; the smaller size of the market for such securities and a lower volume of trading, resulting in lack of liquidity and an increase in price volatility; and certain national policies that may restrict the Fund’s investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interests. As a result of these potential risks, the Investment Adviser may determine that, notwithstanding otherwise favorable investment criteria, it may not be practicable or appropriate to invest in a particular country.

Liquidity Risk

The investments made by the Fund may be illiquid and consequently the Fund may not be able to sell such investments at prices that reflect the Investment Adviser’s assessment of their value, the amount paid for such investments by the Fund or at prices approximating the value at which the Fund is carrying the securities on its books. Furthermore, the nature of the Fund’s investments may require a long holding period prior to profitability.

Although the equity securities of the companies in which the Fund invests generally trade on major stock exchanges, certain securities may trade less frequently, particularly those with smaller capitalizations. Securities with limited trading volumes may display volatile or erratic price movements. Investment of the Fund’s capital in securities that are less actively traded or over time experience decreased trading volume may restrict the Fund’s ability to take advantage of other market opportunities.

Unregistered securities are securities that cannot be sold publicly in the United States without registration under the Securities Act, unless an exemption from such registration is available. Restricted securities may be more difficult to value, and the Fund may have difficulty disposing of such assets either in a timely manner or for a reasonable price. In order to dispose of an unregistered security, the Fund, where it has contractual rights to do so, may have to cause such security to be registered. A considerable period may elapse between the time the decision is made to sell the security and the time the security is registered so that the Fund could sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and acquirer of the securities. The Fund would, in either case, bear the risks of any downward price fluctuation during that period. The difficulties and delays associated with selling restricted securities could result in the Fund’s inability to realize a favorable price upon disposition of such securities, and at times might make disposition of such securities impossible.

Valuation Risk

Market prices may not be readily available for certain of the Fund’s investments, and the value of such investments will ordinarily be determined based on fair valuations determined by the Investment Adviser pursuant to procedures adopted by the Board of Trustees and the Investment Adviser as valuation designee. Restrictions on resale or the absence of a liquid secondary market may adversely affect the Fund’s ability to determine its net asset value. The sale price of securities that are not readily marketable may be lower or higher than the Fund’s most recent determination of their fair value.

In addition, the value of these securities typically requires more reliance on the judgment of the Investment Adviser than that required for securities for which there is an active trading market. Due to the difficulty in valuing these securities and the absence of an active trading market for these investments, the Fund may not be able to realize these securities’ true value or may have to delay their sale in order to do so.

When determining the fair value of an asset, the Investment Adviser seeks to determine the price that the Fund might reasonably expect to receive from the current sale of that asset in an arm’s length transaction. Fair value pricing, however, involves judgments that are inherently subjective and inexact, since fair valuation procedures are used only when it is not possible to be sure what value should be attributed to a particular asset or when an event will affect the market price of an asset and to what extent. As a result, there can be no assurance that fair value pricing will reflect actual market value, and it is possible that the fair value determined for a security will be materially different from the value that actually could be or is realized upon the sale of that asset.

Energy Sector Risks

Under normal circumstances, the Fund concentrates its investments in the industry or group of industries that make up the energy sector. Energy companies are subject to certain risks, including, but not limited to, the following:

Commodity Price Risk. Energy companies may be affected by fluctuations in the prices of commodities, including, for example, natural gas, natural gas liquids and crude oil, in the short-and long-term. Natural resources commodity prices have been very volatile in the past and such volatility is expected to continue. Fluctuations in commodity prices can result from changes in general economic conditions or political circumstances (especially of key energy-consuming countries); market conditions; weather patterns; domestic production levels; volume of imports; energy conservation; domestic and foreign governmental regulation; international politics; policies of the Organization of Petroleum Exporting Countries (“OPEC”); taxation; tariffs; and the availability and costs of local, intrastate and interstate transportation methods. Companies engaged in crude oil and natural gas exploration, development or production, natural gas gathering and processing, crude oil refining and transportation and coal mining or sales may be directly affected by their respective natural resource’s commodity prices. The volatility of, and interrelationships between, commodity prices can also indirectly affect certain other companies due to the potential impact on the volume of commodities transported, processed, stored or distributed. Some companies that own the underlying energy commodity may be unable to effectively mitigate or manage direct margin exposure to commodity price levels. The energy sector as a whole may also be impacted by the perception that the performance of energy sector companies is directly linked to commodity prices. The prices of companies’ securities can be adversely affected by market perceptions that their performance and dividends or distributions are directly tied to commodity prices. High commodity prices may drive further energy conservation efforts and a slowing economy may adversely impact energy consumption which may adversely affect the performance of energy companies.

Prices of oil and other energy commodities have experienced significant volatility during recent years, including as a result of the pandemic spread of infectious respiratory illness caused by a novel coronavirus known as “COVID-19,” during which demand for energy commodities fell sharply and energy commodity prices reached historic lows, and may continue to experience relatively high volatility for a prolonged period. Companies engaged in crude oil and natural gas exploration, development or production, natural gas gathering and processing, crude oil refining and transportation and coal mining or sales may be directly affected by their respective natural resource’s commodity prices. The volatility of commodity prices may also indirectly affect certain companies engaged in the transportation, processing, storage or distribution of such commodities. Some companies that own the underlying commodities may be unable to effectively mitigate or manage direct margin exposure to commodity price levels. Energy companies also be impacted by the perception that the performance of energy companies is directly linked to commodity prices. As a result, many companies in which the Fund may invest have been and may continue to be adversely impacted by volatility of prices of energy commodities. Reductions in production of oil and other energy commodities may lag decreases in demand or declines in commodity prices, resulting in global oversupply in such commodities. Slower global growth may lower demand for oil and other energy commodities and increased exports by Iran with the end of sanctions may increase supply, exacerbating oversupply of such commodities and further reducing commodity prices. Continued volatility of commodity prices could further erode such companies’ growth prospects and negatively impact such companies’ ability to sustain attractive distribution levels.

Cyclicality Risk. The operating results of companies in the broader energy sector are cyclical, with fluctuations in commodity prices and demand for commodities driven by a variety of factors. The highly cyclical nature of the energy sector may adversely affect the earnings or operating cash flows of certain energy companies in which the Fund will invest.

Supply Risk. A significant decrease in the production of natural gas, crude oil, or other energy commodities would reduce the revenue, operating income and operating cash flows of certain energy companies and, therefore, their ability to make distributions or pay dividends. The volume of production of energy commodities and the volume of energy commodities available for transportation, storage, processing or distribution could be affected by a variety of factors, including depletion of resources; depressed commodity prices; catastrophic events; labor relations; increased environmental or other governmental regulation; equipment malfunctions and maintenance difficulties; import volumes; international politics; policies of OPEC; and increased competition from alternative energy sources.

Demand Risk. A sustained decline in demand for natural gas, natural gas liquids, crude oil and refined petroleum products could adversely affect an energy company’s revenues and cash flows. Factors that could lead to a sustained decrease in market demand include a recession or other adverse economic conditions, an increase in the market price of the underlying commodity that is not, or is not expected to be, merely a short-term increase, higher taxes or other regulatory actions that increase costs, or a shift in consumer demand for such products. Demand may also be adversely affected by consumer sentiment with respect to global warming and by state or federal legislation intended to promote the use of alternative energy sources.

Competition Risk. The energy sector is highly competitive. The energy companies in which the Fund will invest will face substantial competition from other companies, many of which will have greater financial, technological, human and other resources, in acquiring natural resources assets, obtaining and retaining customers and contracts and hiring and retaining qualified personnel. Larger companies may be able to pay more for assets and may have a greater ability to continue their operations during periods of low commodity prices. To the extent that the energy companies in which the Fund will invest are unable to compete effectively, their operating results, financial position, growth potential and cash flows may be adversely affected, which could in turn adversely affect the results of the Fund.

Weather Risk. Extreme weather conditions could result in substantial damage to the facilities of certain energy companies located in the affected areas and significant volatility in the supply of natural resources, commodity prices and the earnings of energy companies, and could therefore adversely affect their securities.

Interest Rate Risk. The prices of debt securities of the energy companies the Fund expects to hold in its portfolio are, and the prices of the equity securities held in its portfolio may be, susceptible in the short-term to a decline when interest rates rise. Rising interest rates could limit the capital appreciation of securities of certain energy companies as a result of the increased availability of alternative investments with yields comparable to those of energy companies. Rising interest rates could adversely impact the financial performance of energy companies by increasing their cost of capital. This may reduce their ability to execute acquisitions or expansion projects in a cost-effective manner. The risk of interest rates rising is more pronounced in the current market environment because of recent monetary policy measures and the low interest rate environment in recent years.

Regulatory Risk. The profitability of energy companies could be adversely affected by changes in the regulatory environment. Energy companies are subject to significant foreign, federal, state and local regulation in virtually every aspect of their operations, including with respect to how facilities are constructed, maintained and operated, environmental and safety controls, and the prices they may charge for the products and services they provide. Such regulation can change over time in both scope and intensity. For example, a particular by-product may be declared hazardous by a regulatory agency and unexpectedly increase production costs.

Various governmental authorities have the power to enforce compliance with these regulations and the permits issued under them, and violators are subject to administrative, civil and criminal penalties, including civil fines, injunctions or both. Stricter laws, regulations or enforcement policies could be enacted in the future which would likely increase compliance costs and may adversely affect the financial performance of energy companies. Energy companies may be adversely affected by future regulatory requirements. While the nature of such regulations cannot be predicted at this time, they may impose additional costs or limit certain operations by energy companies operating in various sectors.

Environmental Risk. There is an inherent risk that energy companies may incur environmental costs and liabilities due to the nature of their businesses and the substances they handle. For example, an accidental release from wells or gathering pipelines could subject them to substantial liabilities for environmental cleanup and restoration costs, claims made by neighboring landowners and other third parties for personal injury and property damage, and fines or penalties for related violations of environmental laws or regulations. Moreover, the possibility exists that stricter laws, regulations or enforcement policies could significantly increase the compliance costs of energy companies, and the cost of any remediation that may become necessary. Energy companies may not be able to recover these costs from insurance.

In the wake of a Supreme Court decision holding that the EPA has some legal authority to deal with climate change under the Clean Air Act, the EPA and the Department of Transportation jointly wrote regulations to cut gasoline use and control greenhouse gas emissions from cars and trucks. These measures, and other programs addressing greenhouse gas emissions, could reduce demand for energy or raise prices, which may adversely affect the total return of certain of the Fund’s investments.

The types of regulations described above can change over time in both scope and intensity, may have adverse effects on energy companies and may be implemented in unforeseen manners on an “emergency” basis in response to catastrophes or other events.

Catastrophe Risk. The operations of energy companies are subject to many hazards inherent in the exploration for, and development, production, gathering, transportation, processing, storage, refining, distribution, mining or marketing of natural gas, natural gas liquids, crude oil, refined petroleum products or other hydrocarbons, including: damage to production equipment, pipelines, storage tanks or related equipment and surrounding properties caused by hurricanes, tornadoes, floods, fires and other natural disasters or by acts of terrorism; inadvertent damage from construction or other equipment; leaks of natural gas, natural gas liquids, crude oil, refined petroleum products or other hydrocarbons; and fires and explosions. Since the September 11th terrorist attacks, the U.S. government has issued warnings that energy assets, specifically U.S. pipeline infrastructure, may be targeted in future terrorist attacks. These dangers give rise to risks of substantial losses as a result of loss or destruction of commodity reserves; damage to or destruction of property, facilities and equipment; pollution and environmental damage; and personal injury or loss of life. Any occurrence of such catastrophic events could bring about a limitation, suspension or discontinuation of the operations of energy companies. Energy companies may not be fully insured against all risks inherent in their business operations and therefore accidents and catastrophic events could adversely affect such companies’ operations, financial conditions and ability to pay distributions to shareholders.

Risks Relating to Expansions and Acquisitions. Energy companies employ a variety of means to increase cash flow, including increasing utilization of existing facilities, expanding operations through new construction or development activities, expanding operations through acquisitions, or securing additional long-term contracts. Thus, some energy companies may be subject to construction risk, development risk, acquisition risk or other risks arising from their specific business strategies. Energy companies that attempt to grow through acquisitions may not be able to effectively integrate acquired operations with their existing operations. In addition, acquisition or expansion projects may not perform as anticipated. A significant slowdown in merger and acquisition activity in the energy sector could reduce the growth rate of cash flows received by the Fund from energy companies that grow through acquisitions.

Technology Risk. Some energy companies are focused on developing new technologies and are strongly influenced by technological changes. Technology development efforts by energy companies may not result in viable methods or products. Energy companies may bear high research and development costs, which can limit their ability to maintain operations during periods of organizational growth or instability. Some energy companies may be in the early stages of operations and may have limited operating histories and smaller market capitalizations on average than companies in other sectors. As a result of these and other factors, the value of investments in such energy companies may be considerably more volatile than that in more established segments of the economy.

Business Segment Specific Risk. Energy companies are also subject to risks that are specific to the particular business segment of the energy sector in which they operate.

●	Gathering and processing. Gathering and processing companies are subject to natural declines in the production of oil and natural gas fields, which utilize their gathering and processing facilities as a way to market their production, prolonged declines in the price of natural gas or crude oil, which curtails drilling activity and therefore production, and declines in the prices of natural gas liquids and refined petroleum products, which cause lower processing margins. In addition, some gathering, and processing contracts subject the gathering or processing company to direct commodities price risk.

●	Exploration and production. Exploration, development and production companies are particularly vulnerable to declines in the demand for and prices of crude oil and natural gas. Reductions in prices for crude oil and natural gas can cause a given reservoir to become uneconomic for continued production earlier than it would if prices were higher, resulting in the plugging and abandonment of, and cessation of production from, that reservoir. In addition, lower commodity prices not only reduce revenues but also can result in substantial downward adjustments in reserve estimates. The accuracy of any reserve estimate is a function of the quality of available data, the accuracy of assumptions regarding future commodity prices and future exploration and development costs and engineering and geological interpretations and judgments. Different reserve engineers may make different estimates of reserve quantities and related revenue based on the same data. Actual oil and gas prices, development expenditures and operating expenses will vary from those assumed in reserve estimates, and these variances may be significant. Any significant variance from the assumptions used could result in the actual quantity of reserves and future net cash flow being materially different from those estimated in reserve reports. In addition, results of drilling, testing and production and changes in prices after the date of reserve estimates may result in downward revisions to such estimates. Substantial downward adjustments in reserve estimates could have a material adverse effect on a given exploration and production company’s financial position and results of operations. In addition, due to natural declines in reserves and production, exploration and production companies must economically find or acquire and develop additional reserves in order to maintain and grow their revenues and distributions.

●	Oil. In addition to the risk described above applicable to gathering and processing companies and exploration and production companies, companies involved in the transportation, gathering, processing, exploration, development or production of crude oil or refined petroleum products may be adversely affected by increased regulations, increased operating costs and reductions in the supply of and/or demand for crude oil and refined petroleum products as a result of the 2010 Deepwater Horizon oil spill and the reaction thereto. Increased regulation may result in a decline in production and/or increased cost associated with offshore oil exploration in the United States and around the world, which may adversely affect certain energy companies and the oil industry in general. Continued financial deterioration of BP plc as a result of the 2010 Deepwater Horizon oil spill may have wide- ranging and unforeseen impacts on the oil industry and the broader energy sector.

Small-Cap and Mid-Cap Company Risk

Certain of the companies in which the Fund may invest may have small or medium-sized market capitalizations (“small-cap” and “mid-cap” companies, respectively). Investing in the securities of small-cap or mid-cap companies presents some particular investment risks. These companies may have limited product lines and markets, as well as shorter operating histories, less experienced management and more limited financial resources than larger companies and may be more vulnerable to adverse general market or economic developments. Stocks of these companies may be less liquid than those of larger companies and may experience greater price fluctuations than larger companies. In addition, small-cap or mid-cap company securities may not be widely followed by investors, which may result in reduced demand.

Risks Associated with an Investment in IPOs

Securities purchased by the Fund in initial public offerings (“IPOs”) are often subject to the general risks associated with investments in companies with small market capitalizations, and typically to a heightened degree. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in an IPO may be highly volatile. At any particular time or from time to time, the Fund may not be able to invest in IPOs, or to invest to the extent desired, because, for example, only a small portion (if any) of the securities being offered in an IPO may be available to the Fund. In addition, under certain market conditions, a relatively small number of companies may issue securities in IPOs. The investment performance of the Fund during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Fund is able to do so. IPO securities may be volatile, and the Fund cannot predict whether investments in IPOs will be successful.

Risks Associated with an Investment in PIPE Transactions

In private investment in public equity (“PIPE”) transactions, the Fund purchases securities directly from a publicly traded company in a private placement transaction, typically at a discount to the market price of the company’s common stock. Because the sale of the securities is not registered under the Securities Act of 1933, as amended (the “Securities Act”), the securities are “restricted” and cannot be immediately resold by the investors into the public markets. Accordingly, the company typically agrees as part of the PIPE deal to register the restricted securities with the SEC. PIPE securities may be deemed illiquid.

Privately Held Company Risk

Investing in privately held companies involves risk. For example, privately held companies are not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles and are not required to maintain effective internal controls over financial reporting. As a result, the Investment Adviser may not have timely or accurate information about the business, financial condition and results of operations of the privately held companies in which the Fund invests. In addition, the securities of privately held companies are generally illiquid, and entail the risks described under “—Liquidity Risk” below.

Preferred Stock Risk

Preferred stocks combine some of the characteristics of both common stocks and debt securities. Preferred stocks generally pay a fixed rate of return and are sold on the basis of current yield, like debt securities. However, because they are equity securities, preferred stock provides equity ownership of a company, and the income is paid in the form of distributions. Preferred stocks typically have a yield advantage over common stocks as well as comparably rated fixed income investments. Preferred stocks are typically subordinated to bonds and other debt instruments in a company’s capital structure, in terms of priority to corporate income, and therefore will be subject to greater credit risk than those debt instruments. Unlike interest payments on debt securities, preferred stock distributions are payable only if declared by the issuer’s board of directors. Preferred stocks also may be subject to optional or mandatory redemption provisions. Certain of the preferred stocks in which the Fund may invest may be convertible preferred stocks, which have risks similar to convertible securities as described below in “—Convertible Instruments Risk.”

Convertible Instruments Risk

The Fund may invest in convertible instruments. A convertible instrument is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed number of common shares of the same or a different issuer within a particular period of time at a specified price or formula. Convertible debt instruments have characteristics of both fixed income and equity investments. Convertible instruments are subject both to the stock market risk associated with equity securities and to the credit and interest rate risks associated with fixed-income securities. As the market price of the equity security underlying a convertible instrument falls, the convertible instrument tends to trade on the basis of its yield and other fixed-income characteristics. As the market price of such equity security rises, the convertible security tends to trade on the basis of its equity conversion features. The Fund may invest in convertible instruments that have varying conversion values. Convertible instruments are typically issued at prices that represent a premium to their conversion value. Accordingly, the value of a convertible instrument increases (or decreases) as the price of the underlying equity security increases (or decreases). If a convertible instrument held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the instrument, or convert it into the underlying stock, and will hold the stock to the extent the Investment Adviser determines that such equity investment is consistent with the investment objective of the Fund.

Interest Rate Risk

Interest rate risk is the risk that fixed rate securities such as preferred and debt securities will decline in value because of increases in market interest rates. When market interest rates rise, the market value of such securities generally will fall. Longer-term fixed rate securities are generally more sensitive to interest rate changes. Greater sensitivity to changes in interest rates typically corresponds to increased volatility and increased risk. The Fund’s investment in such securities means that the net asset value and market price of, and distributions on, Common Shares will tend to decline if the market interest rates rise. Duration is a measure of sensitivity to changes in interest rates and reflects a variety of factors, including the maturity and variability, if any, of the interest rate and the call potential of the security. For this reason, duration should not be confused with maturity. If a portfolio has a duration of three years and interest rates increase by 1%, then, all else being equal, the portfolio would decline in value by approximately 3%. These risks may be greater in the current market environment because while interest rates were historically low in recent years, the Federal Reserve has been increasing the Federal Funds rate to address inflation. Any interest rate increases in the future could cause the value of the Fund to decrease.

Interest Rate Hedging Risk

The Fund may from time to time hedge against interest rate risk resulting from the Fund’s portfolio holdings and any financial leverage it may incur. Interest rate transactions the Fund may use for hedging purposes will expose the Fund to certain risks that differ from the risks associated with its portfolio holdings. There are economic costs of hedging reflected in the price of interest rate swaps, caps and similar techniques, the cost of which can be significant. In addition, the Fund’s success in using hedging instruments is subject to the Investment Adviser’s ability to correctly predict changes in the relationships of such hedging instruments to the Fund’s leverage risk, and there can be no assurance that the Investment Adviser’s judgment in this respect will be accurate. Depending on the state of interest rates in general, the Fund’s use of interest rate hedging instruments could enhance or decrease investment company taxable income available to the holders of its Common Shares. To the extent there is a decline in interest rates, the value of interest rate swaps or caps could decline, and result in a decline in the net asset value of the Fund’s Common Shares. In addition, if the counterparty to an interest rate swap or cap defaults, the Fund would not be able to use the anticipated net receipts under the interest rate swap or cap to offset its cost of financial leverage.

Leverage Risk

The Fund may use leverage through the issuance of Indebtedness or the issuance of preferred shares. The use of leverage magnifies both the favorable and unfavorable effects of price movements in the investments made by the Fund. Insofar as the Fund employs leverage in its investment operations, the Fund will be subject to increased risk of loss. In addition, the Fund will pay (and the holders of Common Shares will bear) all costs and expenses relating to the issuance and ongoing maintenance of leverage, including higher advisory fees. Similarly, any decline in the net asset value of the Fund’s investments will be borne entirely by the holders of Common Shares. Therefore, if the market value of the Fund’s portfolio declines, the leverage will result in a greater decrease in net asset value to the holders of Common Shares than if the Fund were not leveraged. This greater net asset value decrease will also tend to cause a greater decline in the market price for the Common Shares.

Leverage creates a greater risk of loss, as well as potential for more gain, for the Fund’s Common Shares than if leverage is not used. Preferred shares or debt issued by the Fund would have complete priority upon distribution of assets over Common Shares. Depending on the type of leverage involved, the Fund’s use of financial leverage may require the approval of its Board of Trustees. The Fund expects to invest the net proceeds derived from any leveraging according to the investment objective and policies described in this Prospectus. So long as the Fund’s portfolio is invested in securities that provide a higher rate of return than the distribution rate or interest rate of the leverage instrument or other borrowing arrangements, after taking its related expenses into consideration, the leverage will cause the Fund’s Common Shareholders to receive a higher rate of income than if it were not leveraged. There is no assurance that the Fund will continue to utilize leverage or, if leverage is utilized, that it will be successful in enhancing the level of the Fund’s total return. The net asset value of the Fund’s Common Shares will be reduced by the fees and issuance costs of any leverage.

Leverage creates risk for holders of the Fund’s Common Shares, including the likelihood of greater volatility of net asset value and market price of the shares. Risk of fluctuations in distribution rates or interest rates on leverage instruments or other borrowing arrangements may affect the return to the holders of the Fund’s Common Shares. To the extent the return on securities purchased with funds received from the use of leverage exceeds the cost of leverage (including increased expenses to the Fund), the Fund’s returns will be greater than if leverage had not been used. Conversely, if the return derived from such securities is less than the cost of leverage (including increased expenses to the Fund), the Fund’s returns will be less than if leverage had not been used, and therefore, the amount available for distribution to the Fund’s Common Shareholders will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain the Fund’s leveraged position if it expects that the benefits to the Fund’s Common Shareholders of so doing will outweigh the current reduced return. Under normal market conditions, the Fund anticipates that it will be able to invest the proceeds from leverage at a higher rate than the costs of leverage (including increased expenses to the Fund), which would enhance returns to the Fund’s Common Shareholders. The fees paid to the Investment Adviser will be calculated on the basis of the Fund’s Managed Assets, which include proceeds from leverage instruments and other borrowings. During periods in which the Fund uses financial leverage, the investment management fee payable to the Investment Adviser will be higher than if the Fund did not use a leveraged capital structure. Consequently, the Fund and the Investment Adviser may have differing interests in determining whether to leverage the Fund’s assets. The Board of Trustees will monitor the Fund’s use of leverage and this potential conflict.

Covered Call Option Risk

As the writer of a covered call option, the Fund forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the strike price of the call but retains the risk of loss should the price of the underlying security decline. As the Fund writes covered calls over more of its portfolio, its ability to benefit from capital appreciation becomes more limited. There are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

Arbitrage Risk

A part of the Investment Adviser’s investment operations may involve spread positions between two or more securities, or derivatives positions including commodities hedging positions, or a combination of the foregoing. The Investment Adviser’s trading operations also may involve arbitraging between two securities or commodities, between the security, commodity and related options or derivatives markets, between spot and futures or forward markets, and/or any combination of the above. To the extent the price relationships between such positions remain constant, no gain or loss on the positions will occur. These offsetting positions entail substantial risk that the price differential could change unfavorably, causing a loss to the position. Certain derivatives transactions have economic characteristics similar to leverage.

Securities Lending Risk

The Fund may lend its portfolio securities (up to a maximum of one-third of its Managed Assets) to banks or dealers which meet the creditworthiness standards established by the Board of Trustees of the Fund. Securities lending is subject to the risk that loaned securities may not be available to the Fund on a timely basis and the Fund may, therefore, lose the opportunity to sell the securities at a desirable price. Any loss in the market price of securities loaned by the Fund that occurs during the term of the loan would be borne by the Fund and would adversely affect the Fund’s performance. In addition, there may be delays in recovery, or no recovery, of securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially while the loan is outstanding. These risks may be greater for non-U.S. securities.

Portfolio Turnover Risk

Portfolio turnover rate is not considered a limiting factor in the Investment Adviser’s execution of investment decisions. The Fund anticipates that its annual portfolio turnover rate may vary greatly from year to year. A higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. High portfolio turnover may result in an increased realization of net short-term capital gains or capital losses by the Fund.

Strategic Transactions Risk

The Fund’s use of Strategic Transactions may involve the purchase and sale of derivative instruments. The Fund may purchase and sell exchange-listed and over-the-counter put and call options on securities, indices and other instruments, enter into forward contracts, purchase and sell futures contracts and options thereon, enter into swap, cap, floor or collar transactions, purchase structured investment products and enter into transactions that combine multiple derivative instruments. Strategic Transactions often have risks similar to the securities underlying the Strategic Transactions. However, the use of Strategic Transactions also involves risks that are different from, and possibly greater than, the risks associated with other portfolio investments. Strategic Transactions may involve the use of highly specialized instruments that require investment techniques and risk analyses different from those associated with other portfolio investments. The use of derivative instruments has risks, including the imperfect correlation between the value of the derivative instruments and the underlying assets, the possible default of the counterparty to the transaction or illiquidity of the derivative investments. Furthermore, the ability to successfully use these techniques depends on the Investment Adviser’s ability to predict pertinent market movements, which cannot be assured. Thus, the use of Strategic Transactions may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Fund can realize on an investment or may cause the Fund to hold a security that it might otherwise sell. In addition, amounts paid by the Fund as premiums and cash, or other assets held in margin accounts with respect to Strategic Transactions, are not otherwise available to the Fund for investment purposes. It is possible that government regulation of various types of derivative instruments may impact the availability, liquidity and cost of derivative instruments. There can be no assurance that such regulation will not have a material adverse effect on the Fund or will not impair the ability of the Fund to implement certain Strategic Transactions or to achieve its investment objective. Although the Investment Adviser seeks to use Strategic Transactions to further the Fund’s investment objective, no assurance can be given that the use of Strategic Transactions will achieve this result.

Counterparty Risk

The Fund will be subject to credit risk with respect to the counterparties to the derivative contracts entered into by the Fund. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in bankruptcy or other reorganization proceedings. The Fund may obtain only a limited recovery, or may obtain no recovery, in such circumstances.

Short Sales Risk

Short selling involves selling securities which may or may not be owned and borrowing the same securities for delivery to the purchaser, with an obligation to replace the borrowed securities at a later date. Short selling allows the short seller to profit from declines in market prices to the extent such declines exceed the transaction costs and the costs of borrowing the securities. A naked short sale creates the risk of an unlimited loss because the price of the underlying security could theoretically increase without limit, thus increasing the cost of buying those securities to cover the short position. There can be no assurance that the securities necessary to cover a short position will be available for purchase. Purchasing securities to close out the short position can itself cause the price of the securities to rise, further exacerbating the loss.

The Fund’s obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer, usually cash, U.S. government securities or other liquid securities similar to those borrowed. The Fund also will be required to segregate similar collateral to the extent, if any, necessary so that the value of both collateral amounts in the aggregate is at all times equal to at least 100% of the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which the Fund borrowed the security regarding repaying amounts received by the Fund on such security, the Fund may not receive any payments (including interest) on the Fund’s collateral deposited with such broker-dealer.

Inflation Risk

Inflation risk is the risk that the value of assets or income from investment will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Fund’s Common Shares and distributions can decline. Inflation risk is more pronounced in the current market environment because of recent monetary policy measures and the low interest rate environment in recent years.

Deflation Risk

Deflation risk is the risk that prices throughout the economy decline over time, which may have an adverse effect on the market valuation of companies, their assets and their revenues. In addition, deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio.

Other Investment Companies Risk

The Fund may invest in securities of other investment companies, including other closed-end or open-end investment companies (including ETFs). The market value of their shares may differ from the net asset value of the particular fund. To the extent the Fund invests a portion of its assets in investment company securities, those assets will be subject to the risks of the purchased investment company’s portfolio securities. In addition, if the Fund invests in such investment companies or investment funds, the Fund’s shareholders will bear not only their proportionate share of the expenses of the Fund (including operating expenses and the fees of the investment adviser), but also will indirectly bear similar expenses of the underlying investment company. In addition, the securities of other investment companies may also be leveraged and will therefore be subject to the same leverage risks described herein. As described in the section entitled “—Leverage Risk,” the net asset value and market value of leveraged shares will be more volatile and the yield to stockholders will tend to fluctuate more than the yield generated by unleveraged shares. Other investment companies may have investment policies that differ from those of the Fund. In addition, to the extent the Fund invests in other investment companies, the Fund will be dependent upon the investment and research abilities of persons other than the Investment Adviser.

ETN and ETF Risk

An ETN or ETF that is based on a specific index may not be able to replicate and maintain exactly the composition and relative weighting of securities in the index. An ETN or ETF also incurs certain expenses not incurred by its applicable index. The market value of an ETN or ETF share may differ from its net asset value; the share may trade at a premium or discount to its net asset value, which may be due to, among other things, differences in the supply and demand in the market for the share and the supply and demand in the market for the underlying assets of the ETN or ETF. In addition, certain securities that are part of the index tracked by an ETN or ETF may, at times, be unavailable, which may impede the ETN’s or ETF’s ability to track its index. An ETF that uses leverage can, at times, be relatively illiquid, which can affect whether its share price approximates net asset value. As a result of using leverage, an ETF is subject to the risk of failure in the futures and options markets it uses to obtain leverage and the risk that a counterparty will default on its obligations, which can result in a loss to the Fund. If the Fund invests in ETFs, the Fund’s shareholders will bear not only their proportionate share of the expenses of the Fund, but also will indirectly bear similar expenses of the underlying ETF. Although an ETN is a debt security, it is unlike a typical bond, in that there are no periodic interest payments and principal is not protected.

Investment Management Risk

The Fund’s portfolio is subject to investment management risk because it will be actively managed. The Investment Adviser will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that they will produce the desired results.

The decisions with respect to the management of the Fund are made exclusively by the Investment Adviser, subject to the oversight of the Board of Trustees. Investors have no right or power to take part in the management of the Fund. The Investment Adviser also is responsible for all of the trading and investment decisions of the Fund. In the event of the withdrawal or bankruptcy of the Investment Adviser, generally the affairs of the Fund will be wound-up, and its assets will be liquidated.

Dependence on Key Personnel of the Investment Adviser

The Fund is dependent upon the Investment Adviser’s key personnel for its future success. In particular, the Fund will depend on the diligence, skill and network of business contacts of the personnel of the Investment Adviser and its portfolio managers, who will evaluate, negotiate, structure, close and monitor the Fund’s investments. The portfolio managers have equity interests and other financial incentives to remain with the firm. The Fund will also depend on the senior management of the Investment Adviser. The departure of a member or members of the Investment Adviser’s senior management could have a material adverse effect on the Fund’s ability to achieve its investment objective. In addition, the Fund can offer no assurance that the Investment Adviser will remain its investment adviser, or that the Fund will continue to have access to the Investment Adviser’s contacts and deal flow.

Conflicts of Interest with the Investment Adviser

Conflicts of interest may arise because the Investment Adviser and its affiliates generally will be carrying on substantial investment activities for other clients, including, but not limited to, other client accounts and funds managed or advised by the Investment Adviser, in which the Fund will have no interest. The Investment Adviser or its affiliates may have financial incentives to favor certain of such accounts over the Fund. Any of their proprietary accounts and other customer accounts may compete with the Fund for specific trades. The Investment Adviser or its affiliates may buy or sell securities for the Fund which differ from securities bought or sold for other accounts and customers, even though their investment objectives and policies may be similar to the Fund’s. Situations may occur when the Fund could be disadvantaged because of the investment activities conducted by the Investment Adviser and its affiliates for their other accounts. Such situations may be based on, among other things, legal or internal restrictions on the combined size of positions that may be taken for the Fund and the other accounts, limiting the size of the Fund’s position, or the difficulty of liquidating an investment for the Fund and the other accounts where the market cannot absorb the sale of the combined position. Notwithstanding these potential conflicts of interest, the Fund’s Board of Trustees and officers have a fiduciary obligation to act in the Fund’s best interest.

The Fund’s investment opportunities may be limited by affiliations of the Investment Adviser or its affiliates with infrastructure companies. In addition, to the extent that the Investment Adviser sources and structures private investments in infrastructure companies, certain employees of the Investment Adviser may become aware of actions planned by infrastructure companies, such as acquisitions that may not be announced to the public. It is possible that the Fund could be precluded from investing in a company about which the Investment Adviser has material non-public information; however, it is the Investment Adviser’s intention to ensure that any material non-public information available to certain of the Investment Adviser’s employees not be shared with those employees responsible for the purchase and sale of publicly traded securities.

The Investment Adviser manages several other client accounts and funds. Some of these other client accounts and funds have investment objectives that are similar to or overlap with the Fund. Furthermore, the Investment Adviser may at some time in the future manage additional client accounts and investment funds with the same investment objective as the Fund.

The Investment Adviser and its affiliates generally will be carrying on substantial investment activities for other clients’ accounts and funds in which the Fund will have no interest. Investment decisions for the Fund are made independently from those of such other clients; however, from time to time, the same investment decision may be made for more than one fund or account. When two or more clients advised by the Investment Adviser or its affiliates seek to purchase or sell the same publicly traded securities, the securities actually purchased or sold will be allocated among the clients on a good faith equitable basis by the Investment Adviser in its discretion in accordance with the clients’ various investment objectives and procedures adopted by the Investment Adviser and approved by the Fund’s Board of Trustees. In some cases, this system may adversely affect the price or size of the position the Fund may obtain.

The Fund’s investment opportunities may be limited by investment opportunities that the Investment Adviser is evaluating for other clients’ accounts and funds. To the extent a potential investment is appropriate for the Fund and one or more of the Investment Adviser’s other client accounts or funds, the Investment Adviser will need to fairly allocate that investment to the Fund or another client account or fund, or both, depending on its allocation procedures and applicable law related to combined or joint transactions. There may occur an attractive limited investment opportunity suitable for the Fund in which the Fund cannot invest under the particular allocation method being used for that investment.

Under the 1940 Act, the Fund and such other client accounts or funds managed or advised by the Investment Adviser may be precluded from co-investing in certain private placements of securities. Except as permitted by law or positions of the staff of the SEC, the Investment Adviser will not co-invest its other clients’ assets in private transactions in which the Fund invests. To the extent the Fund is precluded from co-investing, the Investment Adviser will allocate private investment opportunities among its clients, including, but not limited to, the Fund and its other client accounts and funds, based on allocation policies that take into account several suitability factors, including the size of the investment opportunity, the amount each client has available for investment and the client’s investment objectives. These allocation policies may result in the allocation of investment opportunities to another client account or fund managed or advised by the Investment Adviser rather than to the Fund.

The management fee payable to the Investment Adviser is based on the value of the Fund’s Managed Assets, as periodically determined. A portion of the Fund’s Managed Assets may be illiquid securities acquired in private transactions for which market quotations will not be readily available. Although the Fund will adopt valuation procedures designed to determine valuations of illiquid securities in a manner that reflects their fair value, there typically is a range of possible prices that may be established for each individual security.

Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Fund, also represents the Investment Adviser. Such counsel does not purport to represent the separate interests of the investors and has assumed no obligation to do so. Accordingly, the investors have not had the benefit of independent counsel in the structuring of the Fund or determination of the relative interests, rights and obligations of the Investment Adviser and the investors.

Reliance on Service Providers

The Fund relies upon service providers to perform certain functions, which may include functions that are integral to the operations and financial performance of the Fund. Fees and expenses of these service providers are borne by the Fund, and therefore indirectly by Common Shareholders. Failure by any service provider to carry out its obligations to the Fund in accordance with the terms of its appointment, to exercise due care and skill, or to perform its obligations to the Fund at all as a result of insolvency, bankruptcy or other causes could have a material adverse effect on the Fund’s performance and ability to achieve its investment objective. The termination of the Fund’s relationship with any service provider, or any delay in appointing a replacement for such service provider, could materially disrupt the business of the Fund and could have a material adverse effect on the Fund’s performance and ability to achieve its investment objective.

Technology Risk

As the use of Internet technology has become more prevalent, the Fund and its service providers and markets generally have become more susceptible to potential operational risks related to intentional and unintentional events that may cause the Fund or a service provider to lose proprietary information, suffer data corruption or lose operational capacity. There can be no guarantee that any risk management systems established by the Fund, its service providers, or issuers of the securities in which the Fund invests to reduce technology and cyber security risks will succeed, and the Fund cannot control such systems put in place by service providers, issuers or other third parties whose operations may affect the Fund.

Cyber Security Risk

As the use of technology has become more prevalent in the course of business, the Fund has become potentially more susceptible to operational and informational security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional cyber events that may, among other things, cause the Fund to lose proprietary information, suffer data corruption and/or destruction, lose operational capacity, result in the unauthorized release or other misuse of confidential information, or otherwise disrupt normal business operations. In addition, cyber security breaches involving the Fund’s third-party service providers (including, but not limited to, advisers, administrators, transfer agents, custodians, distributors and other third parties), trading counterparties or issuers in which the Fund invests in can also subject the Fund to many of the same risks associated with direct cyber security breaches. Like with operational risk in general, the Fund has established risk management systems and business continuity plans designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Fund does not directly control the cyber security systems of issuers in which the Fund may invest, trading counterparties or third-party service providers to the Fund. There is also a risk that cyber security breaches may not be detected. The Fund and its shareholders could be negatively impacted as a result.

Distributions Risk

The Fund’s net investment income can vary significantly over time; however, the Fund seeks to maintain a more stable monthly distribution per share. The distributions paid by the Fund for any particular month may be more or less than the amount of net investment income for that monthly period. The Fund may distribute more than the entire amount of the net investment income earned in a particular period, in which case all or a portion of a distribution may be a return of capital. The Fund’s distributions have historically included, and may in the future include, a significant portion of return of capital. For the fiscal year ended November 30, 2023, the Fund’s distributions were comprised of approximately 55% ordinary income and 45% return of capital. Accordingly, shareholders should not assume that the source of a distribution from the Fund is net income or profit, and the Fund’s distributions should not be used as a measure of performance or confused with yield or income.

Return of capital is the return of a portion of the shareholder’s original investment up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. In any given year, there can be no guarantee the Fund’s investment returns will exceed the amount of distributions. To the extent the amount of distributions paid to shareholders in cash exceeds the total net investment returns of the Fund, the assets of the Fund will decline, which may have the effect of increasing the Fund’s expense ratio. In addition, in order to make such distributions, the Fund may have to sell a portion of its investment portfolio at a time when independent investment judgment might not dictate such action.

Market Discount from Net Asset Value

Shares of closed-end investment companies frequently trade at a discount from their net asset value, which is a risk separate and distinct from the risk that the Fund’s net asset value could decrease as a result of its investment activities. Although the value of the Fund’s net assets is generally considered by market participants in determining whether to purchase or sell Common Shares, whether investors will realize gains or losses upon the sale of Common Shares will depend entirely upon whether the market price of Common Shares at the time of sale is above or below the investor’s purchase price for Common Shares. Because the market price of Common Shares will be determined by factors such as net asset value, distribution and distribution levels (which are dependent, in part, on expenses), supply of and demand for Common Shares, stability of distributions or dividends, trading volume of Common Shares, general market and economic conditions and other factors beyond the control of the Fund, the Fund cannot predict whether Common Shares will trade at, below or above net asset value or at, below or above the initial public offering price. Common Shares of the Fund are designed primarily for long-term investors; investors in Common Shares should not view the Fund as a vehicle for trading purposes.

Recent Market, Economic and Social Developments Risk

Periods of market volatility remain, and may continue to occur in the future, in response to various political, social and economic events both within and outside of the United States. These conditions have resulted in, and in many cases continue to result in, greater price volatility, less liquidity, widening credit spreads and a lack of price transparency, with many securities remaining illiquid and of uncertain value. Such market conditions may adversely affect the Fund, including by making valuation of some of the Fund’s securities uncertain and/or result in sudden and significant valuation increases or declines in the Fund’s holdings. If there is a significant decline in the value of the Fund’s portfolio, this may impact the asset coverage levels for the Fund’s outstanding leverage.

Risks resulting from any future debt or other economic crisis could also have a detrimental impact on the global economic recovery, the financial condition of financial institutions and the Fund’s business, financial condition and results of operation. Market and economic disruptions have affected, and may in the future affect, consumer confidence levels and spending, personal bankruptcy rates, levels of incurrence and default on consumer debt and home prices, among other factors. To the extent uncertainty regarding the U.S. or global economy negatively impacts consumer confidence and consumer credit factors, the Fund’s business, financial condition and results of operations could be significantly and adversely affected. Downgrades to the credit ratings of major banks could result in increased borrowing costs for such banks and negatively affect the broader economy. Moreover, Federal Reserve policy, including with respect to certain interest rates, may also adversely affect the value, volatility and liquidity of dividend- and interest-paying securities. Market volatility, rising interest rates and/or unfavorable economic conditions could impair the Fund’s ability to achieve its investment objective.

The occurrence of events similar to those in recent years, such as localized wars, instability, new and ongoing pandemics (such as COVID-19), epidemics or outbreaks of infectious diseases in certain parts of the world, natural/environmental disasters, terrorist attacks in the U.S. and around the world, social and political discord, debt crises, sovereign debt downgrades, increasingly strained relations between the U.S. and a number of foreign countries, new and continued political unrest in various countries, the exit or potential exit of one or more countries from the EU or the EMU, continued changes in the balance of political power among and within the branches of the U.S. government, government shutdowns, among others, may result in market volatility, may have long-term effects on the U.S. and worldwide financial markets, and may cause further economic uncertainties in the U.S. and worldwide.

In particular, the consequences of the Russian military invasion of Ukraine, including comprehensive international sanctions, the impact on inflation and increased disruption to supply chains and energy resources may impact our portfolio companies, result in an economic downturn or recession either globally or locally in the U.S. or other economies, reduce business activity, spawn additional conflicts (whether in the form of traditional military action, reignited “cold” wars or in the form of virtual warfare such as cyberattacks) with similar and perhaps wider ranging impacts and consequences and have an adverse impact on the Fund’s returns and net asset value. We have no way to predict the duration or outcome of the situation, as the conflict and government reactions are rapidly developing and beyond our control. Prolonged unrest, military activities, or broad-based sanctions could have a material adverse effect on our portfolio companies. Such consequences also may increase our funding cost or limit our access to the capital markets.

The current political climate has intensified concerns about a potential trade war between China and the U.S., as each country has imposed tariffs on the other country’s products. These actions may trigger a significant reduction in international trade, the oversupply of certain manufactured goods, substantial price reductions of goods and possible failure of individual companies and/or large segments of China’s export industry, which could have a negative impact on our performance. U.S. companies that source material and goods from China and those that make large amounts of sales in China would be particularly vulnerable to an escalation of trade tensions. Uncertainty regarding the outcome of the trade tensions and the potential for a trade war could cause the U.S. dollar to decline against safe haven currencies, such as the Japanese yen and the euro. Events such as these and their consequences are difficult to predict and it is unclear whether further tariffs may be imposed or other escalating actions may be taken in the future. Any of these effects could have a material adverse effect on the business, financial condition and results of operations of the Fund.

Legislation and Regulatory Risks

At any time after the date of this Prospectus, legislation may be enacted that could negatively affect the companies in which the Fund invests. Changing approaches to regulation may also have a negative impact companies in which the Fund invests. In addition, legislation or regulation may change the way in which the Fund is regulated. There can be no assurance that future legislation, regulation or deregulation will not have a material adverse effect on the Fund or will not impair the ability of the Fund to achieve its investment objective.

The SEC and its staff are reportedly engaged in various initiatives and reviews that seek to improve and modernize the regulatory structure governing investment companies. These efforts appear to be focused on risk identification and controls in various areas, including embedded leverage through the use of derivatives and other trading practices, cybersecurity, liquidity, enhanced regulatory and public reporting requirements and the evaluation of systemic risks. Any new rules, guidance or regulatory initiatives resulting from these efforts could increase the Fund’s expenses and impact its returns to shareholders or, in the extreme case, impact or limit the Fund’s use of various portfolio management strategies or techniques and adversely impact the Fund.

Changes enacted by the current presidential administration could significantly impact the regulation of financial markets in the United States. Areas subject to potential change, amendment or repeal include trade and foreign policy, corporate tax rates, energy and infrastructure policies, the environment and sustainability, criminal and social justice initiatives, immigration, healthcare and the oversight of certain federal financial regulatory agencies and the Federal Reserve. Certain of these changes can, and have, been effectuated through executive order. For example, the current administration has taken steps to address the COVID-19 pandemic, rejoin the Paris climate accord of 2015, cancel the Keystone XL pipeline, change immigration enforcement priorities and increase spending on clean energy and infrastructure. Other potential changes that could be pursued by the current presidential administration could include an increase in the corporate income tax rate and changes to regulatory enforcement priorities. It is not possible to predict which, if any, of these actions will be taken or, if taken, their effect on the economy, securities markets or the financial stability of the United States. The Fund may be affected by governmental action in ways that are not foreseeable, and there is a possibility that such actions could have a significant adverse effect on the Fund and its ability to achieve its investment objective.

Although the Fund cannot predict the impact, if any, of these changes to the Fund’s business, they could adversely affect the Fund’s business, financial condition, operating results and cash flows. Until the Fund knows what policy changes are made and how those changes impact the Fund’s business and the business of the Fund’s competitors over the long term, the Fund will not know if, overall, the Fund will benefit from them or be negatively affected by them. The Investment Adviser intends to monitor developments and seeks to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objectives, but there can be no assurance that it will be successful in doing so.

LIBOR Discontinuation Risk

In July 2017, the head of the United Kingdom Financial Conduct Authority announced the desire to phase out the use of LIBOR by the end of 2021. LIBOR can no longer be used to calculate new deals as of December 31, 2021. Since December 31, 2021, all sterling, euro, Swiss franc and Japanese yen LIBOR settings and the 1-week and 2-month U.S. dollar LIBOR settings have ceased to be published or are no longer representative, and since June 30, 2023, the overnight, 1-month, 3-month, 6-month and 12-month U.S. dollar LIBOR settings ceased to be published or are no longer representative.

On June 22, 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Federal Reserve and the Federal Reserve Bank of New York (the “FRBNY”) identified the Secured Overnight Financing Rate (“SOFR”) as the rate that, in the consensus view of the ARRC, represented best practice for use in certain new U.S. dollar derivatives and other financial contracts. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities, and has been published by the Federal Reserve Bank of New York since April 2018. The Federal Reserve Bank of New York has also been publishing historical indicative Secured Overnight Financing Rates from 2014. Investors should not rely on any historical changes or trends in SOFR as an indicator of future changes in SOFR.

The composition and characteristics of SOFR are not the same as those of LIBOR, and SOFR is fundamentally different from LIBOR for two key reasons. First, SOFR is a secured rate, while LIBOR is an unsecured rate. Second, SOFR is an overnight rate, while LIBOR is a forward-looking rate that represents interbank funding over different maturities (e.g., three months). As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. Additionally, there can be no guarantee that SOFR will gain market acceptance as a replacement for U.S. dollar LIBOR. Any failure of SOFR to gain market acceptance could negatively affect financial markets in general and present heightened risks, including with respect to the Fund’s investments. As a result of this uncertainty and developments relating to the transition process, the Fund and its investments may be adversely affected.

SOFR Risk

SOFR is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR is calculated based on transaction-level data collected from various sources. For each trading day, SOFR is calculated as a volume-weighted median rate derived from such data. SOFR is calculated and published by the FRBNY. If data from a given source required by the FRBNY to calculate SOFR is unavailable for any day, then the most recently available data for that segment will be used, with certain adjustments. If errors are discovered in the transaction data or the calculations underlying SOFR after its initial publication on a given day, SOFR may be republished at a later time that day. Rate revisions will be effected only on the day of initial publication and will be republished only if the change in the rate exceeds one basis point.

Because SOFR is a financing rate based on overnight secured funding transactions, it differs fundamentally from LIBOR. LIBOR was intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. It was a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR was intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is largely insensitive to credit-risk considerations and to short-term interest rate risks. SOFR is a transaction-based rate, and it has been more volatile than other benchmark or market rates, such as three-month LIBOR, during certain periods. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR, will perform in the same or similar way as LIBOR would have performed at any time, and there is no assurance that SOFR-based rates will be a suitable substitute for LIBOR. SOFR has a limited history, having been first published in April 2018. The future performance of SOFR, and SOFR-based reference rates, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR in the future, including following the discontinuation of LIBOR, may bear little or no relation to historical levels of SOFR, LIBOR or other rates.

Terrorism, Market Disruption, and Catastrophe Risk

Terrorist attacks, catastrophes, pandemics and other geopolitical events have led to, and may in the future lead to, increased short-term market volatility and may have long-term effects on U.S. and world economies and markets. Global political and economic instability could affect the operations of companies in which the Fund invests in unpredictable ways, including through disruptions of natural resources supplies and markets and the resulting volatility in commodity prices. The operation of infrastructure assets in which the Fund invests is subject to many hazards including damage to equipment and surrounding properties caused by hurricanes, tornadoes, floods, fires and other natural disasters or by acts of terrorism; inadvertent damage from construction or other equipment; leaks; and fires and explosions. The U.S. government has issued warnings that infrastructure assets may be future targets of terrorist activities. In addition, changes in the insurance markets have made certain types of insurance more difficult, if not impossible, to obtain and have generally resulted in increased premium costs.

Not a Complete Investment Program

The Fund is intended for investors seeking a high level of total return with an emphasis on current income. The Fund is not meant to provide a vehicle for those who wish to exploit short-term swings in the stock market and is intended for long-term investors. An investment in shares of the Fund should not be considered a complete investment program. Each shareholder should take into account the Fund’s investment objective as well as the shareholder’s other investments when considering an investment in the Fund.

Risks Associated with Offerings of Additional Common Shares

The voting power of current Common Shareholders will be diluted to the extent that current Common Shareholders do not purchase Common Shares in any future offerings of Common Shares or do not purchase sufficient Common Shares to maintain their percentage interest. If the Fund is unable to invest the proceeds of such offering as intended, the Fund’s per Common Share distribution may decrease and the Fund may not participate in market advances to the same extent as if such proceeds were fully invested as planned. If the Fund sells Common Shares at a price below net asset value per share pursuant to the consent of Common Shareholders, shareholders will experience a dilution of the aggregate net asset value per Common Share because the sale price will be less than the Fund’s then-current net asset value per Common Share. Similarly, were the expenses of the offering to exceed the amount by which the sale price exceeded the Fund’s then current net asset value per Common Share, shareholders would experience a dilution of the aggregate net asset value per Common Share. This dilution will be experienced by all shareholders, irrespective of whether they purchase Common Shares in any such offering. See “Description of Shares—Common Shares—Issuance of Additional Common Shares.”

Additional Risks of Rights

There are additional risks associated with an offering of Rights. Shareholders who do not exercise their Rights may, at the completion of such an offering, own a smaller proportional interest in the Fund than if they exercised their Rights. As a result of such an offering, a shareholder may experience dilution in net asset value per share if the subscription price per share is below the net asset value per share on the expiration date. If the subscription price per share is below the net asset value per share of the Fund’s Common Shares on the expiration date, a shareholder will experience an immediate dilution of the aggregate net asset value of such shareholder’s Common Shares if the shareholder does not participate in such an offering and the shareholder will experience a reduction in the net asset value per share of such shareholder’s Common Shares whether or not the shareholder participates in such an offering. Such a reduction in net asset value per share may have the effect of reducing market price of the Common Share. The Fund cannot state precisely the extent of this dilution (if any) if the shareholder does not exercise such shareholder’s Rights because the Fund does not know what the net asset value per share will be when the offer expires or what proportion of the Rights will be exercised. If the subscription price is substantially less than the then current net asset value per Common Share at the expiration of a rights offering, such dilution could be substantial. Any such dilution or accretion will depend upon whether (i) such shareholders participate in the Rights offering and (ii) the Fund’s net asset value per Common Share is above or below the subscription price on the expiration date of the Rights offering. In addition to the economic dilution described above, if a Common Shareholder does not exercise all of their rights, the Common Shareholder will incur voting dilution as a result of this rights offering. This voting dilution will occur because the Common Shareholder will own a smaller proportionate interest in the Fund after the rights offering than prior to the rights offering. There is a risk that changes in market conditions may result in the underlying Common Shares purchasable upon exercise of the subscription rights being less attractive to investors at the conclusion of the subscription period. This may reduce or eliminate the value of the subscription rights. If investors exercise only a portion of the rights, the number of Common Shares issued may be reduced, and the Common Shares may trade at less favorable prices than larger offerings for similar securities. Subscription rights issued by the Fund may be transferable or non-transferable rights. In a non-transferable rights offering, Common Shareholders who do not wish to exercise their rights will be unable to sell their rights. In a transferrable rights offering, the Fund will use its best efforts to ensure an adequate trading market for the rights; however, investors may find that there is no market to sell rights they do not wish to exercise.

Anti-Takeover Provisions in the Fund’s Agreement and Declaration of Trust and By-Laws

The Fund’s Amended and Restated Agreement and Declaration of Trust, as amended (the “Declaration of Trust”), and By-Laws include provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of its Board of Trustees. For example, the Declaration of Trust limits the ability of persons to beneficially own (within the meaning of Section 382 of the Code) more than 4.99% of the outstanding Common Shares of the Fund. This restriction was adopted in order to reduce the risk of the Fund undergoing an “ownership change” within the meaning of Section 382 of the Code, which would limit the Fund’s ability to use a capital loss carryforward and certain unrealized losses (if such tax attributes exist). See “Anti-Takeover Provisions in the Declaration of Trust” and “Certain Provisions of Delaware Law, the Declaration of Trust and By-Laws.”

In addition, as a Delaware statutory trust, the Fund is subject to the control share acquisition statute (the “Control Share Statute”) contained in Subchapter III of the Delaware Statutory Trust Act (the “DSTA”), which became automatically applicable to listed closed-end funds, such as the Fund, upon its effective date of August 1, 2022 (the “Effective Date”). The Control Share Statute provides that an acquirer of shares above a series of voting power thresholds has no voting rights under the DSTA or the governing documents of the Fund with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless approved by shareholders. See “Certain Provisions of Delaware Law, the Declaration of Trust and By-Laws—Delaware Control Share Statute.”

The ownership restrictions set forth in the Fund’s Declaration of Trust and the limitations of the Control Share Statute could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over the Fund and may reduce market demand for the Fund’s Common Shares, which could have the effect of increasing the likelihood that the Fund’s Common Shares trade at a discount to net asset value and increasing the amount of any such discount.

MANAGEMENT OF THE FUND

Trustees and Officers

The Board of Trustees of the Fund provides broad oversight over the operations and affairs of the Fund and protects the interests of shareholders. The Board of Trustees has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to establish policies regarding the management, conduct and operation of the Fund’s business. The Fund’s officers, who are all officers or employees of the Investment Adviser or its affiliates, are responsible for the day-to-day management and administration of the Fund’s operations. The names and ages of the Trustees and officers of the Fund, the year each was first elected or appointed to office, their principal business occupations during the last five years, the number of funds overseen by each Trustee and other directorships or trusteeships during the last five years are set forth under “Management of the Fund” in the SAI.

Investment Adviser

Subject to the overall supervision of the Board of Trustees, the Fund is managed by Cushing® Asset Management, LP d/b/a NXG Investment Management, whose principal business address is 600 N. Pearl Street, Suite 1205, Dallas, Texas 75201. The Investment Adviser is a wholly-owned investment advisory subsidiary of Swank Capital. The Investment Adviser was founded in 2003 and serves as investment adviser to registered and unregistered funds. As of November 30, 2023, the Investment Adviser managed approximately $1.013 billion in assets. The Investment Adviser has experience in assessing U.S. and non-U.S. investments and manages two other registered investment companies and several private investment companies and other accounts that invest a portion of their assets in non-U.S. investments

The Investment Adviser acts as the investment adviser to the Fund pursuant to an investment management agreement (the “Investment Management Agreement”). Pursuant to the Investment Management Agreement, the Fund has agreed to pay the Investment Adviser a fee, payable at the end of each calendar month, at an annual rate equal to 1.25% of the average weekly value of the Fund’s Managed Assets during such month (the “Management Fee”) for the services and facilities provided by the Investment Adviser to the Fund. For purposes of the Management Fee, “Managed Assets” means the total assets of the Fund, minus all accrued expenses incurred in the normal course of operations other than liabilities or obligations attributable to investment leverage, including, without limitation, investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of shares of preferred stock or other similar preference securities and/or (iii) the reinvestment of collateral received for securities loaned in accordance with the Fund’s investment objective and policies.

Pursuant to an amended and restated fee waiver agreement by and between the Fund and the Investment Adviser, effective February 1, 2024, the Investment Adviser has contractually agreed to waive a portion of the management fee in an amount equal to 0.25% of the Fund’s Managed Assets through the later of June 1, 2025, or 12 months after the date of effectiveness of the Registration Statement of which this Prospectus is a part. Prior to the termination date, the waiver agreement may be modified, waived or terminated only with the written consent of the Board of Trustees.

Because the Management Fee is based upon a percentage of the Fund’s Managed Assets, the Management Fee will be higher if the Fund employs leverage. Therefore, the Investment Adviser will have a financial incentive to use leverage, which may create a conflict of interest between the Investment Adviser and the Fund’s Common Shareholders.

Pursuant to the Investment Management Agreement, the Investment Adviser is responsible for managing the portfolio of the Fund in accordance with its stated investment objective and policies, making investment decisions for the Fund, placing orders to purchase and sell securities on behalf of the Fund and managing the other business and affairs of the Fund, all subject to the supervision and direction of the Fund’s Board of Trustees. In addition, the Investment Adviser furnishes offices, necessary facilities and equipment on behalf of the Fund; provides personnel, including certain officers required for the Fund’s administrative management; and pays the compensation of all officers and Trustees of the Fund who are its affiliates.

In addition to the Management Fee, the Fund pays all other costs and expenses of its operations, including the compensation of its Trustees (other than those affiliated with the Investment Adviser); the fees and expenses of the Fund’s administrator, the custodian and transfer and distribution disbursing agent; legal fees; leverage expenses (if any); rating agency fees (if any); listing fees and expenses; fees of independent auditors; expenses of repurchasing shares; expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies; and taxes, if any.

A discussion regarding the basis for the approval of the Investment Management Agreement by the Board of Trustees is available in the Fund’s semi-annual report to shareholders for the period ended May 31, 2023.

Portfolio Management

John Musgrave, Chief Executive Officer and President and Chief Investment Officer of the Investment Adviser, and Todd Sunderland, Chief Risk Officer and Chief Operating Officer of the Investment Adviser are primarily responsible for the day-to-day management of the Fund’s portfolio.

Mr. Musgrave has been Chief Executive Officer of the Investment Adviser since 2023, Chief Investment Officer of the Investment Adviser since 2016 and a Portfolio Manager of the Investment Adviser since 2007.

Mr. Sunderland has been Chief Risk Officer and Chief Operating Officer of the Investment Adviser since December 1, 2022. Mr. Sunderland joined the Investment Adviser in 2007.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities of the Fund.

Fund Expenses

The Fund pays all costs and expenses of its operations (in addition to the Management Fee), including fund administration and fund accounting fees, custodian fees, transfer agency fees, administration fees, legal fees, expenses of its independent registered public accounting firm, expenses of pricing services or valuation agents, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies, listing fees and taxes, if any. Fund expenses are indirectly borne by Common Shareholders.

NET ASSET VALUE

The Fund will determine the net asset value of its Common Shares as of the close of regular session trading on the New York Stock Exchange (normally 4:00 p.m. Eastern Time) on each day on which there is a regular trading session on the NYSE. The Fund calculates net asset value per Common Share by subtracting liabilities (including accrued expenses or distributions) from the total assets of the Fund (the value of the securities plus cash or other assets, including interest accrued but not yet received) and dividing the result by the total number of outstanding Common Shares of the Fund.

The Board of Trustees has designated the Investment Adviser as the “valuation designee” for the Fund pursuant to Rule 2a-5 under the 1940 Act. The valuation designee is responsible for making fair value determinations pursuant to valuation policies and procedures adopted by the Investment Adviser and the Fund (the “Valuation Policy”). A committee of voting members comprised of senior personnel of the Investment Adviser considers various pricing issues and establishes fair valuations of portfolio securities and other instruments held by the Fund in accordance with the Valuation Policy (the “Valuation Committee”). The Investment Adviser as valuation designee is subject to monitoring and oversight by the Board of Trustees. As a general principle, the fair value of a portfolio instrument is the amount that an owner might reasonably expect to receive upon the instrument’s current sale. A range of factors and analysis may be considered when determining fair value, including relevant market data, interest rates, credit considerations and/or issuer specific news. The Valuation Committee may consult with and receive input from third parties and will utilize a variety of market data including yields or prices of investments of comparable quality, type of issue, coupon, maturity, rating, indications of value from security dealers, evaluations of anticipated cash flows or collateral, spread over U.S. Treasury obligations, and other information and analysis. In addition, the Valuation Committee may consider valuations provided by valuation firms retained to assist in the valuation of certain of the Fund’s investments. Fair valuation involves subjective judgments. While the Fund’s use of fair valuation is intended to result in calculation of net asset value that fairly reflects values of the Fund’s portfolio securities as of the time of pricing, the Fund cannot guarantee that any fair valuation will, in fact, approximate the amount the Fund would actually realize upon the sale of the securities in question. It is possible that the fair value determined for a portfolio instrument may be materially different from the value that could be realized upon the sale of that instrument.

The valuation designee uses the following valuation methods to determine fair value as either fair value for investments for which market quotations are available, or if not available, the fair value, as determined in good faith pursuant to the Valuation Policy. The valuation of the portfolio securities of the Fund currently includes the following processes:

•	The market value of each security listed or traded on any recognized securities exchange or automated quotation system will be the last reported sale price at the relevant valuation date on the composite tape or on the principal exchange on which such security is traded except those listed on the NASDAQ Global Market®, NASDAQ Global Select Market® and the NASDAQ Capital Market® exchanges (collectively, “NASDAQ”). Securities traded on NASDAQ will be valued at the NASDAQ Official Closing Price (“NOCP”). If no sale is reported on that date, the security will be valued at the last reported bid price. If the Valuation Committee (the “Committee”) determines that price is not representative of the actual market price, the Committee may determine the fair value of the security.

•	Securities not traded on a U.S. exchange or NASDAQ and foreign securities that are traded on foreign exchanges whose operations are similar to the U.S. over-the-counter market will be valued at prices supplied by a pricing service. If the Committee determines that price is not representative of the actual market price, the Committee may determine the fair value of the security.

•	Debt securities will be valued based on evaluated mean prices by an outside pricing service that employs a pricing model that takes into account bids, yield spreads, and/or other market data and specific security characteristics (e.g., credit quality, maturity and coupon rate). If a price cannot be obtained from pricing services, quotes from market makers or brokers may be used. When possible, more than one market maker or broker should be utilized and the mean of bid and ask prices should be used.

•	Private Placements in Public Entities (“PIPES”) will be valued using the price of the publicly traded common stock as a baseline, deducting the discount realized on the original purchase and amortizing the difference over the restricted period.

•	Listed options on debt or equity securities are valued at the last sale price or, if there are no trades for the day, the mean of the closing bid price and ask price. Unlisted options on debt or equity securities are valued based upon their composite bid prices if held long, or their composite ask prices if held short. Futures are valued at the settlement price. Premiums for the sale of options written by an investment company registered under the 1940 Act (a “Registered Fund”) will be included in the assets of such Registered Fund, and the market value of such options will be included as a liability.

•	For valuation purposes, quotations of foreign portfolio securities, other assets and liabilities and forward contracts stated in foreign currency are as of the close of regular trading on the Exchange each day the Exchange is open for trading (or earlier as may be specified by the Registered Fund) and translated into U.S. dollar equivalents at the current prevailing market rates as quoted by a pricing service.

•	Foreign securities are valued using “fair value factors.” Fair value factors consider daily trade activity and price changes for depositary receipts, exchange-traded funds, index futures, foreign currency exchange activity, or other relevant market data.

•	Over-the-counter options on foreign securities and currencies are fair valued by obtaining the “last available bid” from a single dealer that is either the writer or purchaser of the option.

•	Swaps will be valued using market-based prices provided by pricing services or broker-dealer bid counterparty quotations.

•	Whenever trading in a listed security held in a portfolio is temporarily suspended, halted or delisted from an exchange, the security may be priced using the last closing price for a period of up to 5 business days. The Committee will continue to monitor the security during this period and, if there is a belief that the last closing price does not reflect the fair value of such security, then the value of such security will be determined by the Committee based on factors the Committee deems relevant. Whenever any such valuation determination is made, the Committee will monitor the market and other sources of information available to it in order to ascertain whether any change in circumstance would suggest a change in the value so determined.

DISTRIBUTIONS

The Fund intends to pay substantially all of its net investment income to Common Shareholders through monthly distributions. In addition, the Fund intends to distribute any net long-term capital gains to Common Shareholders at least annually. The Fund expects that distributions paid on the Common Shares will consist primarily of (i) investment company taxable income, which includes, among other things, ordinary income, net short-term capital gain and income from certain hedging and interest rate transactions, (ii) net capital gain (which is the excess of net long-term capital gain over net short-term capital loss), and/or (iii) return of capital.

The Fund’s net investment income can vary significantly over time; however, the Fund seeks to maintain a more stable monthly distribution per share. The distributions paid by the Fund for any particular month may be more or less than the amount of net investment income for that monthly period.

In any given year, there can be no guarantee the Fund’s investment returns will exceed the amount of distributions. The Fund may distribute more than the entire amount of the net investment income earned in a particular period, in which case all or a portion of a distribution may be a return of capital. Return of capital is the return of a portion of the shareholder’s original investment up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. The Fund’s distributions have historically included, and may in the future include, a significant portion of return of capital. For the fiscal year ended November 30, 2023, the Fund’s distributions were comprised of approximately 55% ordinary income and 45% return of capital. Accordingly, shareholders should not assume that the source of a distribution from the Fund is net income or profit, and the Fund’s distributions should not be used as a measure of performance or confused with yield or income.

Alternatively, the Fund may also distribute less than its net investment income in a particular period. The undistributed net investment income may be available to supplement future common share distributions. Undistributed net investment income is included in the Common Shares’ net asset value, and, correspondingly, distributions from net investment income will reduce the Common Shares’ net asset value.

With each distribution that does not consist solely of net investment income, the Fund will issue a notice to shareholders that will provide estimated information regarding the amount and composition of the distribution. The amounts and sources of distributions reported in each notice will be estimated, are likely to change over time and are not provided for tax reporting purposes. The final determination of such amounts will be made and reported to shareholders after the end of the calendar year when the Fund determines its earnings and profits for the year. The actual amounts and sources of the amounts for accounting and tax reporting purposes will depend upon the Fund’s investment experience during its full fiscal year and may be subject to changes based on tax regulations. The Fund will send each shareholder a Form 1099-DIV for the calendar year that will tell shareholders how to report distributions for federal income tax purposes.

The Fund reserves the right to change its distribution policy and the basis for establishing the rate of distributions at any time and may do so without prior notice to Common Shareholders.

Payment of future distributions is subject to approval by the Fund’s Board of Trustees, as well as meeting the covenants of any outstanding Indebtedness or preferred shares and the asset coverage requirements of the 1940 Act.

DIVIDEND REINVESTMENT PLAN

Unless the registered owner of Common Shares elects to receive cash by contacting the Plan Agent, all distributions declared for your Common Shares of the Fund (including capital gain distributions and return of capital distributions) will be automatically reinvested by U.S. Bancorp Global Fund Services (the “Plan Agent”), agent for shareholders in administering the Fund’s dividend reinvestment plan (the “Plan”), in additional Common Shares of the Fund. If a registered owner of Common Shares elects not to participate in the Plan, you will receive all distributions in cash paid by check mailed directly to you (or, if the shares are held in street or other nominee name, then to such nominee) by the Plan Agent, as distribution disbursing agent. You may elect not to participate in the Plan and to receive all distributions in cash by sending written instructions or by contacting the Plan Agent, as distribution disbursing agent, at the address set out below. Participation in the Plan is completely voluntary and may be terminated or resumed at any time without penalty by contacting the Plan Agent before the distribution record date; otherwise such termination or resumption will be effective with respect to any subsequently declared distribution. Some brokers may automatically elect to receive cash on your behalf and may reinvest that cash in additional Common Shares of the Fund for you.

Whenever the Fund declares a distribution payable in cash, non-participants in the Plan will receive cash and participants in the Plan will receive the equivalent in Common Shares. The Common Shares will be acquired by the Plan Agent for the participants’ accounts, depending upon the circumstances described below, either (i) through receipt of additional unissued but authorized Common Shares from the Fund (“newly-issued Common Shares”) or (ii) by purchase of outstanding Common Shares on the open market (“open-market purchases”) on the New York Stock Exchange or elsewhere.

If, on the payment date for any distribution, the market price per Common Share plus estimated brokerage commissions is greater than the net asset value per Common Share (such condition being referred to in this Prospectus as “market premium”), the Plan Agent will invest the distribution amount in newly-issued Common Shares, including fractions, on behalf of the participants. The number of newly-issued Common Shares to be credited to each participant’s account will be determined by dividing the dollar amount of the distribution by the net asset value per Common Share on the payment date; provided that, if the net asset value per Common Share is less than 95% of the market price per Common Share on the payment date, the dollar amount of the distribution will be divided by 95% of the market price per Common Share on the payment date.

If, on the payment date for any distribution, the net asset value per Common Share is greater than the market value per Common Share plus estimated brokerage commissions (such condition being referred to in this Prospectus as “market discount”), the Plan Agent will invest the distribution amount in Common Shares acquired on behalf of the participants in open-market purchases.

In the event of a market discount on the payment date for any distribution, the Plan Agent will have until the last business day before the next date on which the Common Shares trade on an “ex-distribution” basis or 120 days after the payment date for such distribution, whichever is sooner (the “last purchase date”), to invest the distribution amount in Common Shares acquired in open-market purchases. The period during which open-market purchases can be made will exist only from the payment date of each distribution through the date before the “ex-distribution” date of the following distribution. The price per Common Share of shares acquired by the Plan Agent in open-market purchases will be deemed to be the average price at which open-market purchases were made during such period. If, before the Plan Agent has completed its open-market purchases, the market price of a Common Share exceeds the net asset value per Common Share, the average per Common Share purchase price paid by the Plan Agent may exceed the net asset value of the Common Shares, resulting in the acquisition of fewer Common Shares than if the distribution had been paid in newly-issued Common Shares on the distribution payment date. Because of the foregoing difficulty with respect to open market purchases, if the Plan Agent is unable to invest the full distribution amount in open market purchases during the purchase period or if the market discount shifts to a market premium during the purchase period, the Plan Agent may cease making open-market purchases and may invest the uninvested portion of the distribution amount in newly-issued Common Shares at the net asset value per Common Share at the close of business on the last purchase date; provided that, if the net asset value per Common Share is less than 95% of the market price per Common Share on the payment date, the dollar amount of the distribution will be divided by 95% of the market price per Common Share on the payment date.

The Plan Agent maintains all shareholders’ accounts in the Plan and furnishes written confirmation of all transactions in the accounts, including information needed by shareholders for tax records. Common Shares in the account of each Plan participant will be held by the Plan Agent on behalf of the Plan participant, and each shareholder proxy will include those shares purchased or received pursuant to the Plan. The Plan Agent or its designee will forward all proxy solicitation materials to participants and vote proxies for shares held under the Plan in accordance with the instructions of the participants.

In the case of shareholders such as banks, brokers or nominees which hold shares for others who are the beneficial owners, the Plan Agent will administer the Plan on the basis of the number of Common Shares certified from time to time by the record shareholder’s name and held for the account of beneficial owners who participate in the Plan.

There will be no brokerage charges with respect to Common Shares issued directly by the Fund. However, each participant will pay a pro rata share of brokerage commissions incurred in connection with open-market purchases. The automatic reinvestment of distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such distributions. Accordingly, any taxable distribution received by a participant that is reinvested in additional Common Shares will be subject to federal (and possibly state and local) income tax even though such participant will not receive a corresponding amount of cash with which to pay such taxes. See “U.S. Federal Income Tax Considerations.”

Participants whose shares are registered with the Plan Agent in the name of one bank, broker or nominee firm may not be able to transfer the shares to another firm and continue to participate in the Plan.

In addition, participants who request a sale of shares through the Plan Agent are subject to a $15.00 per transaction sales fee and pay a brokerage commission of $0.12 per share sold.

To the extent that reinvested distributions are invested in newly-issued Common Shares (which occurs when a market premium exists on the payment date for any distribution) the reinvestment of distributions will increase the Managed Assets of the Fund, and thus the Management Fee paid to the Investment Adviser.

The Fund reserves the right to amend or terminate the Plan. There is no direct service charge to participants in the Plan; however, the Fund reserves the right to amend the Plan to include a service charge payable by the participants. The Fund will provide written notice to participants at least 60 days in advance of implementing any such amendment.

For more information about the Plan you may contact the Plan Agent in writing at PO Box 708, Milwaukee, Wisconsin 53201-0701, or by calling the Plan Agent.

DESCRIPTION OF SHARES

The following is a brief description of the terms of the securities which may be issued by the Fund. This description does not purport to be complete and is qualified by reference to the Fund’s governing documents. The Fund is a statutory trust organized under the laws of Delaware pursuant to a Certificate of Trust dated November 17, 2010, as filed with the State of Delaware on November 17, 2010 and as amended through the date hereof.

Common Shares

The Fund is authorized to issue an unlimited number of Common Shares of beneficial interest, par value $0.001 per share. Each Common Share has one vote. Pursuant to the Declaration of Trust, when issued and paid for in accordance with the terms of this offering, the Common Shares will be fully paid and non-assessable. The Declaration of Trust provides that the Board of Trustees will have the power to cause shareholders to pay expenses of the Fund by setting off charges due from shareholders from declared but unpaid distributions owed the shareholders and/or by reducing the number of Common Shares owned by each respective shareholder. No expenses have been paid or are being paid pursuant to such provision, and the Board of Trustees has no intention to cause expenses to be paid pursuant to such provision, which in any event may only be utilized to the extent permitted by the 1940 Act.

The Fund intends to hold annual meetings of shareholders so long as the Common Shares are listed on a national securities exchange and such meetings are required as a condition to such listing. All Common Shares are equal as to distributions, assets and voting privileges and have no conversion, preemptive or other subscription rights. The Fund will furnish annual and semi-annual reports, including financial statements, to all holders of its shares.

Unlike open-end funds, closed-end funds like the Fund do not continuously offer shares and do not provide daily redemptions. Rather, if a shareholder determines to buy additional Common Shares or sell shares already held, the shareholder may do so by trading through a broker on the NYSE or otherwise. Shares of closed-end funds frequently trade on an exchange at prices lower than net asset value. Because the market value of the Common Shares may be influenced by such factors as distribution levels (which are in turn affected by expenses), distribution stability, net asset value, relative demand for and supply of such shares in the market, general market and economic conditions and other factors beyond the control of the Fund, the Fund cannot assure you that Common Shares will trade at a price equal to or higher than net asset value in the future. The Common Shares are designed primarily for long-term investors, and you should not purchase the Common Shares if you intend to sell them soon after purchase.

Issuance of Additional Common Shares

The provisions of the 1940 Act generally require that the public offering price (less underwriting commissions and discounts) of common shares sold by a closed-end investment company must equal or exceed the net asset value of such company’s common shares (calculated within 48 hours of the pricing of such offering), unless such sale is made with the consent of a majority of its common shareholders. The Fund may, from time to time, seek the consent of Common Shareholders to permit the issuance and sale by the Fund of Common Shares at a price below the Fund’s then-current net asset value, subject to certain conditions. If such consent is obtained, the Fund may, contemporaneous with and in no event more than one year following the receipt of such consent, sell Common Shares at price below net asset value in accordance with any conditions adopted in connection with the giving of such consent. Additional information regarding any consent of Common Shareholders obtained by the Fund and the applicable conditions imposed on the issuance and sale by the Fund of Common Shares at a price below net asset value will be disclosed in the Prospectus Supplement relating to any such offering of Common Shares at a price below net asset value. Until such consent of Common Shareholders, if any, is obtained, the Fund may not sell Common Shares at a price below net asset value. Because the Fund’s advisory fee is based upon average Managed Assets, the Investment Adviser’s interest in recommending the issuance and sale of Common Shares at a price below net asset value may conflict with the interests of the Fund and its Common Shareholders.

The Fund will not sell Common Shares at a price below its net asset value per Common Share (including with shareholder approval or pursuant to rights to purchase Common Shares) under this Prospectus or an accompanying prospectus supplement without first filing a new post-effective amendment to the registration statement if the cumulative dilution to the Fund’s net asset value per share from offerings under the registration statement exceeds 15%.

Subscription Rights to Purchase Common Shares

The Fund may issue subscription rights to holders of Common Shares to purchase Common Shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of Common Shares, the Fund would distribute certificates evidencing the subscription rights and a Prospectus Supplement to our common or preferred shareholders as of the record date that we set for determining the shareholders eligible to receive subscription rights in such subscription rights offering. For complete terms of the subscription rights, please refer to the actual terms of such subscription rights which will be set forth in the subscription rights agreement and/or subscription certificate relating to such subscription rights. The Fund may only conduct a subscription rights offering to the extent that the Board of Trustees makes a good faith determination that the offering would result in a net benefit to existing shareholders.

The applicable Prospectus Supplement would describe the following terms of subscription rights in respect of which this Prospectus is being delivered:

•	the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

•	the exercise price for such subscription rights (or method of calculation thereof);

•	the number of such subscription rights issued in respect of each Common Share;

•	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•	any termination right the Fund may have in connection with such subscription rights offering;

•	the expected trading market, if any, for rights; and

•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in the Prospectus Supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Upon expiration of the rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the Prospectus Supplement, the Fund would issue, as soon as practicable, the Common Shares purchased as a result of such exercise. To the extent permissible under applicable law, the Fund may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement

Transferable Rights Offering

Subscription rights issued by the Fund may be transferrable. The terms of a transferrable rights offering will fully protect shareholders’ preemptive rights, if any, and will not discriminate among shareholders (except for the possible de minimis effect of not issuing fractional rights). The distribution to Common Shareholders of transferable rights, which may themselves have intrinsic value, also will afford non-participating Common Shareholders the potential of receiving cash payment upon the sale of the rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the rights offering. In a transferrable rights offering, Fund management will use its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights. However, there can be no assurance that a market for transferable rights will develop or, if such a market does develop, what the price of the transferable rights will be. In a transferrable rights offering, the subscription ratio will not be less than 1-for-3, that is the holders of Common Shares of record on the record date of the rights offering will receive one right for each outstanding Common Share owned on the record date and the rights will entitle their holders to purchase one new Common Share for every three rights held (provided that any Common Shareholder who owns fewer than three Common Shares as of the record date may subscribe for one full Common Share). Assuming the exercise of all rights, such a rights offering would result in an approximately 331⁄3% increase in the Fund’s Common Shares outstanding.

Preferred Shares

The Fund’s Declaration of Trust provides that the Board of Trustees may authorize and issue preferred shares with rights as determined by the Board of Trustees, by action of the Board of Trustees without the approval of the holders of the Common Shares. Holders of Common Shares have no preemptive right to purchase any preferred shares that might be issued pursuant to such provision. Whenever preferred shares are outstanding, the holders of Common Shares will not be entitled to receive any distributions from the Fund unless all accrued distributions on preferred shares have been paid, unless asset coverage (as defined in the 1940 Act) with respect to preferred shares would be at least 200% after giving effect to the distributions and unless certain other requirements imposed by any rating agencies rating the preferred shares have been met. If the Board of Trustees determines to proceed with such an offering, the terms of the preferred shares may be the same as, or different from, the terms described below, subject to applicable law and the Declaration of Trust. The Board of Trustees, without the approval of the holders of Common Shares, may authorize an offering of preferred shares or may determine not to authorize such an offering and may fix the terms of the preferred shares to be offered. As of the date of this Prospectus, the Fund has not issued any preferred shares and has no current expectation to issue preferred shares in the next 12 months.

Distributions

Holders of preferred shares will be entitled to receive cash distributions, when, as and if authorized by the Board of Trustees and declared by the Fund, out of funds legally available therefor. The Prospectus Supplement for any offering of preferred shares will describe the distributions payment provisions for those shares. Distributions so declared and payable shall be paid to the extent permitted under Delaware law and to the extent available and in preference to and priority over any distribution declared and payable on the Common Shares.

Limitations on Distributions

So long as the Fund has Indebtedness outstanding, holders of preferred shares will not be entitled to receive any distributions unless asset coverage (as defined in the 1940 Act) with respect to outstanding Indebtedness would be at least 300% after giving effect to such distributions.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the holders of preferred shares will be entitled to receive a preferential liquidating distribution, which is expected to equal the original purchase price per preferred share plus accrued and unpaid distributions, whether or not declared, before any distribution of assets is made to holders of Common Shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preferred shares will not be entitled to any further participation in any distribution of assets by the Fund.

Voting Rights

The 1940 Act requires that the holders of any preferred shares, voting separately as a single class, have the right to elect at least two trustees at all times. The remaining trustees will be elected by holders of Common Shares and preferred shares, voting together as a single class. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any preferred shares have the right to elect a majority of the trustees of the Fund at any time two years of distributions on any preferred shares are unpaid. The 1940 Act also requires that, in addition to any approval by shareholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred shares, voting separately as a class, would be required to (i) adopt any plan of reorganization that would adversely affect the preferred shares, and (ii) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the Fund’s sub-classification as a closed-end fund or changes in its fundamental investment restrictions. As a result of these voting rights, the Fund’s ability to take any such actions may be impeded to the extent that there are any preferred shares outstanding.

Debt Securities

The Board of Trustees (subject to applicable law and the Declaration of Trust) may authorize an offering, without the approval of the holders of either Common Shares or preferred shares, of other classes of shares, or other classes or series of shares, as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Board of Trustees deems appropriate. The Fund currently does not expect to issue any other classes of shares, or series of shares, except for the Common Shares.

Under Delaware law and the Fund’s Declaration of Trust, the Board of Trustees may cause the Fund to borrow money, without prior approval of holders of common and preferred stock to the extent permitted by the Fund’s investment restrictions and the 1940 Act. The Fund may issue debt securities or other evidence of Indebtedness (including bank borrowings or commercial paper) and may secure any such notes or borrowings by mortgaging, pledging or otherwise subjecting as security Fund assets to the extent permitted by the 1940 Act or rating agency guidelines. Any borrowings will rank senior to the preferred shares and the Common Shares.

Under the 1940 Act, the Fund may only issue one class of senior securities representing Indebtedness.

Limitations

Under the requirements of the 1940 Act the Fund, immediately after any issuance of debt securities, must have “asset coverage” of at least 300% (i.e., for every dollar of Indebtedness outstanding, the Fund is required to have at least three dollars of assets). The issuance of debt securities also may result in the Fund being subject to covenants that may be more stringent than the restrictions imposed by the 1940 Act.

Voting Rights

Debt securities are not expected to have any voting rights, except to the extent required by law or as otherwise provided in any documents governing the debt securities. The 1940 Act does, in certain circumstances, grant to the lenders certain voting rights in the event of default in the payment of interest on or repayment of principal.

Capitalization

The following information regarding the Fund’s authorized shares is as of May 6, 2024:

Title of Class	Amount Authorized	Amount Held by Fund for its own Account	Amount Outstanding Exclusive of Amounts held by Fund
Common Shares of Beneficial Interest	Unlimited	None	2,601,714

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of its Board of Trustees. This could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over the Fund. Such attempts could have the effect of increasing the expenses of the Fund and disrupting the normal operation of the Fund. In addition, these ownership restrictions may reduce market demand for the Fund’s Common Shares, which could have the effect of increasing the likelihood that the Fund’s Common Shares trade at a discount to net asset value and increasing the amount of any such discount.

The Board of Trustees is divided into two classes, with the terms of one class expiring at each annual meeting of shareholders. At each annual meeting, one class of Trustees is elected to a two-year term. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. A Trustee may be removed from office (with or without cause) by the action of a majority of the remaining Trustees followed by a vote of the holders of at least 75% of the shares then entitled to vote for the election of the respective Trustee.

In addition, the Declaration of Trust requires the favorable vote of a majority of the Fund’s Board of Trustees followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Fund, voting separately as a class or series, to approve, adopt or authorize certain transactions with 5% or greater holders of a class or series of shares and their associates, unless the transaction has been approved by at least 75% of the Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund will be required. For purposes of these provisions, a 5% or greater holder of a class or series of shares (a “Principal Shareholder”) refers to any person who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 5% or more of the outstanding shares of all outstanding classes or series of shares of beneficial interest of the Fund.

The 5% holder transactions subject to these special approval requirements are: the merger or consolidation of the Fund or any subsidiary of the Fund with or into any Principal Shareholder; the issuance of any securities of the Fund to any Principal Shareholder for cash, except pursuant to any automatic dividend reinvestment plan; the sale, lease or exchange of any assets of the Fund to any Principal Shareholder, except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period; or the sale, lease or exchange to the Fund or any subsidiary of the Fund, in exchange for securities of the Fund, of any assets of any Principal Shareholder, except assets having an aggregate fair market value of less than $1,000,000, aggregating for purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.

The Declaration of Trust limits the ability of persons to beneficially own (within the meaning of Section 382 of the Code) more than 4.99% of the outstanding Common Shares of the Fund and could have an anti-takeover effect on the Fund, which could decrease the Fund’s market price in certain circumstances or limit the ability of certain shareholders to influence the management of the Fund. This restriction was adopted in order to reduce the risk of the Fund undergoing an “ownership change” within the meaning of Section 382 of the Code, which would limit the Fund’s ability to use a capital loss carryforward and certain unrealized losses (if such tax attributes exist). These ownership restrictions could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over the Fund. Such attempts could have the effect of increasing the expenses of the Fund and disrupting the normal operation of the Fund. In addition, these ownership restrictions may reduce market demand for the Fund’s Common Shares, which could have the effect of increasing the likelihood that the Fund’s Common Shares trade at a discount to net asset value and increasing the amount of any such discount.

To convert the Fund to an open-end investment company, the Declaration of Trust requires the favorable vote of a majority of the board of the Trustees followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of shares of the Fund, voting separately as a class or series, unless such amendment has been approved by 75% of the Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund will be required. The foregoing vote would satisfy a separate requirement in the 1940 Act that any conversion of the Fund to an open-end investment company be approved by the shareholders.

For the purposes of calculating “a majority of the outstanding voting securities” under the Declaration of Trust, each class and series of the Fund will vote together as a single class, except to the extent required by the 1940 Act or the Declaration of Trust, with respect to any class or series of shares. If a separate class vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required.

The Declaration of Trust also provides that the Fund may be dissolved and terminated upon the approval of 75% of the Trustees by written notice to the shareholders.

As noted, the voting provisions described above could have the effect of depriving shareholders of an opportunity to sell their Common Shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. In the view of the Board of Trustees, however, these provisions offer several possible advantages, including: (1) requiring persons seeking control of the Fund to negotiate with its management regarding the price to be paid for the amount of Common Shares required to obtain control; (2) promoting continuity and stability; and (3) enhancing the Fund’s ability to pursue long-term strategies that are consistent with its investment objective and policies. The Board of Trustees has determined that provisions with respect to the Board of Trustees and the shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law or the 1940 Act, are in the best interest of shareholders generally. Reference should be made to the Declaration of Trust, on file with the SEC for the full text of these provisions.

In addition, as a Delaware statutory trust, the Fund is subject to the Control Share Statute contained in Subchapter III of the DSTA, which became automatically applicable to listed closed-end funds, such as the Fund, upon its Effective Date of August 1, 2022. The Control Share Statute provides that an acquirer of shares above a series of voting power thresholds has no voting rights under the DSTA or the governing documents of the Fund with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless approved by shareholders. See “Certain Provisions of Delaware Law, the Declaration of Trust and By-Laws—Delaware Control Share Statute.”

CERTAIN PROVISIONS OF DELAWARE LAW, THE DECLARATION OF TRUST AND BY-LAWS

Classified Board of Trustees

The Board of Trustees is divided into two classes of trustees serving staggered two-year terms. Upon expiration of their current terms, Trustees of each class will be elected to serve for two-year terms and until their successors are duly elected and qualified or the Fund terminates, and each year one class of Trustees will be elected by the shareholders. A classified board may render a change in control of the Fund or removal of the Fund’s incumbent management more difficult. The Fund believes, however, that the longer time required to elect a majority of a classified Board of Trustees will help to ensure the continuity and stability of its management and policies.

Election of Trustees

The Fund’s Declaration of Trust provides that the affirmative vote of the holders of a plurality of the outstanding shares entitled to vote in the election of Trustees will be required to elect a Trustee.

Number of Trustees; Vacancies; Removal

The Fund’s Declaration of Trust provides that the number of Trustees will be set by the Board of Trustees. The Fund’s Declaration of Trust provides that a majority of the Fund’s Trustees then in office may at any time increase or decrease the number of Trustees provided there will be at least one Trustee. As soon as any such Trustee has accepted his appointment in writing, the trust estate will vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he will be deemed a Trustee thereunder. The Trustees’ power of appointment is subject to Section 16(a) of the 1940 Act. Whenever a vacancy in the number of Trustees will occur, until such vacancy is filled as provided, the Trustees in office, regardless of their number, will have all the powers granted to the Trustees and will discharge all the duties imposed upon the Trustees by the Declaration of Trust.

Action by Shareholders

Shareholder action can be taken only at an annual or special meeting of shareholders or by written consent in lieu of a meeting.

Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals

The Fund’s By-laws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (1) pursuant to the Fund’s notice of the meeting, (2) by the Board of Trustees or (3) by a shareholder of record both at the time of giving of notice and at the time of the annual meeting who is entitled to vote at the meeting and who has complied with the advance notice procedures of the By-laws. With respect to special meetings of shareholders, only the business specified in the Fund’s notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Trustees at a special meeting may be made only (1) pursuant to the Fund’s notice of the meeting, (2) by the Board of Trustees or (3) provided that the Board of Trustees has determined that Trustees will be elected at the meeting, by a shareholder of record both at the time of giving of notice and at the time of the annual meeting who is entitled to vote at the meeting and who has complied with the advance notice provisions of the By-laws.

Calling of Special Meetings of Shareholders

The Fund’s By-laws provide that special meetings of shareholders may be called at any time by the Chairman, the President or the Trustees of the Fund. By following certain procedures, a special meeting of shareholders will also be called by the Secretary of the Fund upon the written request of the Common Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Additional Provisions of the Declaration of Trust

The Declaration of Trust provides that there shall not be applicable to the Fund, the Fund’s trustees or the Declaration of Trust the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set out or referenced in the Declaration of Trust. Notwithstanding the foregoing, no provision of the Declaration of Trust shall limit, waive or modify the duties of the Fund’s trustees, officers, members of any advisory board, investment adviser or depositor arising under the federal securities laws.

Under the Declaration of Trust and By-Laws, and under Delaware law, the Trustees, officers, employees and certain agents of the Fund are entitled to indemnification under certain circumstances against liabilities, claims and expenses arising from any threatened, pending or completed action, suit or proceeding to which they are made parties by reason of the fact that they are or were such Trustees, officers, employees or agents of the Fund, subject to the limitations of the 1940 Act that prohibit indemnification that would protect such persons against liabilities to the Fund or its shareholders to which they would otherwise be subject by reason of their own bad faith, willful misfeasance, gross negligence or reckless disregard of duties.

Pursuant to the Declaration of Trust, in order to bring a derivative action on behalf of the Funda shareholder or shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. A demand shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the DSTA). Unless a demand is not required pursuant to the foregoing, shareholders eligible to bring such derivative action who hold at least 10% of the outstanding shares of the Fund must join in the request for the Board Trustees to commence such action and the Board of Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the shareholders making such request to reimburse the Fundfor the expense of any such advisers in the event that the Trustees determine not to bring such action. The Fund is aware that it is the view of the Staff of the SEC that the requirement of shareholders holding 10% of the outstanding shares join in a demand request and the requirement that a shareholder making a pre-suit demand undertake to reimburse the Fund for the expense of advisers retained by the Trustees in the event that the Trustees determine not to bring such action do not apply to claims under the federal securities laws.

Delaware Control Share Statute

Because the Fund is organized as a Delaware statutory trust it is subject to the Control Share Statute contained in Subchapter III of the DSTA, which became automatically applicable to listed closed-end funds, such as the Fund, upon its Effective Date of August 1, 2022.

The Control Share Statute provides for a series of voting power thresholds above which shares are considered control shares. These thresholds are:

•	10% or more, but less than 15% of all voting power;

•	15% or more, but less than 20% of all voting power;

•	20% or more, but less than 25% of all voting power;

•	25% or more, but less than 30% of all voting power;

•	30% or more, but less than a majority of all voting power; or

•	a majority or more of all voting power.

Voting power is defined by the Control Share Statute as the power to directly or indirectly exercise or direct the exercise of the voting power of Fund shares in the election of Trustees. Whether a voting power threshold is met is determined by aggregating the holdings of the acquirer as well as those of its “associates,” as defined by the Control Share Statute.

Once a threshold is reached, an acquirer has no voting rights under the DSTA or the governing documents of the Fund with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless approved by shareholders. Approval by shareholders requires the affirmative vote of two-thirds of all votes entitled to be cast on the matter, excluding shares held by the acquirer and its associates as well as shares held by certain insiders of a Fund. The Control Share Statute provides procedures for an acquirer to request a shareholder meeting for the purpose of considering whether voting rights shall be accorded to control shares. Further approval by a Fund’s shareholders would be required with respect to additional acquisitions of control shares above the next applicable threshold level.

The Control Share Statute effectively allows non-interested shareholders to evaluate the intentions and plans of an acquiring person above each threshold level.

Alternatively, the Board of Trustees is permitted, but not obligated, to exempt specific acquisitions or classes of acquisitions of control shares, either in advance or retroactively. The Board of Trustees has considered the Control Share Statute. As of the date hereof, the Board of Trustees has not received notice of the occurrence of a control share acquisition nor has been requested to exempt any acquisition. Therefore, the Board of Trustees has not determined whether the application of the Control Share Statute to an acquisition of Fund shares is in the best interest of the Fund and its shareholders and has not exempted, and has no present intention to exempt, any acquisition or class of acquisitions.

If the Board of Trustees receives a notice of a control share acquisition and/or a request to exempt any acquisition, it will consider whether the application of the Control Share Statute or the granting of such an exemption would be in the best interest of the Fund and its shareholders. The Fund should not be viewed as a vehicle for trading purposes. It is designed primarily for risk-tolerant long-term investors.

The Control Share Statute does not retroactively apply to acquisitions of shares that occurred prior to the Effective Date. However, such shares will be aggregated with any shares acquired after the Effective Date for purposes of determining whether a voting power threshold is exceeded, resulting in the newly acquired shares constituting control shares.

The Control Share Statute requires shareholders to disclose to the Fund any control share acquisition within 10 days of such acquisition and, upon request, to provide any information that the Board of Trustees reasonably believes is necessary or desirable to determine whether a control share acquisition has occurred.

Some uncertainty around the general application under the 1940 Act of state control share statutes exists as a result of recent federal and state court decisions that have found that certain control share by-laws and the opting in to state control share statutes violated the 1940 Act. Additionally, in some circumstances uncertainty may also exist in how to enforce the control share restrictions contained in state control share statutes against beneficial owners who hold their shares through financial intermediaries. The Board has considered the Control Share Statute and the uncertainty around the general application under the 1940 Act of state control share statutes and enforcement of statute control share statutes. The Board intends to continue to monitor developments relating to the Control Share Statute and state control share statutes generally.

The foregoing is only a summary of certain aspects of the Control Share Statute. Shareholders should consult their own legal counsel to determine the application of the Control Share Statute with respect to their shares of the Fund and any subsequent acquisitions of shares.

CLOSED-END FUND STRUCTURE

Closed-end funds differ from open-end management investment companies (commonly referred to as “mutual funds”). Closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. In contrast, mutual funds issue securities redeemable at net asset value at the option of the shareholder and typically engage in a continuous offering of their shares. Although mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objective and policies. Accordingly, closed-end funds have greater flexibility than open-end funds to make certain types of investments, including investments in illiquid securities.

Shares of closed-end funds listed for trading on a securities exchange frequently trade at discounts to their net asset value, but in some cases trade at a premium. The market price may be affected by net asset value, distribution levels (which are dependent, in part, on expenses), supply of and demand for the shares, stability of distributions, trading volume of the shares, general market and economic conditions and other factors beyond the control of the closed-end fund. The foregoing factors may result in the market price of the Fund’s Common Shares being greater than, less than or equal to net asset value. The Board of Trustees has reviewed the Fund’s structure in light of its investment objective and policies and has determined that the closed-end structure is in the best interests of the Fund’s shareholders. However, the Board of Trustees may periodically review the trading range and activity of the Fund’s shares with respect to their net asset value and may take certain actions to seek to reduce or eliminate any such discount. Such actions may include open market repurchases or tender offers for the Fund’s Common Shares at net asset value or the Fund’s possible conversion to an open-end mutual fund. There can be no assurance that the Board of Trustees will decide to undertake any of these actions or that, if undertaken, such actions would result in the Fund’s Common Shares trading at a price equal to or close to net asset value per share of its Common Shares.

To convert the Fund to an open-end investment company, the Declaration of Trust requires the favorable vote of a majority of the board of the Trustees followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of shares of the Fund, voting separately as a class or series, unless such amendment has been approved by 75% of the Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund will be required. The foregoing vote would satisfy a separate requirement in the 1940 Act that any conversion of the Fund to an open-end investment company be approved by the shareholders. Following any such conversion, it is possible that certain of the Fund’s investment policies and strategies would have to be modified to assure sufficient portfolio liquidity. In the event of conversion, the Fund would be required to redeem any preferred shares then outstanding (requiring in turn that it liquidate a portion of its investment portfolio) and the Common Shares would cease to be listed on the New York Stock Exchange or other national securities exchanges or market systems. Shareholders of an open-end investment company may require the investment company to redeem their shares at any time (except in certain circumstances as authorized by or permitted under the 1940 Act) at their net asset value, less such redemption charge, if any, as might be in effect at the time of redemption. In order to avoid maintaining large cash positions or liquidating favorable investments to meet redemptions, open-end investment companies typically engage in a continuous offering of their shares. Open-end investment companies are thus subject to periodic asset in-flows and out-flows that can complicate portfolio management. The Fund’s Board of Trustees may at any time propose the Fund’s conversion to open-end status, depending upon its judgment regarding the advisability of such action in light of circumstances then prevailing. However, based on the determination of the Board of Trustees in connection with this initial offering of the Fund’s Common Shares that the closed-end structure is desirable in light of the Fund’s investment objective and policies, it is highly unlikely that the Board of Trustees would vote to convert the Fund to an open-end investment company.

REPURCHASE OF COMMON SHARES

In recognition of the possibility that the Fund’s Common Shares might trade at a discount to net asset value and that any such discount may not be in the interest of the Fund’s Common Shareholders, the Board of Trustees, in consultation with the Investment Adviser, from time to time may, but is not required to, review possible actions to reduce any such discount. The Board of Trustees also may, but is not required to, consider from time to time open market repurchases of and/or tender offers for the Fund’s Common Shares, as well as other potential actions, to seek to reduce any market discount from net asset value that may develop. After any consideration of potential actions to seek to reduce any significant market discount, the Board of Trustees may, subject to its applicable duties and compliance with applicable U.S. state and federal laws, authorize the commencement of a share-repurchase program or tender offer. The size and timing of any such share repurchase program or tender offer will be determined by the Board of Trustees in light of the market discount of the Fund’s Common Shares, trading volume of the Fund’s Common Shares, information presented to the Board of Trustees regarding the potential impact of any such share repurchase program or tender offer, general market and economic conditions and applicable law. There can be no assurance that the Fund will in fact effect repurchases of or tender offers for any of its Common Shares. The Fund may, subject to its investment limitation with respect to borrowings, incur debt to finance such repurchases or a tender offer or for other valid purposes. Interest on any such borrowings would increase the Fund’s expenses and reduce its net income.

There can be no assurance that repurchases of the Fund’s Common Shares or tender offers, if any, will cause its Common Shares to trade at a price equal to or in excess of their net asset value. Nevertheless, the possibility that a portion of the Fund’s outstanding Common Shares may be the subject of repurchases or tender offers may reduce the spread between market price and net asset value that might otherwise exist. Sellers may be less inclined to accept a significant discount in the sale of their Common Shares if they have a reasonable expectation of being able to receive a price of net asset value for a portion of their Common Shares in conjunction with an announced repurchase program or tender offer for the Fund’s Common Shares.

Although the Board of Trustees believes that repurchases or tender offers generally would have a favorable effect on the market price of the Fund’s Common Shares, the acquisition of Common Shares by the Fund will decrease its total assets and therefore will have the effect of increasing its expense ratio and decreasing the asset coverage with respect to any preferred shares outstanding. Because of the nature of the Fund’s investment objective, policies and portfolio, particularly its investment in illiquid or otherwise restricted securities, it is possible that repurchases of Common Shares or tender offers could interfere with the Fund’s ability to manage its investments in order to seek its investment objective. Further, it is possible that the Fund could experience difficulty in borrowing money or be required to dispose of portfolio securities to consummate repurchases of or tender offers for Common Shares.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the U.S. federal income tax considerations generally applicable to the ownership and disposition of Common Shares of the Fund. A more detailed discussion of the tax rules applicable to the Fund and its Common Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. This discussion is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the Internal Revenue Service (“IRS”), possibly with retroactive effect. This discussion does not address any other U.S. federal tax considerations (such as estate, gift, or net investment taxes) or any state, local or non-U.S. tax considerations. No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position different from any of the tax aspects set forth below. This discussion assumes that you are taxable as a U.S. person (as defined for U.S. federal income tax purposes) and that you hold Common Shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). No attempt is made to present a detailed explanation of all U.S. federal, state, local and foreign tax concerns affecting the Fund and its Common Shareholders (including Common Shareholders subject to special provisions of the Code). The discussion set forth herein does not constitute tax advice. Investors are urged to consult their tax advisors to determine the tax consequences to them of investing in the Fund.

Taxation of the Fund

The Fund has elected to be taxed as, and intends to continue to qualify each year for special tax treatment afforded to, a regulated investment company (“RIC”) under Subchapter M of the Code. In order to qualify as a RIC, the Fund must, among other things, satisfy certain income, asset diversification and distribution requirements. As long as it so qualifies, the Fund will generally not be subject to U.S. federal income tax to the extent that it distributes annually its investment company taxable income (which includes ordinary income and the excess of net short-term capital gain over net long-term capital loss) and its “net capital gain” (i.e., the excess of net long-term capital gain over net short-term capital loss). The Fund intends to distribute at least annually substantially all of such income and gain. If the Fund retains any investment company taxable income or net capital gain, it will be subject to U.S. federal income tax on the retained amount at regular corporate tax rates. In addition, if the Fund fails to qualify as a RIC for any taxable year and relief is not available, it will be subject to U.S. federal income tax on all of its income and gains at regular corporate tax rates. The remainder of this discussion assumes the Fund qualifies to be treated as a RIC for U.S. federal income tax purposes.

Taxation of Common Shareholders

For each taxable year the Fund is treated as a RIC for U.S. federal income tax purposes, distributions paid to you by the Fund from its investment company taxable income are generally taxable to you as ordinary income to the extent of the Fund’s current and accumulated earnings and profits. Certain properly reported distributions may, however, qualify (provided that holding period and other requirements are met by both the Fund and the Common Shareholder) (i) for the dividends received deduction in the case of corporate Common Shareholders to the extent that the Fund’s income consists of dividend income from U.S. corporations or (ii) in the case of individual Common Shareholders, as qualified dividend income eligible to be taxed at a reduced maximum rate to the extent that the Fund receives qualified dividend income. Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain non-U.S. corporations. There can be no assurance as to what portion of the Fund’s dividends will qualify for the dividends received deduction or for treatment as qualified dividend income.

Distributions made to you from an excess of net long-term capital gain over net short-term capital loss (“capital gain distributions”), including capital gain distributions credited to you but retained by the Fund, are taxable to you as long-term capital gains if they have been properly reported by the Fund, regardless of the length of time you have owned Common Shares. For individuals, long-term capital gains are generally taxed at a reduced maximum rate.

If, for any calendar year, the Fund’s total distributions exceed both the current taxable year’s earnings and profits and accumulated earnings and profits from prior years, the excess will generally be treated as a tax-free return of capital up to the amount of a Common Shareholder’s tax basis in the Common Shares, reducing that basis accordingly. Such distributions exceeding the Common Shareholder’s basis will be treated as gain from the sale or exchange of the Common Shares. When you sell your Common Shares, the amount, if any, by which your sales price exceeds your basis in the Common Shares is gain subject to tax. Because a return of capital reduces your basis in the Common Shares, it will increase the amount of your gain or decrease the amount of your loss when you sell the Common Shares. Generally, after the end of each year, you will be provided with a written notice reporting the amount of ordinary dividend income, capital gain distributions and other distributions (if relevant).

The sale or other disposition of Common Shares will generally result in capital gain or loss to you which will be long-term capital gain or loss if the Common Shares have been held for more than one year at the time of sale. Any loss upon the sale or exchange of Common Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received by you (including amounts credited to you as an undistributed capital gain distribution). Any loss realized on a sale or exchange of Common Shares will be disallowed if other substantially identical shares are acquired (whether through the automatic reinvestment of distributions or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date of disposition of Common Shares. In such case, the basis of the Common Shares acquired will be adjusted to reflect the disallowed loss. Present law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, under current law short-term capital gain is taxed at the U.S. federal income tax rates applicable to ordinary income, while long-term capital gain generally is taxed at a reduced maximum U.S. federal income tax rate.

Dividends and other taxable distributions are generally taxable to Common Shareholders when paid. If, however, the Fund pays you a distribution in January that was declared in the previous October, November or December to Common Shareholders of record on a specified date in one of such months, then such distribution will be treated for tax purposes as being paid by the Fund and received by you on December 31 of the year in which the distribution was declared.

PLAN OF DISTRIBUTION

The Fund may sell up to $100,000,000 in aggregate initial offering price of Common Shares or Rights from time to time under this Prospectus and any related Prospectus Supplement (1) directly to one or more purchases, including existing shareholders in a Rights offering; (2) through agents; (3) through underwriters; (4) through dealers; or (5) pursuant to the Plan. Each Prospectus Supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any agents, underwriters or dealers;

•	any sales loads or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents;

•	the public offering or purchase price of the offered Securities and the net proceeds the Fund will receive from the sale; and

•	any securities exchange on which the offered Securities may be listed.

In the case of a Rights offering, the applicable Prospectus Supplement will set forth the number of Common Shares issuable upon the exercise of each right and the other terms of such rights offering.

Direct Sales

The Fund may sell Securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the Internet, to sell offered securities directly. The Fund will describe the terms of any of those sales in a Prospectus Supplement.

By Agents

The Fund may offer Securities through agents that the Fund may designate. The Fund will name any agent involved in the offer and sale and describe any commissions payable by the Fund in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, the agents will be acting on a best efforts basis for the period of their appointment.

By Underwriters

The Fund may offer and sell Securities from time to time to one or more underwriters who would purchase the Securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the Fund sells Securities to underwriters, the Fund will execute an underwriting agreement with them at the time of the sale and will name them in the Prospectus Supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Fund in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Securities for whom they may act as agent. Unless otherwise stated in the Prospectus Supplement, the underwriters will not be obligated to purchase the Securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Securities, they will be required to purchase all of the offered Securities. The underwriters may sell the offered Securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with an offering of Common Shares, if a Prospectus Supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any overallotments.

By Dealers

The Fund may offer and sell Securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered Securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The Fund will set forth the names of the dealers and the terms of the transaction in the Prospectus Supplement.

General Information

Agents, underwriters, or dealers participating in an offering of Securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

The Fund may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

To facilitate an offering of Common Shares in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Common Shares or any other Security. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•	An overallotment in connection with an offering creates a short position in the common stock for the underwriter’s own account.

•	An underwriter may place a stabilizing bid to purchase the Common Shares for the purpose of pegging, fixing, or maintaining the price of the Common Shares.

•	Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the Common Shares by bidding for, and purchasing, the Common Shares or any other Securities in the open market in order to reduce a short position created in connection with the offering.

•	The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when the Common Shares originally sold by the syndicate member is purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In connection with any Rights offering, the Fund may also enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase Common Shares remaining unsubscribed for after the Rights offering.

Any underwriters to whom the offered Securities are sold for offering and sale may make a market in the offered Securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Securities.

Under agreements entered into with the Fund, underwriters and agents may be entitled to indemnification by the Fund and the Investment Adviser against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with the Fund in the ordinary course of business.

Pursuant to a requirement of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum compensation to be received by any FINRA member or independent broker-dealer may not be greater than eight percent (8%) of the gross proceeds received by the Fund for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The aggregate offering price specified on the cover of this Prospectus relates to the offering of the Securities not yet issued as of the date of this Prospectus.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of portfolio transactions on behalf of the Fund after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell Securities to online brokerage account holders.

OTHER SERVICE PROVIDERS

U.S. Bancorp Global Fund Services, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, has entered into a transfer agent servicing agreement with the Fund. Under this agreement, U.S. Bancorp Global Fund Services serves as the Fund’s transfer agent, registrar and distribution disbursing agent.

U.S. Bank National Association, which is located at 1555 N. River Center Dr., Suite 302, Milwaukee, Wisconsin 53212, acts as custodian of the Fund’s securities and other assets.

U.S. Bancorp Global Fund Services, the Administrator, which is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Fund’s administrator pursuant to a fund administration servicing agreement. Pursuant to this agreement, the Administrator provides the Fund with, among other things, compliance oversight, financial reporting oversight and tax reporting. The Administrator acts as the Fund’s fund accountant. The Administrator will assist in the calculation of the Fund’s net asset value. The Administrator will also maintain and keep current the accounts, books, records and other documents relating to the Fund’s financial and portfolio transactions.

LEGAL MATTERS

Certain legal matters will be passed on for the Fund by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, Dallas, Texas, is the independent registered public accounting firm of the Fund and is expected to render an opinion annually on the financial statements of the Fund.

PRIVACY POLICY

In order to conduct its business, the Fund collects and maintains certain nonpublic personal information about its shareholders with respect to their transactions in shares of the Fund. This information includes:

•	information the Fund receives from you on or in applications or other forms, correspondence, or conversations, including, but not limited to, your name, address, phone number, social security number, assets, income and date of birth; and

•	information about your transactions with the Fund, its affiliates or others, including, but not limited to, your account number and balance, payment history, parties to transactions, cost basis information and other financial information.

The Fund does not disclose any nonpublic personal information about you, the Fund’s other shareholders or the Fund’s former shareholders to third parties unless necessary to process a transaction, service an account, or as otherwise permitted by law. To protect your personal information internally, the Fund restricts access to nonpublic personal information about the Fund’s shareholders to those employees who need to know that information to provide services to the Fund’s shareholders. The Fund also maintains certain other safeguards to protect your nonpublic personal information.

In the event that you hold shares of the Fund through a financial intermediary, including, but not limited to, a broker-dealer, bank or trust company, the privacy policy of your financial intermediary would govern how your non-public personal information would be shared with nonaffiliated third parties.

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The Fund	S-1
Investment Strategies and Risks	S-1
Strategic Transactions	S-4
Investment Restrictions	S-14
Management of the Fund	S-15
Portfolio Management	S-21
Investment Management Agreement	S-22
Portfolio Transactions and Brokerage	S-23
U.S. Federal Income Tax Considerations	S-24
Service Providers	S-30
General Information	S-31
Financial Statements	S-32

$100,000,000

The NextGen Infrastructure Income Fund

Common Shares

Subscription Rights for Common Shares

NXG NextGen Infrastructure Income Fund

Up to 200,000 Common Shares

PROSPECTUS

SUPPLEMENT

January 27, 2025